Issuer Free Writing Prospectus
Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration No. 333-166129
1.	SRK Consulting (U.S.), Inc., “Alternative Technical Economic Model for the Mountain Pass Re-Start Project” (July 2, 2010).

2.	SRK Consulting (U.S.), Inc., “Engineering Study for Re-Start of the Mountain Pass Rare Earth Element Mine and Processing Facility Mountain Pass, California” (April 28, 2010).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Morgan Stanley & Co. Incorporated at 1-866-718-1649 or J.P. Morgan Securities Inc. at 1-866-803-9204.

SRK Consulting (U.S.), Inc. 7175 West Jefferson Avenue, Suite 3000 Lakewood, CO USA 80235

denver@srk.com www.srk.com

Tel: 303.985.1333 Fax: 303.985.9947
July 2, 2010
SRK Project 19600.050
Molycorp Minerals, LLC
5619 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
Attention: Mark Smith
Dear Mark:
Alternative Technical Economic Model for the Mountain Pass Re-Start Project
At the request of Molycorp Minerals, LLC (Molycorp) on July 1, 2010, SRK Consulting (U.S.), Inc. (SRK) assessed the impact of current rare earth oxide, metal and alloy pricing on the base case Technical Economic Model. SRK presented the Technical Economic Model (TEM) in the April 2010 Engineering Study for ReStart of the Mountain Pass Rare Earth Element Mine and Processing Facility. This assessment is limited to a comparison of the base case price structure and the current market prices reported by Metal Pages Ltd ©, and the impact on the estimated Internal Rate of Return (IRR) and Net Present Value (NPV) of the project.
Base Case TEM
Table 1 presents rare earth products, annual production, assigned pricing and percentage of net revenue in the base case TEM.
Table 1: Base Case TEM Parameters

	Annual Production		Percentage of
Product	(k-lbs)	Price (USD/lb)	Net Revenue
Lanthanum Oxide	6,829	3.00	4.1%
Cerium Oxide (Glass Products)	3,196	1.86	1.2%
Cerium – Water Filters	7,456	6.00	8.9%
Cerium Hexahydrate	10,652	4.50	9.5%
Europium Oxide	42	215.00	1.8%
Lanthanum Metal	5,515	6.00	6.6%
Neodymium/Praseodymium Metal	255/688	17.27	3.3%
Nd-Iron-Boron Alloy	18,000	16.00	57.2%
Samarium Cobalt Alloy	1,668	23.00	7.6%

Group Offices:	Canadian Offices:		U.S. Offices:
Africa	Saskatoon	306.955.4778	Anchorage	907.677.3520
Asia	Sudbury	705.682.3270	Denver	303.985.1333
Australia	Toronto	416.601.1445	Elko	775.753.4151
Europe	Vancouver	604.681.4196	Fort Collins	970.407.8302
North America	Yellowknife	867.445.8670	Reno	775.828.6800
South America			Tucson	520.544.3688

SRK Consulting	Page 2 of 2
Pricing values shown in Table 1 reflect a combination of 3 year averages, Molycorp product pricing, and 2009 market studies. The Nd-Fe-B alloy represents a 57.2% contribution to net revenue while the remainder of RE products each account for less than a 10% contribution. Nd-Fe-B alloy pricing is based on confidential market information from an alloy producer. This price is directly proportional to the Nd/Pr metal price.
Based on these parameters and other production inputs, the base case TEM estimates a pre-tax IRR of 34% and a NPV of 1.46 billion USD. This is the base case scenario that supports the reserve statement presented in the April 2010 engineering study by SRK.
Current Oxide, Metal and Alloy Pricing
Rare earth metal market studies by others (IMCOA 2009, Roskill 2009) document the recent substantial fluctuation (+/- 30%) in published market prices within the last three years. These same market studies predict increasing demand with supply constraints in the future. Table 2 presents current rare earth product prices, effective June 15, 2010, published by or derived from Metal Pages Ltd ©.
Table 2: Current Oxide, Metal and Alloy Pricing

	June 15, 2010 Price
Product	(USD/lb)	Source
Lanthanum Oxide	3.81	Metal Pages
Cerium Oxide (Glass Products)	2.95	Metal Pages
Cerium – Water Filters	—
Cerium Hexahydrate	—
Europium Oxide	233.80	Metal Pages
Lanthanum Metal	5.81	Metal Pages
Neodymium/Praseodymium Metal	19.06	Metal Pages
Nd-Iron-Boron Alloy	19.51	Pricing provided by Molycorp
Samarium Cobalt Alloy	24.15	Calculated based on ratio of TEM Sm price (9.00) to June 2010 (9.41)
TEM Scenario
The base case TEM remains the approved basis for the mineral reserve statement presented in the April 2010 engineering study. For illustration purposes, SRK replaced the pricing inputs (Table 1) to reflect current marking pricing (Table 2). Under this scenario, the TEM estimates an IRR of 43% (at a discount rate of 8%) and NPV of 2.02 billion USD. The target production level is equivalent to 42 million pounds per year of Rare Earth Oxide. This illustration is for informational purposes only and does not reflect a new base case for the reserve statement.

SRK Consulting	Page 3 of 3
Closing
Please feel free to contact me if you have questions or require additional information.

Yours truly,
SRK Consulting (US) Inc.

Terry Braun
Principal

Engineering Study for Re-Start of the
Mountain Pass Rare Earth Element Mine
and Processing Facility
Mountain Pass, California
Report Prepared for
Molycorp Minerals, LLC
Report Prepared by
April 28, 2010

Contributors	Authors
M&K Chemical Engineering Consultants, Inc.	Terry Braun, P.E.
Golder Associates, Inc.	Bret Swanson, M.AusIMM
R.G. Vanderweil Engineers, LLP	Jeffrey Volk, C.P.G., F.AusIMM

Reviewed by
Neal Rigby, Ph.D., CEng, MIMMM

Engineering Study for Re-Start of the
Mountain Pass Rare Earth Element Mine
and Processing Facility
Mountain Pass, California
Molycorp Minerals, LLC
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
SRK Consulting (U.S.), Inc.
Suite 3000, 7175 West Jefferson Avenue
Denver, Colorado, USA 80235
Tel: 303.985.1333
Fax: 303.985.9947
E-mail: denver@srk.com
Web site: www.srk.com
SRK Project Number 190600.050
April 28, 2010

Contributors	Authors
M&K Chemical Engineering Consultants, Inc.	Terry Braun, P.E.
Golder Associates, Inc.	Bret Swanson, M. AusIMM
R.G. Vanderweil Engineers, LLP	Jeffrey Volk, C.P.G., F. AusIMM

Reviewed by
Neal Rigby, Ph.D., CEng, MIMMM

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page i
Executive Summary
Molycorp Minerals, LLC. (Molycorp) retained SRK Consulting (U.S.), Inc. (SRK) to prepare this engineering study for re-start of the Mountain Pass Rare Earth Element (REE) Mine and Processing Facilities Project in Mountain Pass, California (i.e., the Project). The re-start also includes integrated off-site facilities for production of metals and rare earth magnet alloys. The goal of this engineering study is to describe the technical aspects of the Project and to support a mineral reserve statement that meets the technical requirements of the U.S. Securities Exchange Commission (SEC) Guide 7.
SRK compiled a digital database based on information available from original laboratory analyses. In some cases, the original lab sheets were not located, and SRK relied on typed and hand written analyses as posted on drilling logs. There is some information available regarding drilling recoveries, recorded on the original drill logs. Anecdotal information indicates excellent core recovery, and no relationship was observed by site personnel between core recovery and REO grade. SRK is of the opinion that archiving of historical information related to drilling programs on site is sufficient.
SRK performed a detailed assessment of the 3-dimensional aspects (e.g., grade, lithology, continuity) of the deposit. This detailed assessment formed the basis of the reserve statement described in Section 6.0 of this report.
Planned mining operations at Mountain Pass will continue using open pit mining methods. Given the 42 Mlb annual production target for Rare Earth Oxide (REO), the mining rate will fluctuate between 1,100 and 1,500 t/day based on realized REO grade and estimated process recoveries. The primary bastnasite-bearing carbonatite formation dips to the west, resulting in an average stripping ratio of 7.65:1 (Overburden:Ore) through the 30 year mine life. This stripping ratio varies throughout the mine life. Overburden removal will start along the north pit wall and progress southward along the western boundary of the existing open pit.
The process flow sheet for on-site project activities includes milling, extraction and separation operations. The Mine and Mill will operate in a manner similar to historical operations with mill improvement measures included that have demonstrated increased REE recovery that allows for reduced mining rates and mill throughput. The slurry containing tailings solids produced during the milling process will be de-watered into paste tailings and deposited in an engineered containment facility.
The new extraction and separations facilities will be built to extract REEs from gangue materials as a RE chloride solution. As with historical operations, the solution will undergo an impurity removal step before transfer to the separations facility where solvent extraction circuits are used to separate individual REE. The individual rare earths will then be precipitated from solution, filtered, dried and if required, converted to oxide powders.
Molycorp will perform on-site processing of the cerium oxide to produce radiation-free glass polish, water filter media and cerium chloride hexahydrate. Molycorp will also package a portion of the lanthanum production as well as all europium oxide production for direct sale. Neodymium, praseodymium, lanthanum and samarium oxides will be transported to an off-site facility for conversion into metals and alloy products.
Molycorp operates the Mountain Pass project in accordance with applicable regulatory requirements. In 2004, Molycorp received approval for a re-start and expansion plan for the property at an average mining rate of 2,000 tons ore per day. As described below, Molycorp

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page ii
maintains the necessary environmental permits for current operations and is actively engaged in obtaining the additional authorizations required for re-start of the Project.
The proposed SRK pit is based on a historical cut-off grade above 5% REO. Marginal grade between approximately 2.7% and 5% REO is stored for possible use and is not classified as a reserve. Table ES-1 presents the Proven and Probable Reserves (As of February 6, 2010) for Mountain Pass.
Table ES-1: Proven and Probable Reserves for Mountain Pass (As of February 6, 2010)

			REO
Category	REO %	kilotons	(Mlbs)

Proven	9.38	480	88
Probable	8.20	13,108	2,122

Proven and Probable	8.24	13,588	2,210

1.	Full mining recovery is assumed (100%).

2.	Mine reserves are fully diluted.

3.	A historical CoG of 5% REO was used within the pit design

4.	Average REO mill recovery estimated at 65%

5.	1997 surface topography used for volume control of reserves

6.	Values have been rounded to nearest significant number to reflect the accuracy of the estimate.
The base case economic analysis results, shown in Table ES-2, indicate an estimated post-tax NPV8% of approximately US$1.46 billion.
Table ES-2: Technical-Economic Model Results

	Cost	Cost
Description	($000s)	$/lb-TREO

Revenues
Lanthanum Oxide	$668,879
Ce – Glass Products	$194,053
Ce – Water Filters	$1,460,616
CeCl3 Hexahydrate	$1,564,945
Europium Oxide	$294,808
Lanthanum	$1,080,240
Didymium	$0
Praseodymium	$143,604
Neodymium	$387,711
Samarium	$0
NdFeB	$9,404,687
Sm2Co17	$1,252,451

Gross Revenue	$16,451,993

Transportation
Oxides to Port	$(16,098)
Metals to Port	$(6,324)
Port to Market	$0

Subtotal	$(22,422)

Net Revenue	$16,429,571	$11.220

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page iii

Operating Costs

	Cost	Cost
Description	($000s)	$/lb-TREO

Mining	144,452	$0.099
Milling	$533,849	$0.365
Chemical Plant	$1,033,150	$0.706
Metal/Alloy Plant	$6,252,250	$4.270

Operating Costs	$7,963,700	$5.439

Operating Margin	$8,465,871	$5.782
Project Capital	$(688,988)
Income Tax	$(2,190,083)

Cash Available for Debt Service	$5,586,800
IRR	34%
NPV8%	$1,460,042

As of the date of this engineering study, development drilling continues at the project. As new geological information becomes available, Molycorp will re-assess the basis of the current mineral reserve statement. Geotechnical data from the in-fill drilling program will be used to re-evaluate the open pit design parameters. Molycorp continues to optimize and update to process and mining activities as part of the design effort. Estimated process recoveries in the re-furbished mill will likely increase beyond the historical performance of 65% as the mill returns to a steady-state operating condition and the Molycorp staff optimize the process improvements demonstrated in 2001 and 2002.

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page iv

Molycorp Minerals, LLC Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page vii
List of Tables

Table 2.1: Typical Uses of Rare Earth Elements	6
Table 2.2: Patented Mine Claims	10
Table 3.1: Summary of Historical Drilling at Mountain Pass	31
Table 3.2: Oxides and REO Detection Limits	36
Table 3.3: Oxides Analyzed with Detection Limits	39
Table 3.4: 2009 Specific Gravity Results	40
Table 3.5: Standards with Expected Analytical Performance	41
Table 6.1: Past Mine Production (1968 to 2002)	51
Table 6.2: Physical Whittle Parameters	53
Table 6.3: Economic Whittle™ Parameters	54
Table 6.4: Whittle™ Pit — Summary of Results	54
Table 6.5: SRK Pit Design Results	54
Table 6.6: Product Code Cut-off Parameters (Proven and Probable Only)	55
Table 6.7: Mine Production Schedule	56
Table 6.8: Proven and Probable Reserves for the Mountain Pass Project (Effective February 6, 2010)	57
Table 7.1: Historical Mill Production, 1980 to 2002	67
Table 7.2: 2001 and 2002 Mill Production Summary	68
Table 8.1: Stage and Capacity Comparison for the PTSF	89
Table 8.2: Process Wastewater Handling	89
Table 10.1: Summary of Existing Environmental Permits	99
Table 10.2: Summary of Pending Environmental Permits	101
Table 10.3: Existing Reclamation Liability	101
Table 11.1: Mine Capital Cost	102
Table 11.2: Pre-Stripping Campaigns	102
Table 11.3: Mine Operating Cost	103
Table 11.4: Mine Operating Cost Assumptions	103
Table 11.5: Capital Cost for Mill Refurbishment	104
Table 11.6: Scoping Level Capital Cost Estimate for the Replacement Mill	105
Table 11.7: Mill Operating Costs	106
Table 11.8: Mill Cost Assumptions	107
Table 11.9: Capital Cost for Extraction Plant	109
Table 11.10: Capital Cost for Separations Plant	110
Table 11.11: Extraction/Separation Plant Operating Costs	111
Table 11.12: Extraction/Separation Plant Cost Assumptions	111
Table 11.13: Oxide to Metal/Alloy Plant Operating Costs	112
Table 11.14: Metal/Alloy Plant Operating Costs	112
Table 11.15: Capital Cost for Mine Waste Management	113
Table 11.16: Capital Cost Estimate, PTSF Construction	113
Table 11.17: Operating Cost Estimate for the Paste Tailings Plant	114
Table 11.18: Operating Cost Estimate, PTSF	114
Table 11.19: Opinion of Probable Cost for the CHP Facility	115
Table 12.1: Global Demand for Rare Earths by Market in 2008 (metric tonnes REO +/- 15%)	117
Table 12.2: Comparison of Rare Earth Oxide Prices from 2005 to 2009 (IMCOA 2009)	118
Table 12.3: Forecast Rare Earth Oxide Prices for 2010 to 2030 (IMCOA 2009)	118
Table 12.4: Historical Price Information for Metal Products (Lanthanum, Neodymium and Praseodymium)	118
Table 12.5: Summary of Letters of Intent	119
Table 13.1: General Modeling Assumptions	122
Table 13.2: Production Summary (30-Yr Analysis)	123

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page viii

Table 13.3: Project Capital Summary (30-Yr Analysis, $000s)	124
Table 13.4: Owner Costs ($000s)	125
Table 13.5: Operating Cost Summary	125
Table 13.6: Technical-Economic Model Results	126
List of Figures

Figure 2.1: Site Location
Figure 2.2: Historic Exploration Activity
Figure 2.3: Property Ownership
Figure 2.4: Land Tenure
Figure 2.5: Existing Site Layout
Figure 2.6: Existing Office and Support Buildings
Figure 2.7: Existing Mill/Flotation Plant and Crusher Area
Figure 2.8: Existing Mineral Recovery Plant Area
Figure 3.1: Site-Wide Geologic Map
Figure 3.2: Drillhole Map
Figure 3.3: QA/QC Standards with Expected Analytical Performance
Figure 3.4: Pulp Duplicate Records
Figure 3.5: Scatter Plot of Historical Assays and 2009 Check Assays
Figure 6.1: REO to Metal Production per Ton of Ore Processed
Figure 6.2: Pit Layout, Production Year 0
Figure 6.3: Pit Layout, Production Year 1
Figure 6.4: Pit Layout, Production Year 2
Figure 6.5: Pit Layout, Production Year 10
Figure 6.6: Pit Layout, Production Year 14
Figure 6.7: Pit Layout, Production End of Mine Life
Figure 6.8: Mountain Pass Production Schedule
Figure 7.1: Basic Process Flow Diagram for the Molycorp Rare Earth Mine to Magnets
Figure 7.2: Overall Process Flow Diagram, Mill Facility
Figure 7.3: Process Flow Diagram for Crushing and Fine Ore Stockpile
Figure 7.4: Process Flow Diagram for Fine Ore Storage and Milling
Figure 7.5: Process Flow Diagram for Flotation
Figure 7.6: Process Flow Diagram for HCl Leach
Figure 7.7: Process Flow Diagram for Concentrate Storage
Figure 7.8: General Facilities Arrangement for the Extraction and Separations Facilities
Figure 7.9: Block Flow Diagram of the Molycorp Separation Process
Figure 7.10: Block Diagram of the Nd2O3 Production Process
Figure 7.11: Process Flow Diagram for NdFeB Alloy Production
Figure 8.1: Paste Plant Process Flowsheet, Sheet 1 of 2
Figure 8.2: Paste Plant Process Flowsheet, Sheet 2 of 2
Figure 9.1: CLOROMAT® Chloralkali Process Flow Diagram
Figure 12.1 China and Global Outlook: Supply and Consumption of Rare Earths, 2000 to 2015 (Mt)
Figure 14.1: Manufacturing Operations Organization Chart
Figure 14.2: Business Development and Technology Organization Chart
Figure 14.3: Project Development Schedule

Exhibit 13.1: Technical-Economic Model

Appendix A: Contributor Consent Forms

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 1
1 Introduction
Molycorp Minerals, LLC. (Molycorp) retained SRK Consulting (U.S.), Inc. (SRK) to prepare this engineering study for the re-start of the Mountain Pass Rare Earth Element (REE) Mine and Processing Facilities Project in Mountain Pass, California (i.e., the Project). The re-start also includes integrated off-site facilities for production of metals, alloys and permanent magnets. The goal of this engineering study is to describe the technical aspects of the Project and to support a mineral reserve statement that meets the requirements of the U.S. Securities Exchange Commission (SEC) Industry Guide 7.
SRK defined mineral “resources” according to the definitions set forth in National Instrument 43-101 guidelines. Under Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.
Currently, Molycorp produces approximately 4 million pounds per year of Rare Earth Oxide (REO) through processing (i.e., extraction and separation of) feed material from existing on-site stockpiles. Full-scale production under this Project will include the re-start of open pit mining, refurbishment of the existing mill facility, construction of new extraction and separation facilities and construction of a new paste tailings facility. A new Combined Heat and Power (CHP) facility, powered by natural gas, will be installed to meet the energy and steam requirements of the Project. A portion of on-site REO production (e.g., cerium and lanthanum oxides) will be refined on-site for direct shipment to customers while the remainder of REO production is planned for conversion to metal, alloys and permanent magnets.
1.1 Project History
After approximately 50 years of mining, milling and processing activity, Molycorp suspended operation of the existing mill in 2002 due to a permitting-related delay in expansion of the primary tailings impoundment (P-16) and due to depressed market prices for the Rare Earth Oxide (REO) product associated with Mountain Pass. Prior to the 2002 suspension, Molycorp demonstrated greater than 50% improvement in mill recoveries using stockpiled ore that is representative of past and future operating conditions. Molycorp successfully retained key operating staff from this last period of mill operation.
In 2004, Molycorp received the necessary regulatory approvals to construct a new tailings storage facility. This authorization removes the constraint on tailing disposal from the existing mill facility. Molycorp is authorized to re-start open pit mining, expand existing overburden stockpiles and relocate the existing mill if required during the mine life.
Since 2002, Molycorp continued to operate the existing extraction and separation facilities. Feedstock for these operations were either imported or taken from existing material stockpiles at Mountain Pass. Since the fall of 2007, Molycorp operated the existing separations plant in conjunction with the extraction plant using available lanthanum concentrate as feed. Lanthanum concentrate is a stockpiled material produced over 30 years of operation containing significant quantities of neodymium and praseodymium. In 2008, the plant operated for approximately 300 days and produced 3.8 million pounds (Mlbs) of separated products. Estimated production in 2009 is approximately 4 Mlbs.

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 2
Planned full-scale production of REO at Mountain Pass will be 42 Mlbs/yr. Molycorp will sell a portion of the REO production as oxide with the remainder planned for conversion from oxide to metal, metal to magnet alloys.
To achieve the planned production target, Molycorp will construct new extraction and separation facilities that are based on proven technologies demonstrated at the Mountain Pass property since 2002. The new facilities will be constructed on land owned by Molycorp and currently permitted for industrial use. The project development schedule targets full-scale re-start of mining, milling and processing activities by mid-2012.
1.2 Scope of Work and Terms of Reference
Molycorp retained SRK and other technical specialists to contribute to this engineering study for re-start of Mountain Pass. Accordingly, the scope of work included:
•	Detailed geologic assessment of the mineral deposit;

•	Development of a mine plan for exploitation of the mineral deposit in accordance with legal and economic requirements;

•	Preparation of a Mineral Reserve Statement for the Project in accordance with the requirements of SEC Industry Guide 7;

•	Documentation of the historical operating records for estimating recoveries and operating costs for process circuits included in the re-start;

•	Description of the process engineering required to re-start the existing mill and to construct and operate the new extraction and separations facilities;

•	Description of the conversion process for REO to metal and metal to magnet alloys;

•	Description of the engineering design for the new paste tailings facility;

•	Description of the mine and process-related infrastructure required for re-start of the Project;

•	Discussion of the existing and pending environmental permit authorizations for re-start of the Project;

•	Presentation of a market study applicable to the REE products associated with Mountain Pass; and

•	Development of an economic model and implementation schedule for the Project.
1.3 Project Team
This engineering study represents the significant contribution of a team of experienced professionals in the following technical disciplines:
•	Mining Reserve Statement, Open Pit Mine Planning, Mill Refurbishment and Economic Modeling – SRK Consulting (U.S.), Inc.;

•	Process engineering for the extraction, separation and recycling circuits, including the general facilities arrangement and the paste plant facility – M&K Engineering, Inc.;

•	Process engineering for the CHP facility – R.G. Vanderweil Engineers, LLP.; and

•	Engineering design for the tailings storage facility – Golder Associates, Inc.
Molycorp staff provided monthly production reports to support the operating cost and performance information for the existing mill. M&K Engineering prepared the capital cost estimate for the extraction, separation and recycling circuits. The design of the extraction, separation and recycling circuits required specialized chemical engineering expertise. At the request of SRK, Molycorp retained a qualified third party with the necessary chemical engineering expertise to review the cost estimating methodology applied to the extraction, separation and recycling circuits. The results of this third party review confirm that the cost estimating methodology meets published and appropriate chemical engineering standards.

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 3
Capital and operating costs for production of metals and magnet alloys are based on proprietary business information. Independent market price forecasts for REO, metals, and magnet alloys were prepared by the Industrial Minerals Company of Australia Pty Ltd. (IMCOA) and the Roskill Consulting Group.
Contributor Consent forms for M&K Engineering and R.G. Vanderweil Engineers, LLP (Vanderweil) are included in Attachment A.
The independent technical contributors are not insiders, associates, or affiliates of Molycorp. The results of this engineering study are not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between Molycorp and the technical consultants. The technical consultants are being paid a fee for their work in accordance with normal professional consulting practice.
1.3.1 SRK Consulting
SRK is comprised of over 900 staff, offering expertise in a wide range of engineering disciplines. SRK’s independence is ensured by the fact that it holds no equity in any project and that its ownership rests solely with its staff. This permits SRK to provide its clients with conflict-free and objective recommendations on crucial judgment issues. SRK has a demonstrated record of accomplishment in undertaking independent assessments of mineral deposits and Mineral Reserves, project evaluations and audits, technical reports and independent feasibility evaluations to bankable standards on behalf of exploration and mining companies and financial institutions worldwide.
1.3.2 M&K Chemical Engineering Consultants, Inc.
M&K is a “Specialty Chemical Process Design Firm”, with world-wide process experience. This firm offers complete design services from process development assistance through design, construction management and start-up. Their management team has over 150 years of chemical plant experience. M&K personnel have helped bring over 30 new or improved processes from lab bench to full scale production. For approximately one year, M&K has been working with Molycorp to develop and design new milling, concentration, separation and extraction processes. These new systems and processes are designed to provide Molycorp with a competitive advantage over competitors by producing high purity rare earth oxides and metals in an environmentally responsible and cost effective manner.
1.3.3 R.G. Vanderweil Engineers, LLP.
Vanderweil Engineers is a 365 person mechanical, electrical, and power consulting engineering firm dedicated to providing value-added engineering services to clients. The company develops customized, innovative solutions to complex power needs including combined heat and power, district energy, and utility transmission and distribution. In addition to engineering and design services, Vanderweil provides professional services for project management, on site engineering, and commissioning. Vanderweil worked with Molycorp on the CHP configuration analysis, power island equipment selection, and preliminary engineering for this project.
1.3.4 Golder Associates, Inc.
Golder is an employee-owned professional consultancy with over 7,000 staff operating from 160 offices worldwide. Golder’s services span a range of technical disciplines around ground engineering and environmental services. Golder, in conjunction with Golder Paste Technology, Ltd. offers specialist consulting in design and construction of paste tailings processing and storage facilities.

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 4
1.4 Sources of Information
The sources of information include data and reports supplied by Molycorp personnel, as well as documents listed in Section 17. The Consultants used their experience to determine if the information from previous reports was suitable for inclusion in this engineering study and adjusted information that required amending. Revisions to previous data were based on research, recalculations and information from each of the contributing parties. Where specialized expertise was required to prepare design or cost information, Molycorp retained qualified independent third-party staff to review and validate the work product.
1.5 Limitations
SRK relied upon the work of other technical consultants, financial advisors and client personnel for portions of this engineering study. In preparation and supervision of this engineering study, SRK has not relied on a report, opinion or statement of a legal or other expert, who is not qualified to provide information concerning legal, environmental, political or other issues and factors relevant to this report.
This engineering study includes technical information, which requires subsequent calculations to derive subtotals, totals and weighted averages. Such calculations inherently involve a degree of rounding and consequently can introduce a margin of error. Where these rounding errors occur, SRK does not consider them material.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 5
2 Project Overview
Recent independent market studies indicate that the global demand for REEs is increasing at a time when global supply is tightening (IMCOA 2009; Roskill 2009). The Mountain Pass REE property in California is a substantial REE deposit with a proven performance record as a global supplier of REE products since 1952. Given current REE market predictions, Molycorp initiated this engineering study for the Project.
The Project will involve the refurbishment and new construction of process facilities that rely on proven technologies that have been successfully demonstrated by Molycorp’s predecessor companies at Mountain Pass for over 50 years. Molycorp owns or controls the necessary mineral rights for full-scale re-start of the Project. The majority of existing infrastructure is adequate for the planned re-start and, where improvements are planned, the infrastructure upgrades are readily implementable.
2.1 Rare Earth Elements
The mineral deposit of Mountain Pass is comprised of the Lanthanide Group of rare earth elements. Bastnasite is the primary mineral in the Mountain Pass deposit. Bastnasite is a mixed Rare Earth fluoro-carbonate mineral comprised of the following:
•	50% (by weight) Cerium;

•	33% Lanthanum;

•	12.4% Neodymium;

•	4% Praseodymium; and

•	Recoverable amounts of samarium, europium, gadolinium, dysprosium, terbium and other REEs.
The present and future market demand for these and other rare earth materials and permanent magnets is driven by existing commercial electronics and REE uses as well as emerging, clean energy technologies such as hybrid cars, energy efficient compact fluorescent lighting and next generation wind power turbines. The world’s two largest deposits of REE outside of China are in Mountain Pass, California and Mount Weld, Australia. Mountain Pass is currently producing small quantities of separated rare earths from rare earth concentrate stockpiles, while the Mount Weld property maintained ore stockpiles and re-started greenfield construction of process facilities in 2009 (Lynas Corporation, 2009 Annual Report).
The typical processing of REEs converts the REE mineralization to a REO (Rare Earth Oxide) product which can then be further processed into a metal, metal alloy or magnet. Table 2.1 provides an overview of typical uses for REEs.
Section 12 provides additional information related to global REE production and market trends.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 6
Table 2.1: Typical Uses of Rare Earth Elements

Name	Typical Uses
Lanthanum (La)	FCC catalysts, NiMH batteries, and high refractive index glass

Cerium (Ce)	Chemical oxidizing agent, polishing powder, yellow pigments in ceramics, catalyst for self-cleaning oven and automobiles

Praseodymium (Pr)	Rare earth magnets, Laser, green colors in ceramics

Neodymium (Nd)	Rare earth magnets, Laser, violet colors in ceramics

Samarium (Sm)	Rare earth magnets, Laser

Europium (Eu)	Red and blue phosphors, Laser

Gadolinium (Gd)	Magnetic resonance imaging, green phosphors, compact discs

Dysprosium (Dy)	Neodymium Iron Boron Magnets, dosimeters for measuring ionizing radiation
2.2 Project Description
The Project is located in San Bernardino County, California, north of and adjacent to Interstate 15 (I-15), approximately 15 mi southwest of the California-Nevada state line and 30 mi northeast of Baker, California (Figure 2.1). The mining history of this area began with the organization of the Clark Mining District in 1865. Mining at Mountain Pass began in 1924 as a series of small shafts and shallow trenches which were advanced by prospectors. In 1952, the Molybdenum Corporation of America began production of Rare Earth Oxides (REOs). Between 1995 and 1997, Molycorp’s predecessor company produced and sold in excess of 40 Mlbs of REO per year.
2.2.1 Physiography
The area is in the south-western part of the Great Basin section of the Basin and Range physiographic province, which is characterized by a series of generally north to south-trending mountain ranges separated by broad, low-relief alluvial basins, which often have internal drainage (Peterson, 1981).
The Project occupies the highest elevation along I-15 between Barstow, California, and Las Vegas, Nevada. Elevations range from 4,500 ft to 5,125 ft above mean sea level (amsl), with most of the site located between 4,600 to 4,900 ft amsl. Clark Mountain located northwest of the Project is the highest local peak at 7,903 ft amsl.
2.2.2 Climate
The following information is excerpted from the Environmental Impact Report for the Molycorp, Inc. Mountain Pass Mine 30-Year Plan (ENSR 2003):
According to data compiled at Molycorp’s on-site meteorological station, the warmest temperatures occur in late July or early August and coldest temperatures usually occur in January. From late fall to early spring, daily high temperatures are moderate, averaging 60°F to 85°Fahrenheit (F). Nights are cooler with low temperatures averaging 40°F to 60°F. Winter temperatures are occasionally below freezing, and can be below 10°F. During summer, temperatures are often 100°F to 110°F during the day and approximately 80°F at night.
Wind speeds average from 6 to 13 miles per hour. Summer and winter winds are similar generally blowing from the south and west. Data indicate that nearly 50% of the winds in the region come from the south through west-southwest sectors.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 7
Precipitation in the area of the mine averages 8.4 inches per year. The maximum precipitation from a single storm in the past 45 years was 5.9 in (Geomega 2000). Most storms yield a precipitation of 0.5 in or less. Precipitation most frequently occurs during winter months, November through February, accounting for over 40% of the annual total rainfall. A significant portion of the annual rainfall can occur as summer thunderstorms during July and August. These storms may result in heavy rainfall and flash floods.
2.2.3 Development and Exploration History
The discovery of rare-earth element mineralization at Mountain Pass was made in April of 1949 by prospectors searching for uranium. Having noted that samples from the Sulphide Queen gold mine were slightly radioactive, prospectors returned to the area and discovered a slightly radioactive vein containing a large proportion of a light brown mineral (bastnasite) that the prospectors were unable to identify. This original discovery is known as the Birthday Vein. The prospectors sent a sample of the unknown mineral to the United States Bureau of Mines for identification.
The U.S. Geological Survey (USGS) confirmed the bastnasite discovery and made a public announcement in November 1949 (Olson et al, 1953). This attracted the attention of several mining companies, including Molybdenum Corporation of America (MCA), which purchased the Birthday group of claims in February 1950. MCA sank a 100 ft deep shaft on the Birthday claims, but no mineable ore was delineated and development was stopped.
During this time, prospectors identified carbonatite dikes throughout a wider, adjacent area. The USGS proceeded to conduct detailed mapping of the entire Mountain Pass area. During the course of this work, the USGS staff identified a massive body of carbonatite to the south of the Birthday claims, largely made up of barite, calcite, dolomite, and bastnasite. Much of this carbonatite body was located on the original Sulphide Queen Claim Group. MCA bought the Sulphide Queen claim group and the surrounding properties in January 1951. The existing gold mine and its associated equipment and buildings were also purchased, and a new crushing plant was installed. MCA drilled several hundred shallow churn holes in the following months, and analyzed the cuttings for their rare earth element contents (Olson et al, 1954).
Production of REO at the Project began in 1952, using a gold plant, a new ball mill, and flotation cells from MCA’s Urad, Colorado molybdenum property. Mining started on a portion of the deposit where the ore averaged more than 15% REO. The mining rate varied from 80 to 120 tons of ore per day (t/day).
MCA signed a contract with the U.S. General Services Administration to produce rare earth element concentrates for the government stockpile. By 1954, MCA shipped 120 60-ton carloads of bastnasite concentrates to the government stockpile, thereby fulfilling the terms of the contract. Other markets for REOs had not yet developed, and the mine and mill operated part-time with a small crew.
Owing to the increasing demand for europium for use in color televisions, MCA constructed a europium oxide plant in 1965 and increased production six-fold from the previous year, to approximately 6.1 Mlb of REO concentrate. The following year, a new concentrator was completed with a capacity of 600 t/day. At the start of 1962, MCA produced 6,000 lb/yr of europium oxide. By year-end, production of europium oxide reached 20,000 lb/yr. By the end of 1966, total production at the Project had quadrupled to 24 million pounds per year on a REO basis.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 8
Due to the continued expansion of the rare earths market, a new Separation Plant was completed in 1982, which was capable of producing samarium and gadolinium oxides up to 99.999% in purity by solvent extraction (SX). Subsequently, the plant was modified to produce high-purity terbium oxide for fluorescent lighting.
In 1989, Molycorp began production of dysprosium oxide and increased its output of neodymium to satisfy the demand created by the growing neodymium-iron-boron permanent magnet industry. By 1990, Molycorp expanded the lanthanide processing facilities at Mountain Pass to produce various REO concentrates. Mining of overburden and mineralized rock took place through 2002. Mining operations ceased at Mountain Pass in 2002 due to permit constraints on expansion of the existing tailings disposal facility (i.e., P-16) and low market prices for REOs. The mill has been in care and maintenance since 2002.
Molycorp, Inc. (predecessor of Molycorp Minerals, LLC) undertook a major geologic evaluation program at Mountain Pass between 1976 and 1980. Molybdenum Corporation of America and Molycorp, Inc. drilled additional diamond drillholes between 1953 and 1992 for exploration, mine development, and condemnation (Section 3.3.2). More than 300 new mining claims were added over potentially rare earth-bearing ground. Regional aeromagnetic and radiometric surveys were conducted within and beyond the known rare earth mineralization, and Landsat imagery for the region was evaluated. The geological program included characterization of the alkaline rocks and rare earth mineralization of the district, and involved detailed geologic mapping and petrographic studies of the Sulphide Queen deposit and the surrounding rocks. Ground-based geophysical surveys were completed over the known bastnasite-bearing carbonatite and associated intrusives.
Figure 2.2 presents the extent and type of exploration drilling in the project area (excluding water production and compliance monitoring wells, and geotechnical drillholes). The majority of core was from surface drilling using diamond drilling techniques. A combination of rotary and diamond drill core was used on 12 holes where the rotary interval ranged from the top 80 ft to 1,153 ft. The initial core diameter was typically NX – size (2-1/8 inch diameter), with some holes completed by reducing to BX (5/8 inch), AX (1-3/16 inch), or EX (7/8 inch) at depth. Although most core holes were drilled vertically, the holes often tended to drift and be inclined into the mineralized material. Most holes drilled prior to 1982 were angled so as to intersect the ore body perpendicular to the dip. The average drillhole spacing in the currently defined deposit area ranges from 50 ft to 250 ft along strike and 150 ft to 350 ft down dip. The deposit is open to the north, south, and to the west (at depth).
Surveys and Investigations
Geologic logs that record the type of drilling (e.g., diamond drill, rotary), surveyed or approximate drill collar coordinates, rock type, mineralization, and alteration are available for nearly all drillholes. Detailed mineralogy logs including thin section point counts, ultraviolet fluorescence and magnetic susceptibility scans, and X-ray diffraction mineral identification results are available on a selection of diamond drill logs from the mid-1980s to early 1990s. Structural logs recording the fracturing, faulting, and jointing information were also prepared. REO assays were generated on-site by XRF; selected samples were sent to outside laboratories for various other analyses.
Procedures and Parameters
No changes to procedures for logging, sampling, exploration or blasthole drilling, bench mapping, or surveying have been implemented, however Molycorp implemented a number of changes in the analytical equipment and procedures used in the on-site laboratory relative to the previous operators as discussed in Section 10 of this report. In the 1990s, the routine assays

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 9
consisted of %REO, %BaO, %CaO, %SrO, %Fe2O3, %P2O5, %SiO2, and %ThO2, a calculated LnP2O5 ratio, and possibly other parameters. With the addition of the inductively coupled plasma mass spectrometry (ICP-MS) to the on-site laboratory, the full range of REEs can be measured.
2.2.4 Current Status
On July 20, 2004, Molycorp obtained a Conditional Use Permit and Reclamation Plan from the Land Use Services Department of San Bernardino County which authorized a 30 year mine plan for the Project. In recent years, Molycorp postponed start-up of the open pit mine and mill facility and continued to operate the existing extraction and separation circuits to process historical stockpiles of milled or other process concentrates in an attempt to commercially test newly-developed process technologies. Currently, Molycorp plans to re-start the mine and beneficiation facilities by mid-2012. Specifically, Molycorp intends to:
•	Re-start open pit mining with dewatering initiated in August 2009;

•	Re-furbish the existing mill facility which is capable of up to a 2,000 ton/day throughput;

•	Construct the new extraction and separations facility based on commercially-demonstrated process technologies;

•	Construct a new paste tailings facility;

•	Construct a combined heat and power (CHP) facility to produce steam and electric power from a new natural gas supply (provided by Kern River Gas); and

•	Operate a metals to alloys conversion facility.
2.3 Property Ownership
MCA purchased the Birthday claims and the Sulphide Queen properties in 1950 and 1951, respectively. In 1974, MCA changed its name to Molycorp, Inc. In 1977, Union Oil of California (Unocal) purchased Molycorp, Inc. and operated the company as a wholly-owned subsidiary. In 2005, Chevron Corporation (Chevron) purchased Unocal. On September 30, 2008, Chevron sold Mountain Pass rare earth mine, claims, surrounding land, mill, refining assets, buildings, and intellectual property to a private investor group who formed Molycorp Minerals, LLC, which now owns the Project site.
Figure 2.3 presents current property ownership associated with the Project. Molycorp’s surface ownership includes approximately 2,222 acres, of which approximately 770 acres are currently in use (e.g., existing buildings, infrastructure or active disturbance). The County of San Bernardino General Plan designates the Official Land Use District for the majority of the site as Resource Conservation. This designation provides for open space and recreational activities, single-family homes on very large parcels, and similar and compatible uses. The site is located within Improvement Overlay District 5, which is applied to very rural areas with little or no development potential. The County Development Code permits mining in any land use district within the County subject to a conditional use permit.
The lands surrounding the Mountain Pass Mine site are mostly public lands managed by the Bureau of Land Management (BLM). The Mojave National Preserve, managed by the National Park Service, lies 2 to 3mi to the north, west, and south of the site. The Clark Mountain Wilderness Area is located 4mi northwest of the project site.
The land uses of immediately adjacent properties include:
•	North – Open space, BLM managed public lands with mining prospects and claims.

•	East – Open space, BLM managed public land with mining claims.

•	South – Interstate 15 through the southern portion of the site. Ten-acre school site (closed in 2003, now used for a road construction crushing operation) located in former southern

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 10
portion of mine surrounded by mine property, Caltrans maintenance station, Caltrans and California Highway Patrol (CHP) housing, and numerous utility easements. South of Interstate 15, BLM-managed public lands with mining claims and isolated private properties with residences.

•	West – Open space, BLM managed public lands. Several communications sites with access roads are situated to the northwest.
Figure 2.3 also details the mineral claim information associated with the Project.
2.3.1 Mineral Claims
Figure 2.4 illustrates the boundaries of the current mineral claims and surface rights provided by Molycorp. Mining claims and surface rights associated with the Project include:
•	Patented claims owned by Molycorp;

•	Unpatented lode and mineral claims controlled by Molycorp;

•	Surface ownership by Molycorp and mineral rights controlled by the State of California;

•	Surface ownership by Molycorp and mineral rights controlled by the U.S.; and

•	Surface ownership by School District and mineral rights controlled by the U.S.

Further discussion of each category follows.
Patented Claims
Table 2.2 identifies the 55 patented claims that are 100% owned by Molycorp. Figure 2.4 presents the claim locations.
Table 2.2: Patented Mine Claims

Claim Name	Claim Name	Claim Name

Ann	Jack 13	Queen 1
Ann 2	Jack 14	Queen 2
Betty Anne	Jack 16	Queen 3
Candy and Cake	Jack 17	Queen 5
East 1	Jack 21	Queen 6
East 2	Jack 19	Queen 7
Honey Pot	Jack 21	Queen 8
Jack 1-A	Jack 37	Queen 9
Jack 1-B	Jack 38	Queen 10
Jack 2	Jack 40	Queen 11
Jack 3	Jack 41	Queen 12A
Jack 4	Jack 42	Queen 12B
Jack 5	Jack 43	Sleeper 1
Jack 6	Jack 44	Sulfide King 1
Jack 7	Jack 45	Sulphide Queen 1
Jack 8	Lead Mt. 2	Sulphide Queen 3
Jack 9	Lead Mt. 3	Wash Queen 2
Jack 10	Lead Mt. 4
Jack 11	Lead Mt. East Ext.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 11
Unpatented Claims
Molycorp maintains 489 unpatented claims and mill sites. All annual maintenance and tax payments are current (Molycorp, 2009).
Surface Ownership by Molycorp and Mineral Rights by the State of California
The California State Lands Commission (CSLC) retains a mineral right in T16N, R14E, Section 13 (Figure 2.4). In a June 19, 2003 letter from the CSLC letter to Molycorp, “...the CSLC has advised San Bernardino County that the State acquired and patented certain lands within the proposed project boundary, reserving a 100% mineral interest in approximately 400 acres in the S1/2, SE1/4 of NE1/4, and the SW1/4 of the NW1/4 of Section 13, T16N, R13E, SBM. This interest is under the jurisdiction of the CSLC.” (CSLC, 2003)
Surface Ownership by Molycorp and Minerals Rights by the U.S. Government
The U.S. government holds the mineral rights to an approximate 2.25 mi2 parcel of land located east of the planned area of operations.
Surface Ownership by School District and Mineral Rights by the State of California
The School District owns a 40 acre parcel of land adjacent to the Bailey Road highway exit. The State of California retains the mineral rights to this parcel.
2.3.2 Royalties, Agreements and Encumbrances
Molycorp advised SRK that there are no royalties, back-in rights, payments or other agreements and encumbrances to which the property is subject. A number of public service and utility easements and rights-of-way are located within the mine boundaries, including a Southern California Edison (SCE) electric utility easement and an AT&T right-of-way.
2.4 Existing Infrastructure
Molycorp maintains the existing infrastructure for the Project in support of current extraction and separations process activity.
Figure 2.5 presents the existing site layout.
2.4.1 Access Road and Transportation
The primary access road is the Bailey Road exit from Interstate 15 which parallels the southern property boundary of the Project. Bailey Road is asphalt-paved from the interstate exit, through the site security gate and to the existing warehouse transfer areas. The access road allows ingress and egress of tractor-trailer units for delivery of supplies, shipping of product and other off-site deliveries.
2.4.2 Site Security
Molycorp maintains a manned security gate for access to the Property on a 24 hour, 7 days/week basis. The gate is located on Bailey Road. Visitors are required to have a site-specific safety briefing prior to site entry. Molycorp personnel monitor entry and exit to the Project. The operating area is completely fenced.
2.4.3 Power Supply
The Mountain Pass facility is currently supplied by a 12 kV line from a Southern California Edison substation 2 miles away. The mine has historically met thermal demands of the process

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 12
circuit through use of boilers running on fuel oil, diesel and propane. The proposed project includes construction of a Combined Heat and Power (CHP) facility to address the increased electrical demands, eliminate old fuel oil, diesel and propane equipment and improve overall reliability.
2.4.4 Water Supply
Molycorp maintains and operates two water supply wellfields for potable and process water. The Ivanpah well field, established in 1952, is located on private land eight miles east of the mine site and consists of six freshwater producing wells, three booster pumping stations, and associated pipelines. The Shadow Valley well field, established in 1980, is located 12 miles west of the mine site, consists of four wells of which three are on public land and one on private land, a single booster pumping station, and associated pipelines.
This water supply system is subject to the provisions of the Water Supply Permit issued to Molycorp by the Division of Environmental Health Services of San Bernardino County. The major water supply wells in the region are located in the carbonate and coarse alluvial sediments around the periphery of the Upper Kingston and Ivanpah Basins, respectively, both of which are located approximately 10 mi from the Mine Site. The designated uses for the aquifers in these basins, which are included within the Amargosa and Ivanpah Hydrologic Units, include municipal and domestic water supply.
2.4.5 Buildings and Ancillary Facilities
Figure 2.6 presents the existing administrative and support buildings that are immediately accessible from the primary access road (e.g., Bailey Road north of the security gate). The guard house is located at the southern entrance to the property. Two storage warehouses and the on-site laboratory are located on the west side of the access road. The site safety office and training facility are located immediately east of the access road. Warehouse A (A7) provides covered storage for bulk products. The administration and engineering buildings are located approximately 1,600 ft north of the security gate and immediately east of the access road.
2.4.6 Mill/Flotation Plant and Crusher Area
Figure 2.7 presents the crushing and flotation area. The primary crusher is located north of the fine ore stockpile. Molycorp uses a radial stacker system to manage the fine ore stockpile. A front end loader transfers the fine ore onto a conveyor system that feeds the fine ore storage bin, located north of the existing mill building. Product concentrate thickeners in the flotation process are located west and east of the existing mill building. Molycorp historically dried the bastnasite concentrate near the mill warehouse building prior to truck transfer to the extraction plant.
Molycorp maintains a HDPE-lined storm water pond to the south of the mill area. The 204 Building (B6) is inactive and will not be re-started as part of the Project.
2.4.7 Mineral Recovery Plant Area
Figure 2.8 presents the existing extraction and separation facilities in the mineral recovery plant area. The existing circuits are not discretely defined in plan view; however, the index on the figure gives a detailed description of individual structures. Section 7.2 provides an overview of the extraction and separation process. Currently, Molycorp operates the extraction and separation facilities with stockpiled feedstocks.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility
2.4.8	Tailings Storage Facility Area

Molycorp ceased operation of the P-16 Tailings Impoundment in 2002. P-16 is located immediately north of the Mineral Recovery Plant Area. This impoundment was permanently closed in 2006.
2.4.9	Overburden Stockpiles

Molycorp constructed three significant overburden stockpiles during historical mining operations:
•	North;

•	South; and

•	West
The North Overburden Stockpile totals 18 acres and stands at 4,900 ft amsl, or approximately 100 ft above the surrounding ground surface. This existing stockpile is located northwest of the existing open pit. The South Stockpile covers approximately 21 acres and is located west-southwest of the existing mill facility. The West Overburden Stockpile is the largest stockpile with an approximate area of 70 acres and average height of 150 ft amsl. The West Overburden Stockpile is located west of the existing open pit.

Molycorp has permit approval for expansion of the West Overburden Stockpile and construction of the North Overburden Stockpile.
2.4.10	Solid and Hazardous Waste Management

Molycorp contracts with an off-site solid waste disposal facility for solid wastes generated on-site. Molycorp also contracts qualified, licensed contractors for transportation and off-site disposal of hazardous wastes.
2.4.11	Communications

As a main transportation route along the Interstate 15 corridor, the Mountain Pass property has access to full telecommunication services, including wireless. Voice and data communications are from a hard line source, with a satellite based backup service.
2.4.12	Manpower

Current manpower at the Mountain Pass project totals approximately 100 staff and hourly personnel. The majority of site personnel commute from the greater Las Vegas area.
2.4.13	Outside Services

Outside services include industrial maintenance contractors, equipment suppliers and general service contractors. Access to qualified contractors and suppliers is excellent due to the proximity of population centers such as Las Vegas, Nevada as well as Elko, Nevada (an established large mining district) and Phoenix, Arizona (servicing the copper mining industry).

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Las Vegas
INYO COUNTY
CLARK COUNTY
KERN COUNTY
LOS ANGELES COUNTY
ORANGE COUNTY
RIVERSIDE COUNTY
Barstow
Victorville
San Bernardino
Project Site
Nevada
California
LEGEND
Roads and Highways
County Boundary
Military Reservations
National Parks and Monuments
N
0
25
Miles
Project Site

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SRK Job No.: 190800.050

File Name: Figure_2.1.doc

Mountain Pass Mine, California

Source: Molycorp

Site Location

Date: 20091222 | Approved: TB | Figure: 2.1

N
0
200
400
600
800
SCALE IN FEET
DDH-4A
DDH-2
DDH-7
DH-5
R-1
R-2
R-3
R-4
R-5
R-6
R-7
R-8
R-9
R-10
R-11
R-12
DDH-3A
DDH-2A
DDH-1A
DDH-7A
DDH-11A
DDH-1
DDH-9
DDH-14
DDH-4
DDH-5
DDH-6
DDH-8
DDH-10
DDH-102
DDH-10A
MP-83-3
MP-84-4
MP-83-4
MP-84-3
MP-84-6

LEGEND

- Diamond drillhole
- Rotary drillhole
- Rotary/Diamond drillhole
- Unknown drillhole
- Topography boundary (1997-2007)

GENERAL NOTES

1. The map is in Mine coordinates.
2. The contours are at 5 foot intervals.
3. All sampled intervals in Rotary/Diamond drillholes are drill core

REFERENCES

1. Base maps provided by Molycorp Minerals, LLC (1997 and 2007).
2. Drillholes compiled by SRK from drill reports provided by Molycorp Minerals, LLC.

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Molycorp

Drillholes

Drillhole Collar Locations

SRK JOB NO:	190600.08 TASK 300
FILE NAME:	Drillholes MtPass 190600.05-2.3.8

Mountain Pass Resource Statement

DATE	APPROVED	FIGURE	REVISION NO.
February 10	CH	2.2	A

LEGEND:
MOLYCORP FEE
MOLYCORP UNPATENTED LODE & MILLSITE CLAIMS
MOLYCORP UNPATENTED LODE CLAIMS-MINERAL HILL GROUP
MOLYCORP SURFACE OWNERSHIP/MINERALS-STATE OF CA.
SCHOOL DISTRICT SURFACE OWNERSHIP/MINERALS-STATE OF CA.
EASTER SUNDAY LODE CLAIMS (ADVERSE)
MOLYCORP PROPERTY BOUNDARY LINE
SCALE IN FEET
REFERENCE:
GEOLOGIST: GEOFF NASON
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MOUNTAIN PASS, CALIFORNIA
FIGURE 2.3
PROPERTY OWNERSHIP
DEC, 2009
2.3
A

RADIO FACILITY AND TOWER
BARROW PIT
Mountain Pass
Wash

REFERENCE:

LEGEND:

MOLYCORP FEE
MOLYCORP SURFACE OWNERSHIP/MINERALS STATE OF CA.
MOLYCORP SURFACE OWNERSHIP/MINERALS U.S.
SCHOOL DISTRICT SURFACE OWNERSHIP/MINERALS STATE OF CA.
MOLYCORP PROPERTY BOUNDARY LINE

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MOUNTAIN PASS, CALIFORNIA

FIGURE 2.4

LAND TENURE

LEGEND
PROPERTY BOUNDARY
PROJECT BOUNDARY
NOTE
1. TOPOGRAPHY PROVIDED BY MOLYCORP
CLOSED P-16
NORTHWEST EVAPORATION PONDS
NORTH OVERBURDEN STOCKPILE
MINERAL RECOVERY PLANTS
OPEN PIT
WEST OVERBURDEN STOCKPILE
MILL/FLOTATION PLANT AND CRUSHER AREA
CLOSED P-1
SOUTH OVERBURDEN STOCKPILE
CALIFORNIA HIGHWAY PATROL
OFFICE, SUPPORT, AND MISC. BUILDINGS AREA
DOMESTIC WASTEWATER POND
SECURITY GATE
INTERSTATE 15
BAILEY ROAD EXIT 281
0 250 500 750 1000
SCALE IN FEET

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FIGURE 2.5

EXISTING SITE LAYOUT

DATE	APPROVED	FIGURE	REVISION NO.
DEC. 2009	THB	2.5	A

BUILDINGS AND STRUCTURES
A1 MOBILE MAINTENANCE SHOP AND PARTS WAREHOUSE BUILDING
A2 COMPRESSOR BUILDING AND MISCELLANEOUS STORAGE SHEDS
A3 PLANT MAINTENANCE BUILDING
A4 CONCRETE BATCH PLANT
A5 ENGINEERING BUILDING AND TRAILERS
A6 ADMINISTRATION BUILDING
A7 WAREHOUSE "A"
A8 MOBILE SHOP
A9 TELEPHONE YARD
BUILDINGS AND STRUCTURES
A10 WAREHOUSE
A11 WAREHOUSE
A12 WOODEN BUILDING WITH ADJACENT WEATHER STATION
A13 LAB
A14 GUARD HOUSE
A15 SAFETY OFFICE
A16 APARTMENTS
A17 POOL, POOL HOUSE, TENNIS COURT
TANKS AND CONTAINERS
A1 HYDRAULIC OIL AND LUBE TANKS
A2 DRUM STORAGE AREA
A3 USED OIL TANK
A4 MOBILE SERVICE TRUCK PARKING
A5 PARTS WAREHOUSE GASOLINE AND DIESEL TANKS
A6 PROPANE TANK
A7 HYDRAULIC OIL AND USED OIL TANKS
A8 RACK DRUM STORAGE
LEGEND
TANK
STRUCTURE
SCALE IN FEET
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FIGURE 2.6
EXISTING OFFICE AND SUPPORT BUILDINGS
DEC. 2009
THB
2.6
A

LEGEND
TANK
STRUCTURE
TRAILER/CONEX
STORAGE/SCRAP
BUILDINGS AND STRUCTURES
B1 CRUSHERS AND CONVEYORS
B2 CRUSHER CONTROL BUILDING
B3 MAGNETIC SEPARATOR BUILDING
B4 MILL/FLOTATION BUILDING
B5 MILL WAREHOUSE BUILDING
B6 204 BUILDING
B7 MILL BOILER BUILDING
B8 ELECTRICAL SUBSTATION
TANKS AND CONTAINERS
B1 TALL OIL HOLDING TANK
B2 DRUM STORAGE AREA
B3 DRUM STORAGE AREA
B4 WESLIG AND FATTY ACID TANKS
B5 DRYER AND BOILER DIESEL TANKS
B6 BULK PRODUCT STORAGE
B7 DRUM STORAGE AREA
B8 TANK FILL AREA AND UNDERGROUND PIPING FOR DRYER AND BOILER DIESEL TANKS
B9 CONTAINER STORAGE AREA
B10 BOOSTER PUMP STATION NO. 3
B11 MINE VEHICLE DIESEL
LINED STORMWATER POND
SCALE IN FEET
SRK Consulting
Engineers and Scientists
Molycorp
Minerals
MOUNTAIN PASS, CALIFORNIA
FIGURE 2.7
EXISTING MILL/FLOTATION PLANT AND CRUSHER AREA
DEC. 2009
THB
2.7
A

CLOSED
P-16
C1
C2
C3
C4
C5
C6
C7
C8
C9
C10
C11
C12
C13
C14
C15
C16
C17
C18
C19

LEGEND

C1 TANK

C1 STRUCTURE

TRAILER/CONEX

STORAGE/SCRAP

BUILDINGS AND STRUCTURES	
C1	PACKAGING BUILDING
C2	SPECIALTY PLANT BUILDING
C3	BOILER BUILDING
C4	BOILER COMPRESSION BUILDING
C5	SHIFTERS OFFICE
C6	SX BUILDING
C7	CERIUM 96 BUILDING
C8	CERIUM 2 BUILDING
C9	SEPARATIONS PLANT MAINTENANCE BUILDING, OFFICES, AND DRY STORAGE
C10	DRY STORAGE BUILDINGS
C11	CERIUM REDOX PLANT

TANKS AND CONTAINERS	
C1	FURNACE OIL, KEROSENE, AND HCL TANKS
C2	DEPHA TANK
C3	SX STORAGE TANKS
C4	DEPHA TANK
C5	HAZARDOUS WASTE STORAGE AREA
C6	DRUM STORAGE
C7	ORGANIC TRAP TANK AND DRUM STORAGE
C8	BOILER FUEL OIL TANK
C9	DEPHA / KEROSENE TANK
C10	SX ORGANIC TANKS
C11	SX CELLS
C12	SX CELLS
C13	ORGANIC STORAGE TANKS
C14	SODIUM HYDROXIDE TANK
C15	WATER TANKS
C16	SEEPAGE WATER COLLECTION TANK AND CONTROL BUILDING
C17	MILL HCL TANK
C18	PROPANE TANK
C19	HYDROGEN PEROXIDE AND CAUSTIC TANKS

N

0 250 500 750 1000

SCALE IN FEET

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Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 2.8

EXISTING MINERAL RECOVERY PLANT AREA

DATE	APPROVED	FIGURE	REVISION
DEC. 2009	THB	2.8	A

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3	Geology and Exploration

Mountain Pass is a carbonatite-hosted REE deposit. Carbonatites are igneous rocks, composed of ≥50% carbonate minerals. These igneous rocks are primarily intrusive bodies occurring as sills, dikes and plugs in continental rift environments and are predominantly Proterozoic to Phanerozoic in age. Although not unknown, carbonatite extrusive rocks (flows) are rarely preserved in the geologic record and are unstable at atmospheric conditions (Bell, 1989).

Globally, carbonatites are subdivided into two main groups:
•	Apatite-magnetite bearing, mined for iron and/or phosphorus ± various by-products; and

•	REE-bearing carbonatites.
Other commodities may be present in economically significant concentrations, such as uranium, thorium, titanium, copper, vermiculite, zirconium, niobium, and phosphorus (Modreski, et al., 1995).

At Mountain Pass the carbonatite that hosts mineralization is known as the Sulfide Queen Carbonatite and is relatively unique among carbonatites worldwide. The Sulfide Queen Carbonatite is associated with ultrapotassic rocks and forms a crudely tabular, sill-like or lensoid-shaped body as contrasted with the majority of carbonatites, which are chemically more sodic and form concentric, circular to ovoid masses or plugs. Additionally, the majority of carbonatite complexes display a series of variable carbonatite magma compositions, the majority of which are not significantly enriched in REE. Mountain Pass is unique in that the carbonatite intrusion does not exhibit such variation. Mountain Pass is the only known example of a REE deposit where the primary economic mineral is bastnasite ((Ce, La)CO3F) (Bell, 1989; Modreski, et al., 1995; Haxel, 2004; Castor, 2008).

All exploration prior to acquisition of the Property by Molycorp in September 2008, had been conducted by the previous owners MCA and Molycorp Inc. Exploration activities consisted of churn, reverse circulation (RC) and diamond drillholes, field mapping, regional aeromagnetic and radiometric surveys, and interpretation of Landsat imagery. The last recorded exploration conducted by Molycorp, Inc. was in 1992. Molycorp has relied on this previous exploration for characterization of mineralized materials and mine planning.

In December 2009, Molycorp commenced new exploration activities on the Property. This work is primarily focused on an in-fill drilling program.
3.1	Regional Geology

Mountain Pass is located in the southern part of the Clark Range in the northern Mojave Desert. The Mojave is situated in the southwestern part of the Great Basin a region extending from central Utah to eastern California that is characterized by intense Tertiary regional extensional deformation. This deformational event resulted in broadly north-south trending mountain ranges separated by gently sloping valleys, characteristic of Basin and Range tectonic activity. The Mountain Pass REE deposit is located within an uplifted block of Precambrian metamorphic and igneous rocks that are bounded to the south and east by basin-fill deposits in the Ivanpah Valley. This block is separated from Paleozoic and Mesozoic rocks on the west and southwest by the Clark Mountain fault, which strikes north-northwest and dips from 35 to 70 ° west but averages 55°. The North Fault forms the northern boundary of the block, striking west-northwest and dips from 65 to 70° south (Olson, et al., 1954; Castor, 2008). Geology of Mountain Pass is shown in Figure 3.1.

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There are two main groups of rocks in the Mountain Pass area divided by age and rock type. These are Early Proterozoic high-grade metamorphic rocks, which are intruded by unmetamorphosed Middle Proterozoic ultrapotassic rocks and carbonatites. The Early Proterozoic high-grade metamorphic rocks represent a wide variety of compositions and textures, as follows:
•	Garnetiferous micaceous gneisses and schists;

•	Biotite-garnet-sillimanite gneiss;

•	Hornblende gneiss, schist, and amphibolites;

•	Biotite gneiss and schist;

•	Granitic gneisses and migmatites; granitic pegmatites; and

•	Minor occurrences of foliated mafic rocks.
The Middle Proterozoic ultrapotassic rocks are intrusive bodies of granite, syenite, and composite shonkinite-syenite, which contain augite and orthoclase. These have been intruded by carbonatites, which formed swarms of thin dikes, stocks and the tabular Sulfide Queen Carbonatite at the Project (Olson et al, 1954; Castor 2008). The Middle Proterozoic ultrapotassic rocks have been age dated using U-Th-Pb and [40]Ar-[39]Ar methods at 1,410 ± 5 Ma and 1403 ± 5 Ma for shonkinite and syenite respectively. The REE bearing carbonatites including the Sulfide Queen are younger with age dates, using Th-Pb ratios, of 1,375 ± 5 Ma for (DeWitt et al, 1987). Both the Early Proterozoic metamorphic rocks and the Middle Proterozoic intrusive rocks have been crosscut by volumetrically minor, Mesozoic to Tertiary age dikes of andesitic to rhyolitic composition. Large portions of the Mountain Pass district are covered by younger (Tertiary to Quaternary) basin-fill sedimentary deposits (Olson et al, 1954; Castor 2008) (Figure 3.1).

Significant REE mineralization is only associated with the carbonatite intrusions. Strongly potassic igneous rocks of approximately the same age are known from other localities in and around the Mojave Desert, but no significant carbonatite bodies or REE mineralization have been identified (Haxel, 2004).
3.2	Local Geology

At Mountain Pass, the ultrapotassic rocks occur in seven larger stocks and as hundreds of small dikes. The largest single body is a composite shonkinite-syenite stock approximately 6,300 ft in length and 1,800 ft wide (Olson et al, 1954). These rocks span a variety of compositions, from phlogopite shonkinite (melanosyenite) to amphibole-biotite (mesosyenite and leucosyenite) to alkali-rich granite (Haxel, 2004). These complex and varied lithologies are believed to be sourced from the same parent magma formed from partial melting of the upper mantle (asthenosphere) beneath the North American continent during the Middle Proterozoic. The different compositions reflect different phases of magma differentiation (Castor, 2008).

The Sulfide Queen Carbonatite, which hosts the mineralization at the Project is referred to as a stock but is a roughly tabular, sill-like body that strikes approximately north and dips to the west at about 40° (Castor, 1988). The carbonatite magma is believed to have formed by liquid immiscibility, separating from a parent magma similar to that which formed the ultrapotassic rocks occurring nearby (Castor, 2008).
3.2.1	Local Lithology

In the open pit and to the south, east and west, lithology is dominated by gneiss and the Sulfide Queen Carbonatite. Immediately north of the pit, carbonatite is found at surface and a small outcrop of syenite is found adjacent to and on the east flank of the Sulfide Queen. The Sulfide Queen extends to the contact with shokinite and ultrapotassic granite approximately 650 ft northwest of the open pit boundary.

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Geologists at Mountain Pass divided the carbonatite rocks at the Project into six types:
•	Bastnasite sövite (Bastnasite-barite soviet);

•	Bastnasite beforsite (Bastnasite-barite) sövite;

•	Bastnasite dolosövite Bastnasite-barite dolomitic sövite;

•	White sövite (White bastnasite-barite sövite);

•	Parisite sövite (Parisite sövite); and

•	Monazitic sövite (Monazite-bearing carbonatites).
These divisions are based on the carbonate mineral composition of the carbonatite, either calcite or dolomite, the dominant REE mineral, texture and other criteria detailed in the following sections (Castor 1988, 2008). The different carbonatite types and their specific mineralization are discussed in detail in Section 3.3.

Breccia is found within and adjacent to the Sulfide Queen and includes altered clasts of country rock as well as carbonatite. It is most abundant in the northern part of the open pit and to the south under the mill. Breccia textures range from matrix to clast-supported breccia with rounded to angular clasts. In the hanging wall of the Sulfide Queen, breccia occurs as a stockwork while in other areas it appears to have formed by intrusive stoping. In the footwall of the carbonatite, the breccia is composed of rounded and crushed gneiss, syenite and shonkinite, which is interpreted by Castor (1988, 2008) as indicating a pre-carbonate intrusive formation. Breccia has previously been thought to be unmineralized, but contains monazite in places and is currently of interest as a possible source of heavy rare earth elements (HREE).
3.2.2	Alteration

Alteration at the Property is primarily contact metamorphism associated with the emplacement of the Sulfide Queen Carbonatite. It is primarily fenitic alteration and found in the country rock adjacent to the carbonatite. Fenite alteration or fenitization is associated with carbonate-rich fluids and is characterized by secondary potassium feldspar, phlogopite and magnesio-riebeckite with chlorite and hematite in places. Owing to the resulting distinctive color and textures of these minerals, the fenitic alteration type is relatively easy to recognize in outcrop and drill core. Fenitization is typically less intense and widespread proximal to the ultrapotassic rocks relative to the intense alteration observed in the more reactive Middle Proterozoic rocks in the open pit area (Castor, 1988, 2008).

Other alteration identified locally, includes hydrothermal alteration and silicification around the Celebration Fault. This is considered late stage and has little effect on mineralization (Castor, 1988; 2008).

The presence of sillimanite in the biotite-garnet-sillimanite gneiss indicates that rocks of the Middle Proterozoic age reached high temperatures and pressures during metamorphism and were metamorphosed to the granulite facies. The carbonatites are not metamorphosed and the Late Proterozoic age ultrapotassic rocks show limited contact metamorphism where these rocks host carbonatites.
3.2.3	Structure

Structural controls include local brecciation and faulting. Regional structural controls include the Clark Mountain and North faults, which bound the block separating the Proterozoic rocks at the Property from the surrounding Paleozoic and Mesozoic age rocks. The Clark Mountain Fault, strikes north-northwest and dips from 35 to 70°W but averages 55°W. The North Fault strikes west-northwest and dips from 65 to 70°S and has offset the Clark Mountain Fault by an estimated 1,200 ft near the Property. In general, all major faults in the Property area strike north-westerly

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and dip to the southwest. This includes the Middle and South faults near the open pit (Olsen et al, 1954; Castor, 2008).

Within the open pit area, the important faults are the Ore Body, Middle and the Celebration faults. The Ore Body Fault is a splay off of the North Fault and the carbonatite and ultrapotassic rocks are found primarily between the Middle and Ore Body faults. Both of these are normal faults that strike northwest and dip moderately to steeply southwest. Both faults display evidence of left-lateral and dip-slip displacements and were active until the Pliocene-Pleistocene. Both faults contain substantial gouge zones and are barriers to groundwater flow. Many smaller faults with similar orientations and movement histories have been mapped between these two faults.

The Celebration Fault transects the open pit along the highwall and dips into the pit. It also functions as a groundwater conduit and is a target for two dewatering wells. This structure is sub-parallel to the Middle Fault and strikes at an average of N60°W with a dip of approximately 60°SW. Although appreciable dip-slip offset is not noted north of 800NWon the mine grid, shallowly plunging slickensides indicate a component of right lateral strike-slip motion. The Celebration Fault is marked by a 10 ft to 20 ft wide zone of shearing and brecciation with only local cementation. The Friendship Fault visible in the pit dips approximately 78°NE and is considered to be a splay off of the Celebration fault. Information from drilling indicates that the Sulfide Queen Carbonatite has offset downdip by a series of faults with limited displacement. These structures are sub-parallel to the Friendship Fault, do not offset the Celebration Fault and displacement of the Sulfide Queen Carbonatite is less that 100 ft in most places (Castor, 1988; Molycorp, 2003; Nason, 2009).
3.2.4	Mineralization

Mineralization occurs entirely within the Sulfide Queen Carbonatite within the Project area. This has been defined through drilling and mapping. Grade distribution internal to this mineralized zone is variable. Higher grade zones (>10% REO) tend to occur in lenses parallel to the hanging wall/foot wall contacts, both down dip and along strike. Continuity of mineralization internal to the carbonatite zone is well defined both along strike and down dip.

The currently defined zone of REE mineralization exhibits a strike length of approximately 2,750 ft in a north-northwest direction, and extends for approximately 7,000 ft down dip from surface. The true thickness of the >3.0% REO zone ranges between 15 ft to 250 ft.

The principal economic mineral at the Project is bastnasite, a REE fluorocarbonate with the chemical formula LnCO3F where Ln represents yttrium or any REE ratio but usually lanthanum or cerium. The bastnasite composition at the Project is dominated by cerium, lanthanum, and neodymium, with smaller concentrations of praseodymium, europium, samarium, gadolinium, dysprosium, terbium and the heavier rare-earth elements.

Bastnasite mineralization at the Project is restricted to carbonatite rocks which were subdivided by Castor (1988, 2008) as described below.

Bastnasite Sövite

Bastnasite-sövite is a calcite-rich mineralized rock type containing relatively coarse, early-formed bastnasite, along with recrystallized barite phenocrysts, in an anhedral matrix of fine calcite and barite. Dark brown or ochre limonite is locally pervasive in sovite, particularly in silicified ore giving these zones a brown color. Such rocks rarely have higher iron contents than unaltered sovite. Where unaltered, this material is a pink to mottled white and red-brown rock carrying about 65% calcite, 25% strontian barite, and 10% bastnasite. However, chemical and mineralogic changes subsequent to crystallization have produced more complex mineralogies. The sövite is

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characterized by relatively high calcium, strontium and lead, moderate barium and low phosphorous.

The bastnasite sovite forms the basal portions of the mineralized area, and all of the mineralized material at the north end of the pit. At the south end of the pit, sovite makes up less than half the mineralized zone thickness.

Celestite occurs in the bastnasite sovite as bladed replacements and outgrowths from barite phenocrysts. Celestite is particularly abundant, along with variable amounts of very coarse bastnasite, in a basal sheet of otherwise unaltered sovite about 50 ft thick. This celestite sovite zone is separated from the main mineralized body by a zone of gneiss and/or breccia. Late celestite veins have been observed cutting talc-altered sovite.

Dark brown or ochre limonite is locally pervasive in sovite, particularly in silicified ore. Such rocks rarely have higher iron contents than unaltered sovite. Coarse bastnasite typifies sovitic mineralized rock. On the 4640 level the average bastnasite grain diameter is about 300μm. For the most part, monazite [LnPO4)] occurs sparingly in the sovite, almost always as small primary euhedra and patches of radial secondary needles.

Bastnasite Beforsite

The bastnasite beforsite unit generally lies above the sovitic material and is separated from it by dolosovite. Bastnasite-beforsite is a carbonate-rich mineralized rock type, containing ferroan dolomite (ankerite) as the major carbonate phase, instead of calcite and largely unaltered. Locally this rock contains minor quartz. Beforsite is tan or grey to pinkish tan, and contains abundant grey or purple to pink and white single-crystal barite phenocrysts. The matrix consists mainly of fine dolomite rhombs set in very fine interstitial material consisting mainly of bastnasite with calcite and barite. The mineralogic composition of an average beforsite is about 55% dolomite, 25% barite, 15% bastnasite, and 5% calcite. Zones of barite-rich beforsite, associated with barite-poor zones have been logged in core holes and noted during pit mapping. Compared with the sovite, beforsite in pit samples has higher Ln and Ba, along with lower Sr and Pb. Phosphate content is variable, but can be high in areas of irregular late veinlets of felty monazite. This is known as “bone” monazite and can be as much as 5% of the rock.

Dark brown limonitic alteration occurs in places in the beforsite, particularly along faults and in structural zones. In many instances, the limonite forms rhomb-shaped pseudomorphs indicating it formed by replacing the ferroan dolomite. In addition, Secondary lanthanide minerals occur in portions of the beforsite such as sahamalite [(Mg,Fe2+)Ln2(CO3)4], synchisite [synchysite, CaLn(CO3)2F] and ancylite [SrLn(CO3)2(OH)•H2O] which was also identified using XRD. Large amounts of these secondary Ln carbonates occurring within beforsite are associated with secondary calcite. Along the south wall of the pit, the beforsite contains crude, nearly vertical banding. On close examination, this is seen to consist of braided discontinuous veins of late bastnasite/calcite. This texture probably formed by upward streaming of lanthanum and calcium-rich residual fluids remaining in the beforsite after dolomite crystallization.

Bastnasite Dolosovite

Bastnasite dolosovite occurs in a 100 ft to 200 ft-wide zone between the bastnasite beforsite and sovite. It contains both dolomite and calcite, and is generally limonitic. Similar to the beforsite, dark brown limonite commonly forms pseudomorphs after dolomite rhombs. The dolosovite generally contains white to pink recrystallized barite phenocrysts. Some dolosovite samples contain coarse bastnasite as in the sovite, but often samples have fine, late beforsite-style bastnasite. A line drawn along the interface between the zone of coarse (greater than 150μm)

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bastnasite average crystal sizes and the zone characterized by fine (less than 150μm) average crystal size roughly bisects the bastnasite dolosovite zone.

Chemically, the dolosovite shows both sovititic and beforsitic attributes. It is highly variable in terms of gangue mineralogy, particularly with regard to the carbonate minerals which show much evidence of secondary redistribution. In some samples, dolomitization is obvious, along with later limonitic replacement of the dolomite. In other locations, late white to brown calcite veining is abundant.

Some consider the dolosovite to be a hybrid rock and not a separate intrusive type. In this case, it is plausible it was formed by carbonate redistribution during and after intrusion of the beforsite. Based on bastnasite grain size, it is mainly dolomitized sovite; but contains some finely divided bastnasite and is in part calcitized beforsite. Strongly limonitized dolosovite, referred to as “black ore” by Molycorp personnel, creates extreme milling problems. “Black ore” is mainly restricted to the dolosovite but in places extends into the beforsite. This material is generally dark brown soft material with white calcite veining. It typically exhibits high lanthanum content, carrying large amounts of coarse or fine grained bastnasite. In part, the elevated lanthanide (Ln) values may be due to removal of carbonate, resulting in an abundance of void space allowing the formation of larger grain sizes. This material generally has relatively low densities and is poorly indurated. Laboratory analyses of this rock type shows that bastnasite dolosovite has above average iron, manganese, and phosphorous contents as compared with the bastnasite sovite.

The bastnasite dolosovite has high strontianite contents where derived from sovitic ore. It is also locally high in fine, anhedral, late-stage silica. Although the dolosovite appears to be dominated by alteration mineralogies, it rarely contains talc.

Ln-bearing minerals other than bastnasite commonly occur in the dolosovite, though mainly as minor phases. Bright yellow synchisite replacing bastnasite was observed in many thin sections. Secondary sahamalite and ancylite have also been identified in many dolosovite samples. Bastnasite in dolosovite is generally yellow-brown or dark-brown, rather than in normal light tan to grey colors. Bone monazite is more abundant than primary monazite.

White Sovite

White sovite occurs above the beforsite in the southwest corner of the pit. It carries very fine, late bastnasite as in the beforsite, but contains little or no dolomite. White sovite appears to be the product of late stage calcitization of beforsite by rising residual fluids responsible for late bastnasite/calcite deposition in the underlying beforsite.

In addition to fine bastnasite, the white sovite contains abundant single-crystal barite phenocrysts as in the beforsite. Chemically, white sovite has high Ln and low Pb relative to beforsite. Its Sr content ranges from low to moderate. Phosphate contents are variable, with most present as veins of bone monazite.

More white sovite was present in the mined-out portion of the 4700 level than in lower levels. This is due to the present pit plan which precludes mining in the southwestern-most portion of the mineralized zone. On the 4640 level, the white sovite is exposed as a thick dike within hanging wall stockwork breccia 10 ft to 20 ft above the beforsite. Drillhole 85-1 intercepted 80 ft of white sovite before encountering dolomitic carbonatite.

Parisite Sovite

Parisite sovite is found in the pit above the 4700 level in the footwall. A dike carrying about 20% of flow-oriented parisite [CaLn2(CO3)3F2] was mapped on the 4760 level at the south end of the

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pit. This dike was intercepted in core hole 85-2. More information about this rock type is discussed by Sherer (1979).

Monazitic Carbonatite

Bodies of carbonatite which contain primary monazite in amounts that approach or exceed bastnasite contents occur within, and adjacent to, the mineralized zone. In addition, monazitic sovite comprises most of the small carbonatite dikes in the vicinity of the mineralized zone.

The monazitic carbonatite has low total REO contents, generally in the 2 to 4% range. It is also characterized by high Ca and P, and low Ba. In hand specimen, the monazitic carbonatite is nearly equigranular because barite phenocrysts are sparse or lacking.

Although sovititic and beforsitic carbonate rock types have both been documented, nearly all of the monazitic-bearing carbonatite rocks observed on the 4700 to 4640 levels are dolosovite. Monazite sovite is abundant in core holes drilled on the north part of the pit. Significant amounts of monazite dolosovite occur at the south end of the mineralized zone and extend beneath the mill.

Monazitic carbonatite is generally associated with brecciated rocks. Small, phlogopitized clasts are commonly present in the monazite carbonatite as well as phlogopite xenocrysts. At the north and south ends of the pit monazitic carbonatite appears to form envelopes around breccia masses. A large monazite dolosovite mass along the hanging wall of the orebody contains areas rich in clasts.

The monazite in the monazitic carbonatite occurs predominantly as primary euhedra or subhedra. Bone monazite replaces primary crystals in some samples. Where present, bastnasite occurs as sparse corroded grains, generally observed in coarser sizes similar to those documented in the basal sovite.

The location of monazitic carbonatite masses, and the lack of barite phenocrysts suggest the monazitic magma was filter pressed out of the adjacent breccias. Formation of the monazitic carbonatites probably post-dated sovite emplacement and predated beforsite emplacement.

Alteration in the monazitic carbonatite is similar to that observed in the dolosovite. However, “black ore” formed from monazitic carbonatite has not been recognized to date.

Breccia

Breccia with a carbonatite matrix comprises a significant proportion of the Mountain Pass carbonatite body. Like the related monazitic carbonatite, the breccia nearly always has low lanthanum oxide (REO) and high P, and has historically not been added to mill feed in significant quantities. Breccia has been observed in abundance at the north end of the current pit, and essentially limits ore mining in that direction due to metallurgical concerns. Breccia is also prominent at the south end of the pit, where considerable tonnages extend under the current mill location.

As observed by Sherer (1979), breccia occurrences associated with the main carbonatite body at the Project are variable. The breccia bodies were previously noted to be semi-continuous envelopes on the hanging wall and footwall contact with the carbonatite intrusion and interlayered within the mineralized rock types. In the hanging wall, it ranges from stockworks of randomly oriented or sheeted carbonatite dikes cutting altered gneiss, clast-supported breccia with more than 70% altered angular clasts, to matrix-supported breccia with angular to rounded clasts which locally grades into monazitic carbonatite with sparse clasts.

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In the footwall, abundant rounded clasts of gneiss, shonkinite, and syenite occur in a crushed rock matrix with little or no carbonatite. This breccia grades to matrix supported breccia with rounded clasts. Some footwall breccia has protomylonitic textures, along with occurrences of talc and crocidolite. Breccia at the north end of the pit is strongly altered to talc, which renders clast identification difficult. Brecciated zones have also been observed internal to the main carbonatite body.

Crocidolite Occurrence

Riebeckite is a sodium-rich amphibole [Na2(Fe,Mg)5Si8O22(OH)2] that locally occurs at Mountain Pass. When it occurs in an asbestiform or long-fiber variety, it is known as crocidolite or blue asbestos. Crocidolite is a concern owing to the processing problems that result if large amounts are introduced into the mill feed. Crocidolite is present in small quantities throughout the district as a replacement of mafic minerals (typically amphiboles) in the Precambrian gneiss. While it may occur alone in very limited quantities, it typically forms as part of the fenite alteration halo surrounding dikes of carbonatite and, to a lesser extent, the ultrapotassic intrusive rocks. Fenite is an alteration suite that consists of secondary red potassium-feldspar, hematite, and calcite + crocidolite. It locally occurs in carbonatite and the other intrusive rocks as a late magmatic alteration, which formed fracture coatings, irregular veins and clots, and pervasive, intense overprints in the host rocks.

Of most concern at Mountain Pass are the areas where this extreme fenitization overprints mineralized carbonatite in the north end of the pit. This alteration has locally introduced significant amounts (up to several tens of percent) of crocidolite into mineralized carbonatite over an extensive, but poorly defined, area. Historical drilling results show that intervals with high concentrations of crocidolite are typically of low REO grade, but some carbonatite intervals contain both high REO and high crocidolite. This will have to be selectively mined and stockpiled for possible future processing. As more information becomes available, the mine plan will be adjusted to compensate for the deleterious effects of this material.
3.2.5	Relevant Geological Controls

The primary geologic control on mineralization is lithology and only the carbonatitic rock types appear to be favorable for economically significant REE mineralization. Although a number of high-angle normal faults bisect the mineralized zone, offset appears to be post mineral in all cases and displacement appears to be less than 100ft.
3.3	Exploration

The exploration history of Mountain Pass is described in Section 2.2.3. Currently, Molycorp relies on the interpretations made by predecessor companies, the USGS, and various consulting companies related to the regional and mine area geology and hydrogeology, regional and local structure, deposit geology, current pit slope stability conditions, and REE recoveries.

Between December 2009 and February 2010, Molycorp conducted an in-fill drilling program to assess the following:
•	Quantify the tonnage and grade of mineralized material underlying the existing mill facility; and

•	Assess the potential northern extension of the mineralized zone.
The 2009 — 2010 drilling program included approximately 9,750 feet of reverse circulation drillholes. Figure 3.2 presents the 2009-2010 in-fill drilling program. Since December 2009, six infill drillholes along the west side of the pit were completed, three drillholes were advanced to

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target depths between the pit and the existing mill and two holes were drilled northeast of the pit on the north side of the Celebration fault. One drillhole was dropped from the program due to access constraints and two drillholes from the original program will be completed using a core rig. The program is being completed using core for better identification of crocidolite and to facilitate deeper drilling below the water table. As of the date of this study, analytical results are pending for this phase of the program.
3.3.1	Interpretation

Based on a review of the information provided to SRK by Molycorp, and information available in the public domain from primarily USGS field observations, SRK is of the opinion that both the historical regional and property specific exploration of the Mountain Pass Property were conducted in a professional manner, and that interpretations derived from these studies are accurate.
3.3.2	Type and Extent of Drilling

Numerous drilling campaigns have taken place at Mountain Pass, starting in 1951 with improvements in drilling methods and technology occurring through time. Throughout the years, a minority of holes have been drilled for which no known record exists. The documented exploration and development drilling data are summarized in Table 3.1.

Drill coordinates, collar elevations, downhole surveys, rock type, and analytical results are still available on the geology logs stored on site. During the 1960s and 1970s, hundreds of shallow rotary holes were drilled and assayed. All material encountered by shallow rotary drilling has been mined out; therefore, these drill data were not used by SRK in this Report.

Historical diamond drilling was conducted from the surface on the majority of drillholes. A combination of rotary and diamond drilling was used on 12 holes where the rotary interval ranged from the top 80 ft to 1,153 ft. Figure 3.2 presents the extent and type of drillholes in the project area (excluding water production and compliance monitoring wells, and geotechnical drillholes).

Drill core is stored in waxed boxes at the Project site in locked containers. Drill logs are in a separate locked container in sequence in file cabinets. The hard-copy lithologic logs contain information on core recovery, lithology, structure, mineralization, assay values, alteration and orientation. Polished petrographic thin sections were made from selected intervals from each core hole. Mineralogical data from these thin sections are also available at the Project.

Procedures

Drilling was conducted by several different companies and separate files with the driller’s records are filed on site for most of the drilling campaigns. Industry-standard churn, rotary, and core drilling methods were used. Core recovery was typically good with typical recovery of 95% to 100%; rarely was recovery below 80%. Reduced recovery was encountered in fault zones and areas with large or abundant vugs.

In some drilling programs (R-series, DH-series), rotary methods were used to drill through overburden and rock units such as the gneissic host rocks that were anticipated to be un-mineralized. The drilling method switched to diamond core when evidence of mineralization or promising alteration was observed in the rotary cuttings or there was evidence of a contact with top of bedrock or the top of the carbonatite.

Core size was typically NX, with the exception of the Diamond Drillhole (DDH)-series (BX, AX, and EX) and the 91- and 92-series (HQ). It appears that a combination of wireline and non-

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Table 3.1: Summary of Historical Drilling at Mountain Pass

# of	Drill	Drill	Core Size or	Collar	Total	Recovery		Geology	DH	XRD	Structure	Alteration	UV	Magnetic
Holes	Date	Type	Hole Diameter	Coordinates	Footage	Noted (%)	Assays	Log	Surveys	Mineralogy	Log	Log	Scan	Susceptibility	Comments
5	1966	Churn	5”	Yes	1,072	No	%REO (XRF)	Brief typed	No	No	No	No	No	No	Only penetrated alluvium
1	1980	Rotary	Unknown	Yes	200	No	%REO (XRF)	Brief	No	No	No	No	No	Yes
27	1951-1953, 1966-1968, 1981	Diamond	Mostly BX, some AX & EX	Yes	8,693	Yes	%REO + 21 Elements (outside lab)	Brief Orig - Detailed 1978 Relog	No	Yes	Yes	Alt/Min info in relog	Yes	Yes
7	1976, 1979, 1982, 1983	Rotary/ Diamond	Unknown rotary, NX core	Yes	6,997	Yes	7 Majors (DH- 7 only)	Brief	DH-5 and DH-7 only	No	Yes	Brief	No	Yes
1	1979	Diamond	NQ	Yes	721	Yes	14 Elements (outside lab)	Good	No	No	Yes	Good	No	Yes
5	1977	Rotary	Unknown	Missing HDH-5	1,130	No	None	Brief	No	No	No	No	No	Yes	Claim assessment work
12	1967, 1970	Rotary/ Diamond	4 1/2” to 5 1/8” rotary; NX/BX core	Yes	11,950	Yes	%REO & 21 Elements (outside lab)	Brief	Yes	Yes	Yes	No	Yes	Yes	Rotary through overburden and barren rock
4	1983	Diamond	NX	Yes	3,939	Yes	7 Majors (83-3 and 83-4 only)	Brief	83-3 and 83-4 only	Partial	Brief	Brief	No	No
6	1984	Diamond	NX	Missing 84- 2	5,024	Yes	%REO, P2O5, PEO/P2O5, + 7 Majors	Castor - Good	84-3 and 84-4 only	Yes	Yes	Good	No	No
21	1985	Diamond	NX	Yes	11,704	Yes	7 Majors	Castor - Good	Most	Yes	Yes	Good	No	No
6	1986	Diamond	NX	Missing 86- 6	6,199	Yes	7 Majors	Brief to Good; Detail varies	Yes	Yes	Yes	Good	No	No
3	1987	Diamond	NX	Only 87-1	3,004	Yes	None	Good	Yes	Yes	Yes	Good	No	No
3	1988	Diamond	NX	Yes	2,036	Yes	7 Majors	Good	No	Yes	Yes	Good	No	No
7	1989	Diamond	NX	Yes	2,938	Yes	Most with no assays; Limited Au; 89- 1 has 7 Majors	Brief to Good; Detail varies	No	No	Yes	Some detail	No	No

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# of	Drill	Drill	Core Size or	Collar	Total	Recovery		Geology	DH	XRD	Structure	Alteration	UV	Magnetic
Holes	Date	Type	Hole Diameter	Coordinates	Footage	Noted (%)	Assays	Log	Surveys	Mineralogy	Log	Log	Scan	Susceptibility	Comments
20	1990	Diamond	NX	Missing 90- 1, 90-3 to 90- 8	8,270	Yes	7 Majors, not all holes assayed, some Au	Good	No	No	Good	Good	No	No
13	1991	Diamond	HQ	Missing 91- 3, 91-4	6,662	Yes	8 Major, SiO2 added	Good	No	No	Good	Good	No	No
11	1992	Diamond	Unknown	Missing 92- 6, 92-7, 92-8	2,678	No	10 Major, ThO2, Ln/P2O5 ratio added	92-5 Brief, others unlogged	No	No	No	No	No	No
Source: Drilling data for 152 holes totalling 83,216 ft were compiled by SRK Consulting , 2009
Notes: NX-diameter core = 2.12” or 54.7 mm diameter; HQ-diameter core = 2.5” or 63.5 mm
Assay parameters: “7 Majors” = Total REO (REO), BaO, CaO, SrO, Fe2O3, P2O5, pbO; “8 Majors = 7 Major plus SiO2; 10 Majors = 8 Majors plus ThO2 and calculated ratio Ln/P2O5

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wireline equipment was used; however, core size and drill type were infrequently recorded on the geology log.

Drillhole collars were surveyed by the mine department surveyor, using industry-standard surveying methods and equipment. Of the 152 drillholes documented in Table 3.1, survey coordinates are lacking for 18. Collar coordinates were estimated by the geologist for 11 of these holes, leaving seven drillholes with no coordinate information. Plotted maps or surveyor’s notes with the location of these holes may be available on site, but have not yet been identified in the historical files.

Down-hole surveys were conducted using a single-shot gyroscopic surveying equipment. The survey increments vary but are predominantly in 100 ft to 200 ft increments.

Drill core was split in 5 ft intervals and logged by the site geologists. Split core was delivered to the on-site laboratory for XRF analysis. Geology (lithology, structure, alteration) logs have been located for nearly all drillholes; UV fluorescence, XRD mineralogy, and magnetic susceptibility logs are present for some holes.

Results

The drilling programs enabled Molycorp’s predecessors to delineate the tabular, west-dipping geometry of the mineralized zone, and to conduct mine planning. SRK is of the opinion that the drilling and survey methods employed during the historical drill programs are well documented, and that the procedures used meet or exceed industry standards.
3.4	Sampling Method and Approach

The sample methods discussed herein were applied during the core drilling programs at the Project (Nason and Landreth; personal communication; 2009). All sample processing was conducted at the Project and samples were analyzed at the onsite laboratory. Analytical procedures are discussed in Section 3.5.
3.4.1	Sample Methods

After the core was logged, a geologist selected sample intervals for analysis. Sample intervals were based on lithology and were generally 5 ft in mineralized zones. It was the practice at the time of the historical drilling campaigns to only sample material that was visually mineralized. Sample intervals could be shorter or slightly longer at lithological contacts and through fault zones. Lithological contacts are generally sharp and recognizable.

The core was split longitudinally using a hydraulic core splitter. Half of the core was placed in a bag for analysis and the remaining half retained for geological reference. Following sample collection, the samples were delivered to the sample processing facility located in the mill facility. The split core samples were crushed then pulverized. A split of the pulverized material was placed in sample envelopes and delivered to the Mountain Pass Laboratory. All pulp and coarse rejects were packaged and labelled. After analysis the pulp and coarse rejects were returned to the geology department for onsite storage.

SRK was not able to independently verify or observe the sampling methods employed during the historical drilling campaigns, and has relied on verbal and written descriptions of the processes employed at the time by former employees of Molycorp and its predecessors. However, SRK reviewed drill logs, sample summary sheets, a limited number of coarse and pulp rejects and

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remaining drill core. The remaining drill core is stored on-site and is organized by drillhole and interval. Historical coarse and pulp rejects are no longer available onsite.

SRK conducted a random inspection of core in the storage areas from the various major drilling programs, and the historical sample preparation area, and is of the opinion that sample handling, sample preparation and storage of core and rejects exceeds current industry accepted practices.

The 2009 infill drilling campaign includes photographs of core, a system of marking sample intervals on the core boxes, a sample numbering system and record-keeping for all sample intervals in the drill log.
3.4.2	Factors Impacting Accuracy of Results

Bastnasite is generally described as disseminated throughout the carbonatite at the Project, but there are areas where the mineral is coarse grained ranging up to 1 in. Bastnasite is a REE, carbonate-fluoride mineral with either La or Ce and lesser, varying amounts of other REE. Yttrium (Y), a non-REE, may replace Ce and La in the mineral, but at Mountain Pass, the REE present is predominantly Ce. Other REE minerals can be present including the carbonate fluoride minerals parasite and synchysite, the REE carbonate mineral sahamalite, the REE hydroxide mineral ancylite and the REE phosphate monazite (Mariano, 1977).

Bastnasite also forms a series of minerals where non-REE such as Ba, Na and Ca substitute for Ce or La in the crystal structure. In addition, there are visually similar non-REE minerals such as fluorite, barite, celestite, calcite, and dolomite. Crocidolite, an asbestos-form amphibole, is also present (Mariano, 1977). Crocidolite and usually fluorite are visually different than most of the minerals at Mountain Pass. However, visual identification of some of the other mineralogies can be difficult, complicating sample selection based on visual observations only, especially when the minerals are fine grained and disseminated. Coarse grained zones may cause a nugget effect and care must be taken to collect an adequate sample.

Historically, Molycorp staff used x-ray diffraction (XRD), cathoduluminescence, carbonate staining and transmitted light petrography to identify minerals in the core and in hand specimen. Handheld scintilometers were also used to help identify monazite. These procedures assisted in mitigating limitations in mineral identification. SRK is of the opinion that this is not a significant problem for the historical database.
3.4.3	Sample Quality

Given that most of the mineralization is disseminated, SRK is of the opinion that the sampling protocols employed during the historical drilling campaigns were to industry standard and appropriate for the deposit type.
3.4.4	Sample Parameters

Since drilling was conducted prior to 1992, SRK was unable to confirm sample procedures and protocols. Samples were typically collected at 5 ft intervals, with assayed sample sizes in the database ranging from 0.7 ft to 10 ft, with an average sample length of 5.23 ft. SRK considers the sampling parameters as described appropriate, given the nature of mineralization and the mining method under consideration
3.5	Sample Preparation, Analyses and Security

The sample and drilling procedures described by Nason and Landreth (2009) indicate that during drilling, the core or drill cuttings were in the custody of the drillers or geologists or secured in an

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onsite storage location at all times. Field geologists delivered samples to the sample preparation area. The sample preparation and laboratory facilities were within the secured Mountain Pass property boundary. This was industry standard practice at the time for ongoing exploration at an operating mine.

Molycorp’s predecessors used various analytical procedures for sample preparation and analytical methods. Quality Assurance/Quality Control (QA/QC) samples were not inserted into the sample stream as part of the drilling programs. Laboratory QA/QC was not documented for the drilling programs by the on-site assay laboratory.

Sample preparation and analysis were dependent on the analytical technique used at the on-site laboratory. There were two types of analytical techniques used for REO at the Project:
•	Gravimetric methods: and

•	X-ray fluorescence (XRF).
Results for REE were typically reported as total REO.

The equipment used for the historical drilling programs was replaced with newer models and the on-site laboratory no longer uses the wet chemistry method that was standard during the early drilling programs. Currently, the on-site lab uses XRF and Inductively Coupled Plasma (ICP) techniques for determination of individual REE species and reports the analysis as individual REO and REO total. Laboratory equipment at the on-site laboratory includes:
•	One Philips PW2404 x-ray spectrometer XRF with a sample changer capable of running up to 150 samples/day (the lab is currently capable of prepping 50 fusion disks/day);

•	One X’Pert PRO X-ray Diffraction (XRD) PANalytical;

•	One Perkin and Elmer Atomic Absorption Spectrometer (AAS);

•	Two Ultima2 Inductively Coupled Plasma Atomic Emission Spectrometers (ICP-AES) each capable of 100 samples/day; and

•	One Agilant Inductively Coupled Plasma-Mass Spectrometer (ICP-MS) with an Agilant 7500cc Octopole Reaction System capable of speciation that can analyze 600 samples/day.
The laboratory equipment in the on-site laboratory is technology not often found on a typical mine site and more consistent with equipment found in a specialized commercial laboratory. Molycorp equipped the on-site lab with state-of-the-art technology for analysis of REE, which is difficult to analyze for at the levels found at the Project. The sample preparation methodology is standardized and meets applicable QA/QC standards. Sampling and analysis protocols are successfully reproduced by external assay laboratories.

The REO analysis for the drilling data in the existing assay database was obtained primarily by XRF analysis. A limited number of analytical results in the database were determined through wet chemistry techniques.
3.5.1	Historical Sample Preparation

Preparation of the drill core samples included processing in a jaw crusher, then overnight drying. The entire crushed and dried sample was then passed through a cone crusher, homogenized and split using a Jones splitter to a 100g sample. Reject material was placed in envelopes and labelled for storage. From the 100g sample, 10g was delivered to the on-site lab for XRF analysis. The sample grain size was further reduced using a shatterbox swingmill.

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3.5.2	Mountain Pass Historical Gravimetric Method

Prior to 1970, Molycorp used a gravimetric method for samples from the drilling and sampling programs. The gravimetric method determined Re2O3 and was reported as REO. In this method, approximately 0.5 g to 1.0 g of sample was dissolved through heating in a mixture of perchloric acid (HClO4) and hydrogen peroxide (H2O2). REO was then isolated in two precipitation and dissolution steps using organic solvents and inorganic rinses. The first step involved using phenolphthalein and NH4OH and the second used oxalic acid. This procedure separated the REO and thorium from iron, aluminum, uranium, titanium, phosphate, manganese, alkaline and alkalai earth metals and other divalent cations. The final filtered precipitate of RE-oxalate was then ignited at 900 °C to 1000 °C and when cooled weighed as total Re2O3 (Jennings, 1966). SRK does not know the detection limit for this technique.
3.5.3	Mountain Pass X-Ray Fluorescence Method

The XRF technique that was used for the historical drilling programs in the on-site laboratory is the same method used during the SRK check analysis program. A 0.5g sample is fused with 9.5g of a 90/10 mixture of lithium tetraborate and lithium metaborate flux to a homogenous glass. Occasionally in order to improve low level sensitivity, a combination of 1.0g of sample and 9.0g of flux or 2.0g of sample and 8.0g of flux is used. The REO content is then determined using an XRF. For the drilling programs, only REO and occasionally BaO, CaO, SrO, Fe2O3 and P2O5 were reported. Loss on Ignition (LOI) is typically determined at the on-site lab by weighing the sample, firing the sample in an oven at 1000°C for two hours, cooling the sample to room temperature in a moisture free environment and then re-weighing the sample to find the total weight loss. The formula for this calculation is:

LOI = (post firing weight — tare weight) / (pre-firing weight — tare weight) * 100

The on-site lab method specifies a 2g sample for this analysis. Table 3.2 lists the current analytical detection limits for analysis at the on-site laboratory.

Table 3.2: Oxides and REO Detection Limits

Oxide	P2O5	ThO2	SiO2	Fe2O3	MgO	CaO	SrO	BaO
Limit (%)	0.05	0.01	0.05	0.05	0.05	0.05	0.05	0.05

REO	ReO	CeO2	La2O3	Pr6O11	Nd2O3	Sm2O3
Limit (%)	0.1	0.03	0.03	0.02	0.02	0.02
3.5.4	Quality Controls and Quality Assurance

During the drilling programs at the Project, which were conducted prior to 1992, there was no Quality Assurance/Quality Control (QA/QC) in place that included the regular insertion of standards, blanks and duplicates into the sample stream. SRK located a limited number of laboratory printouts but no analytical certificates. Within the printouts, SRK found a limited number of re-analyses, but these were not systematic and appeared to be confirmation of higher grades and did not represent the entire spectrum of analytical results. Current laboratory personnel report that instrument QA/QC was in place at the on-site laboratory during these drilling programs, but no records are available.

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3.5.5	Interpretation

SRK could not verify analytical procedures conducted during the previous drilling programs since this work was completed prior to 1992. No QA/QC work was completed external to the on-site laboratory and SRK could not verify the laboratory’s QA/QC procedures.
3.6	Data Verification

Based on the review of historical sample preparation and analytical procedures, SRK initiated a sample check assay program. The material remaining from previous drilling programs consisted of split core stored on site in locked SeaVans. Most of the coarse and pulp rejects had been discarded, therefore, a sample check program was conducted using split core.

For this check assay program, samples were prepared at SGS Minerals preparation laboratory located in Elko, Nevada, USA. The primary analytical laboratory used for this program was SGS Minerals located in Lakefield, Ontario, Canada. Approximately 10% of the check samples were analyzed on site.
3.6.1	Quality Controls and Quality Assurance

The sample check program included re-analysis of approximately 1% of the assay database results. In summary, the program included the following sample types and numbers:
•	108 core samples with original assay results between 0.18% to 16.30% REO;

•	10 site-specific standard samples based on two samples of known REO content;

•	10 blind duplicates; and

•	5 blank samples.
SRK selected random duplicate samples from sample intervals within the database that covered a range of analytical results from 0.18% REO to 16.30% REO. Since these duplicate samples were from the second half of the split core, the samples from the split core are considered field duplicates, with a ±20% error considered within acceptable limits. Of the 108 core samples, 66 core samples had historical assay results between 3.00% and 11.00% REO. The remaining 42 core samples had historical assay results between 0.18% and 2.99% or 11.01% and 16.30% REO.

Standards and blanks were site specific. The site specific standards are non-certified and were created by the on-site laboratory from a pit sample and a high-grade sample from the Birthday claim. The blank material was a non mineralized sample collected at the Mountain Pass site by SRK.

SGS Minerals prepared ten blind duplicates from the pulverized splits as directed by SRK. The blind duplicates were prepared at SGS Minerals’ sample preparation lab in Elko, Nevada U.S.A. prior to shipping to the SGS Minerals Lakefield, Ontario Canada facility for analysis. Ten pulverized splits of the core samples were also sent back to the on-site laboratory for comparative analysis. The pulverized splits are considered pulp duplicates, which are allowed a ±10% error.

In addition to the SRK QA/QC samples, SGS Minerals included one blank, one inline duplicate and three additional duplicates per batch at the analytical lab in Lakefield. The analysis was run in two batches, so this totalled two blanks, two in-line duplicates and six duplicates in addition to those inserted by SRK. Calibration standards were provided by the on-site laboratory to insure similar analytical sensitivity for both labs. Technicians at the on-site laboratory inserted two duplicates and one standard in the ten samples analyzed onsite.

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Ten samples were selected from the core samples and sent to ALS Chemex in Reno, Nevada U.S.A for specific gravity measurements.
Sampling procedures followed by SRK include:
•	A written record of the sample collected;

•	Marking the sample interval on the core box;

•	Identifying the sample interval and box interval on the inside top of the box,

•	Photographing the core and core box top as both dry and wet core;

•	Placing the split core into a pre-labelled sample bag;

•	Inserting core blocks at the beginning and end of the removed core; and

•	Inserting a lath cut to the sample interval as a space keeper in the core box.
Sample numbers were generated using a combination of the drillhole identification and “from-to” sample interval. Control samples were placed in the sample stream with similar numbers using a drillhole and interval so as to be unrecognizable to the laboratory. The sample interval used for control samples was beyond the total depth of the drillhole to eliminate confusion with an actual sample.

SGS Check Assay Sample Preparation

Sample preparation for the check analysis was completed at SGS Mineral’s sample preparation lab located in Elko, Nevada. The preparation technique used was SGS Minerals code PRP90, which uses the following procedures:
•	The sample is dried at 100°C for 24 hours;

•	Crushed to 90% passing a 2 mm (10 mesh) screen;

•	Split using a riffle splitter to 250 g;

•	The 250 g split is placed in vibratory mill and pulverized until 85% passes 75 µm (200 Mesh) screen; and

•	The coarse reject is retained and returned to the client for future analysis.
The sample was then shipped to the SGS Minerals Lakefield, Ontario Canada facility for XRF analysis (SGS Minerals, 2009).

SGS Check Assay XRF Procedures

SGS Minerals worked closely with the on-site laboratory to identify the appropriate method for XRF fusion disc preparation to ensure that both labs used similar procedures for REO XRF analysis. The method approved by the on-site lab and used by SGS was as follows. A 0.2g to 0.5g pulp sample is fused with 7g of a 50/50 mixture of lithium tetraborate and lithium metaborate into a homogenous glass disk. This is then analyzed using a wave dispersive XRF (WDXRF). Loss on ignition at 1,000°C is determined separately using gravimetric techniques and is part of the matrix correction calculation. These calculations are performed by WDXRF software (SGS, 2009). This method is accredited with the Standards Council of Canada and conforms with the requirements of ISO/IEC 17025 (SGS, 2009).

The analyses performed for the sample check program were SGS control quality, which are used to monitor and control metallurgical or manufacturing processes. Sample results are analyzed individually for better quality output. The oxides analyzed and their detection limits are listed in Table 3.3. The analytical work included Loss On Ignition as a separate analysis.

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Table 3.3: Oxides Analyzed with Detection Limits

Oxide	Limit (%)	Oxide	Limit (%)	Oxide	Limit (%)
Whole Rock Analysis
SiO2	0.01	Na2O	0.01	CaO	0.01
Al2O3	0.01	TiO2	0.01	MgO	0.01
Fe2O3	0.01	Cr2O3	0.01	K2O	0.01
P2O5	0.01	V2O5	0.01	MnO	0.01
Rare Earth Oxide Analysis
La2O3	0.01	Ce2O3	0.02	Nd2O3	0.02
Pr2O3	0.02	Sm2O3	0.03	BaO	0.02
SrO	0.02	ThO2	0.01
Check Assay XRF Procedures

The on-site laboratory check assay XRF procedures are discussed in Section 3.5.3.

Specific Gravity Assessment

For all historical mineralized material estimates, a tonnage factor of 10 ft3/ton (specific gravity = 3.20) was applied to mineralized carbonatite, and a tonnage factor of 11.5 or 11 ft3/ton (SG = 2.79 to 2.91) was applied to the enclosing country rock (Cole, 1974; Couzens, 1997, Nason, 1991). Molycorp was unable to locate the original documentation related to specific gravity, although it was reported that IMC performed a truck weight study in the field on waste rock.

In order to validate the historical specific gravity assumptions, SRK collected a total of ten samples for specific gravity determination. These determinations were completed by ALS Chemex Laboratories located in Reno, Nevada. The results of this testwork are provided in Table 3.4. Based on these results, SRK assigned a tonnage factor of 10.25 ft3/ton (specific gravity = 3.13) for mineralized carbonatite, and 11.57 ft3/ton (specific gravity = 2.77) for the enclosing gneissic rocks, which is in reasonable agreement with historical assumptions.

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Table 3.4: 2009 Specific Gravity Results

Sample
Sample ID	Hole	depth	g/cm3	ft3/ton	rock type	Notes
SGMP833531	83-3	531	3.22	9.95	carbonatite	with red and brown flow foliation
SG854224	85-4	224	3.14	10.20	carbonatite breccia	pink and white to pink and brown matrix with green amphibole clasts altered to chlorite and sericite
SG859233	85-9	233	2.82	11.36	gneiss	fine grained biotite-qtz gneiss “sparse red feldspar and crocidolite mostly along veins”
SG8520427	85-20	427	2.62	12.23	carbonatite	dark yellow brown strong limonite replacement of carbonatite bastnasite rare
SG8521437	85-21	437	2.72	11.78	carbonatite breccia	with abundant syenite/shonkinite clasts
SG882399	88-2	399	3.29	9.74	carbonatite breccia	blue to red brown matrix pink to brown barite, abundant crocidolite
SG9013464	90-13	464	3.37	9.51	carbonatite	pink barite and white to gray calcite
SG9016244	90-16	244	2.87	11.16	carbonatite	pink barite and white calcite, iron pseudomorphs black ore up to 60%, some violet barite
SG9111153	91-11	153	2.91	11.01	carbonatite breccia	matrix supported breccia, matrix is light gray to maroon with salt and pepper texture, abundant FeOx
SG9111258	91-11	258	3.65	8.78	carbonatite	pink to light gray mottled with clear to light pink barite phenocrysts
Results

The overall results of the sample check program indicate that historical data are acceptable for use in estimation of the mineralized material. Statistical comparison of the new analytical results for the 108 core samples with the historical assay database values indicate the datasets are comparable within tolerance limits. Results for the site-specific standards and duplicate samples were also within acceptable limits.

There were no blank failures; however, two failures were observed in the low grade standard in the QA/QC analysis at the Project. Only one high grade standard was inserted in the sample stream due to delays in creating this sample. Both standards performed lower than the expected value and the nine low grade standard analyses suggest instrument drift, based on a consistent downward slope in the graph overtime. In addition, one of the standards that showed a variance outside the expected sample performance range was within a group of samples that showed good correlation with the original sample. The standard variance may be the result of insufficient analytical information required to determine a statistically representative expected value for the standard prior to insertion into the sample batch for QA/QC monitoring. Table 3.5 lists the standards with expected analytical values and Figure 3.3 shows the results of the standards.

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Molycorp Minerals, LLC	Page 41
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility

Table 3.5: Standards with Expected Analytical Performance

	Maximum REO (%)	Median REO (%)	Minimum REO (%)
Pit Standard	6.50	5.91	5.32
Birthday Standard	24.86	22.60	20.34
The pulp duplicates showed good agreement with the original analyses. The pulp duplicates analysed at the SGS and on-site laboratories showed good correlation between the labs and were within ±10% with one failure. The duplicates analysed by SGS and the SRK blind duplicates analysed at SGS were all within ±10% of expected value. These results are shown in Figure 3.4.

Overall the historical Project analyses in the assay database are lower than the corresponding SGS Minerals analyses and the Mt. Pass lab analyses above approximately 4.5% REO. Below 4.5% the historical analysis is generally a little higher, but within the ±20% range for acceptable analysis. The results of the SGS analysis plotted against the historical analysis shown in the scatter plot and the plot of relative percent difference are provided in Figure 3.5.

SRK requested that SGS re-analyze 16 field duplicates between approximately 3.00 and 11.00% that exceeded ±20% and the two standards failures. The re-analysis of the standards included samples above and below the standard in the sample stream. Re-analysis of the standards resulted in values within the expected range. The re-analysis of the field duplicate failures at SGS were within ±10% of the first analysis at SGS.
3.6.2	Interpretation of SRK QA/QC

SRK concludes that the differences identified between the original and check data are the result of different analytical techniques separated by almost 20 years and natural variability between the first analyzed half and the second analyzed half of the core. SGS and the Mountain Pass Lab produced similar results and demonstrated good repeatability. SRK is of the opinion that the historical analytical data in the database can be used to support a mineral reserve statement.

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Road
Wind-blown Sand
Alluvial Channel Deposits
Debris Flow
Carbonatite
Granite
Syenite
Shonkinite
Gneiss
Faults
Pit
Monitoring Wells
Topographic Contours
1:4800 1 inch = 400 feet
North Fault
P-16
P-1
P-19
Pit
Clark Mountain Fault

SRK Consulting
Engineers and Scientists

Molycorp Minerals

MOUNTIAN PASS, CALIFORNIA

FIGURE 3.1

SITE-WIDE GEOLOGIC MAP

DATE	APPROVED	FIGURE	REVISION NO.
DEC. 2009	THB	3.1	B

0
200
400
600
800
SCALE IN FEET
N
DDH-4A
88-4
MP-09-01
MP-09-05
88-21
MP-09-02
MP-83-2
MP-83-3
MP-09-07
MP-09-06
88-3
88-2
MP-09-03
DDH-3B
MP-09-08
DDH-3A
88-2
92-11
DH-7
DDH-2
91-5
91-7
85-20
MP-09-09
MP-84-4
85-11
85-10
DDH-11A
MP-83-4
R-10
DDH-9A
90-20
85-9
85-8
DDH-1
DDH-9
DDH-10A
92-10
90-11
90-16
90-16
85-7
R-1
91-9
90-12
DDH-13A
DDH-8
DDH-2A
DH-5
91-8
91-10
90-13
90-17
85-6
R-11
R-2
90-18
85-5
85-4
91-12
88-1
91-11
85-3
MP-84-3
MP-09-10
MP-84-6
R-8
DDH-7
DDH-1A
DDH-8
MP-09-11
85-1
85-2
DDH-10
DDH-102
88-1
R-3
DDH-5
85-1
DDH-4
86-12
MP-09-12
R-4
R-12
DDH-14
MP-09-15
R-5
92-9
MP-09-14
R-7
MP-09-13
85-14
R-6
DDH-7A
DDH-6A
85-15
R-9

LEGEND

- Diamond drillhole
- Rotary drillhole
- Rotary/Diamond drillhole
- Unknown drillhole
- Topography boundary (1997-2007)
- Infill drillhole
- Planned infill drillhole

GENERAL NOTES

1. The map is in Mine coordinates.
2. The contours are at 5 foot intervals.
3. All sampled intervals in Rotary/Diamond drillholes are drill core

REFERENCES

1. Base maps provided by Molycorp Minerals, LLC (1997 and 2007).
2. Drillholes compiled by SRK from drill reports provided by Molycorp Minerals, LLC.

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520-544-3688

Molycorp

Mountain Pass Resource Statement

Drillholes

Drillhole Collar Locations

SRK JOB NO.: 190800.05/ TASK 300	FILE NAME: Drillholes MtPass 190800.05-300

DATE:	APPROVED:	FIGURE:	REVISION NO.
February 10	CH		A

Pit Standard
+10% (~2σ)
6.50
5.91
5.32
-10 (~2σ)
ReO (%)
7.00
6.00
5.00
4.00
0
1
2
3
4
5
6
7
8
9
10

Birthday Standard
24.86
+10% (~2σ)
22.60
-10 (~2σ)
24.34
ReO (%)
25
24
23
22
21
20
0
1
2
3
4

SRK Consulting
Engineers and Scientists

SRK Job No.: 190600.050

File Name: Figure 3.3.doc

Mountain Pass, California

QA/QC Standards with Expected Analytical Performance

Date: DEC 2009 | Approved: DKB | **Figure: 3.3**

SGS Original vs. SGS Duplicate
SGS Duplicate (ReO %)
SGS Original (ReO %)
+10%
-10%
n= 17 pairs

Mt. Pass Duplicate vs. SGS Duplicate
SGS Duplicate (ReO %)
Mt. Pass Duplicate (ReO %)
+10%
-10%
n= 12 pairs

SRK Consulting Engineers and Scientists	Mountain Pass, California	Pulp Duplicate Records
SRK Job No.: 190600.050		
File Name: Figure 3.4.doc		Date: DEC 2009 · Approved: DKB · Figure: 3.4

Original vs. SGS
SGS (ReO %)
Original (ReO %)
+20%
-20%
n= 117 pairs
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25

Relative Percent Difference - Original vs. SGS
Relative Percent Difference = ((Original - SGS)/AVERAGE (Orignal + SGS))
ReO (%)
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%

SRK Consulting Engineers and Scientists	NI 43-101 Resource Study Mountain Pass, California	Scatterplot of Historic Assays and 2009 Check Assays
SRK Job No.: 190600.020		
File Name: Figure 3.5.doc		Date: DEC 2009 · Approved: DKB · Figure: 3.5

Molycorp Minerals, LLC	Page 47
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility
4	Mineralized Material Assessment

SRK compiled a digital database based on information available from original laboratory analyses. In some cases, the original lab sheets were not located, and SRK relied on typed and hand written analyses as posted on drilling logs. There is some information available regarding drilling recoveries, recorded on the original drill logs. Anecdotal information indicates excellent core recovery, and no relationship was observed by site personnel between core recovery and REO grade. SRK is of the opinion that archiving of historical information related to drilling programs on site is sufficient.

SRK performed a detailed assessment of the 3-dimensional aspects (e.g., grade, lithology, continuity) of the deposit. This detailed assessment formed the basis of the reserve statement described in Section 6.0 of this report.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 48
5	Geotechnical
The primary geotechnical engineering aspects of the Project include the estimation of the maximum pit slope angle for the open pit and specification of the foundation designs for the new process facilities. The engineering designs for the overburden stockpile areas and the Tailings Storage Facility are addressed in Sections 8.1 and 8.3.
5.1	Pit Slope Design
The 2004 application for the Conditional Use Permit, approved by the Land Use Services Department of San Bernardino County, included a post-closure stability analysis (Golder 2002b) for the ultimate open pit as well as other surface facilities. The geotechnical assessment of the ultimate pit included rock mass controlled stability analyses of the east, north, west and south pit walls. The assessment also included analysis of a non-daylighting planar mechanism on the east wall along the Celebration Fault. In this mechanism, slip may occur along the relatively weak fault surface and then break-through to the slope face through the rock mass. Post-closure groundwater conditions assume a 250 ft deep pit lake (due to groundwater inflow) or approximately 500 ft below the existing ground surface.
The geotechnical assessment identified the non-daylighting planar mechanism on the east wall as the most critical failure mechanism. The calculated Factor of Safety (FOS) for this section is 2.3 for static conditions and 1.8 for pseudo-static conditions. Both FOS meet or exceed typical mine closure requirements of 1.5 (static) or 1.1 (pseudo-static) for post-closure stability (e.g., Arizona Department of Environmental Quality 1998).
Per Golder (2002b), the maximum slope height will be 840 ft in the north wall and the overall design slope angles will be 42° in all pit sectors. Molycorp will re-assess this pit slope stability analysis if the mine plan changes materially from the assumptions described above.
5.2	Building Foundation Design
Foundation designs for new buildings are subject to review and approval by building and land use authorities. In November 2009, Molycorp retained Converse Consultants (Converse) to perform a geotechnical study in the existing and proposed plant areas to assess the nature and engineering properties of the subsurface soils and to provide preliminary recommendations for support of the proposed building improvements. Converse advanced 10 exploratory test borings during an air rotary rig. Where material types allowed, Standard Penetration Tests (SPT) were performed using a SPT sampler.
Conclusions relevant to new facility construction include:
•	Three borings were advanced at widely separated locations to provide a preliminary indication of the near-surface conditions at those locations;

•	The native soils encountered in the borings consisted of clayey, silty and poorly-graded (clean) gravelly sands, portions of which were cemented;

•	Bedrock was encountered in one boring at a depth of about 3 feet but was not encountered in the other two borings within the 22.5 foot depth explored.

•	Site materials are essential non-expansive;

•	There are no known active faults projecting toward or crossing the site; however, ground shaking from earthquakes associated with nearby and distant faults may occur during the

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 49
lifetime of the project. Based on these initial findings related to seismic conditions, the appropriate site class for the area is “C”.
Existing buildings and infrastructure at the Mountain Pass property indicate competent foundation conditions. During the course of detailed design for new buildings and infrastructure Molycorp will conduct additional geotechnical assessments to confirm appropriate foundation conditions and the corresponding structural design requirements.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 50
6	Mining
Mining of rare earths at Mountain Pass commenced in 1952 with a small open pit mine. The mining initially focused on the high grade areas with a relatively low production rate of about 80 to 120 t/day. Table 6.1 presents a summary of historical mine production between 1968 and 2002. Historical open pit mining methods were based on a 30-foot bench height. Ore was mined with shovels with 85 ton haul truck transport to the primary crusher. Multiple operating benches and a large intermediate ore stockpile allowed Molycorp to achieve a target ore feed rate (approximately 2,000 tons per day) at an average REO grade of 8.5%.
The existing open pit is about 1,800 ft long, 1,600 ft wide and 500 ft deep at its deepest point. The pit-bottom sump is about 250 ft deep. Existing benches are 30 ft high and the overall slope angle of the pit wall is about 45°.
Planned mining operations at Mountain Pass will continue using open pit mining methods. Given the 42 Mlb production target for REO, the mining rate will fluctuate between 1,100 and 1,500 tpd based on realized REO grade. The primary bastnasite-bearing carbonatite formation dips to the west, resulting in an average stripping ratio of 11:1 (Overburden:Ore) over the 30 year mine life. The stripping ratio varies throughout the mine life. The pre-production stripping campaign will total approximately 10.4 Mt of overburden material. Overburden removal will start along the north pit wall and progress southward along the western boundary of the existing open pit.
Molycorp will either self-perform or use mining contractors for stripping topsoil and overburden material. Molycorp intends to mine using Molycorp personnel and equipment. Molycorp staff will also be responsible for grade control, mine planning, environmental compliance and overall mine management.
The proposed SRK pit is based on the mineralized material estimate (Section 4.0) using a historical cut-off grade above 5% REO. Marginal grade material between 2.7% and 5% REO is stored for possible use but is not classified as a reserve.
The ultimate pit is approximately 3,200 ft long, 1,800 ft wide and 600 ft deep with a volume of 1.3 billion ft3. The pit design is based on 30 ft benches, taken in three 10 ft lifts with each ore lift taken in two 5 ft flitches. The ramps are 60 ft wide at a maximum gradient of 10%.
SRK applied the open pit boundary approved in the 2004 Conditional Use Permit as an initial constraint on mine production. SRK developed a phased production schedule that restricted operations to the current pit permit boundary. Expansion to the ultimate open pit boundary will require amendment of the current CUP. Mining activities at Mountain Pass are a vested right of Molycorp and the act of open pit mining is not subject to future approval by regulatory authorities. Molycorp has a reasonable expectation that future amendments to the existing permit boundary will be approved.
The life of mine plan was based on a culmination of pit optimization, pit design, associated mine economics and rare earth recoveries.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 51
Table 6.1: Past Mine Production (1968 to 2002)

Year	Mined, tons	Crushed, tons	Overburden, tons
2002	201,520	217,204	255,520
2001	175,010	260,000	634,000
2000	78,000	0	239,000
1999	94,000	0	43,000
1998	234,000	269,000	688,000
1997	632,000	452,000	3,355,000
1996	604,000	551,000	2,312,000
1995	714,000	546,000	2,388,000
1994	567,000	494,000	1,217,000
1993	540,000	447,000	1,232,000
1992	275,000	247,000	1,771,000
1991	404,000	446,000	2,477,000
1990	706,000	508,000	1,749,000
1989	445,000	419,000	1,610,000
1988	143,000	214,000	1,049,000
1987	402,000	320,000	1,072,000
1986	343,000	214,000	1,225,000
1985	365,000	204,000	1,233,000
1984	621,714	439,000	728,000
1983	485,315	322,771	226,000
1982	400,428	400,427	221,625
1981	371,553	370,207	225,691
1980	386,927	360,068	219,345
1979	326,010	358,399	327,760
1978	292,760	266,757	132,200
1977	314,946	321,508	66,255
1976	355,253	308,938	73,980
1975	296,693	296,693	70,100
1974	479,000	499,597	9,100
1973	303,000	305,072	No data
1972	163,000	228,488	No data
1971	214,000	181,175	No data
1970	226,000	204,398	14,000
1969	282,000	259,064	85,000
1968	196,000	193,100	No data
Mill quantities do not include tailings that were reprocessed.
Between 1975 and 1982, crushing tonnages were not recorded (assumed to be the same as milling tonnages)
Source: Mountain Pass monthly operational reports
6.1	Pre-Production Mine Development
All overburden and waste movement will either be carried out by a mining contractor or performed by Molycorp. The existing open pit mine and associated infrastructure minimizes the requirement for extensive pre-production mine development prior to re-start of mining operations.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 52
6.1.1	Ground Preparation
The mining advance will be preceded by ground preparation, which consists of topsoil removal and cleanup, and relocation of old waste dumps. The topsoil will be stockpiled and used later for environmental rehabilitation.
The existing mill is located within the final pit limits. The current mine plan requires relocation of the mill facility approximately 10 years into the mine life.
The site for the new Paste Tailings Storage Facility (PTSF) and paste plant will also be prepared for construction.
6.1.2	Road Construction
The existing surface road infrastructure will be supplemented by a road to access the new PTSF. In Year 10, road construction will be required for access to the site of the new mill. It is expected that road construction will be characteristic of existing haul road and access roads, relying predominantly on grading the existing topsoil, with a minimum of fill.
6.1.3	Mining Preparations
During the pre-production period, dewatering of the existing Mountain Pass pit and construction of the ore stockpile will commence. Stockpile Grade material (REO between 2.7 and 5%) will be placed in a designated area.
Molycorp re-started pit dewatering in August 2009 with activation of two enhanced evaporation units on the west pit wall. Pit water is pumped from a floating sump in the existing pit. Molycorp will increase the evaporation capacity in 2010 and 2011 to allow resumption of pit development.
6.1.4	Stockpile Construction
Molycorp has permit approvals for expansion of the West Overburden Stockpile (Section 8.1). Production activities will require clearing and ground preparation for the planned East Overburden Stockpile in Year 10.
6.1.5	Mine Block Model
The block model was based on a mineralized envelope to estimate ore tonnage and extent of mineralization. Since the block model did not incorporate sub-blocking along this hard boundary, it was necessary to determine the quantity of REO, which may lie within any regular block touching the mineralized envelope. This essentially diluted regular block grade values to create a fuzzy boundary along the mineralized zone which equates to a diluted selective mining unit (SMU) of 10x25x25 foot mineable blocks. Regular block density, which touched topography, were also modified according to the percentage of the block in-situ verses that above topography thus maintaining the correct grade tonnage units within a block.
Due to the multiple processing and product streams, the REO is subjected to a value model to determine the net value of blocks after recovery, processing cost and revenue. The actual block modification script used is described below and corresponds to the simplified schematic flow diagram shown in Figure 6.1.
The resultant mine block model accounts for spatial dilution of grade and tonnage along the topography and orebody, provides a representation of a block dollar value and is suitable for pit optimisation and production schedule estimation.

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 53
6.1.6	Cut-off Calculation
The mining cut-off calculation is based on a historical grade of 5% REO. To calculate the marginal cut-off grade for Molycorp’s internal consideration, a zero revenue block equates to a 2.7% REO grade. SRK is of the opinion that using a 5% cut-off grade is prudent given historical mine performance and while crocidolite delineation is ongoing (Section 3.2.4).
6.2	Pit Optimization
Pit optimization was carried out on the Mountain Pass deposit using Whittle™ v4.2 pit optimization software in conjunction with Maptek’s Vulcan 8™ general-purpose mine planning package. The optimization used the optimum pit size possible for the price assumptions and results formed the basis for a conceptual pit design. Whittle™ is a theoretical result which does not include mining access considerations and is used as a guide for detailed pit construction.

Whittle Parameters

Table 6.2 indicates the parameters used for pit optimization, which are based on the SRK geologic block model dated December 12, 2009. The block model was modified for proportional grade within the Mountain Pass mineralized envelope, inclusion of slope zones and modification of density due to topographical influence on regular block sizes.

Table 6.3 illustrates the operational and mining limits applied to the optimization. The costs are based on estimates provided by SRK, Molycorp staff and from third party mining and process design contractors at the time of optimization.

The Whittle™ parameters by necessity are estimated before the final economic model is constructed and may require further iterations in the future. An 8% discount rate for pit optimization and an estimated US$507 million initial capital cost were used to gage strategic mining cash flow risk involved in pit selection.

Table 6.2: Physical Whittle Parameters

Whittle Parameter	Type	Value

Base Units	REO	%
	Phosphorous	%
	Calcium Carbonate	%
	Value	$/ton

Block Model Dimensions	Geological
	X	25
	Y	25
	Z	10
	No. X	178
	No. Y	204
	No. Z	162

Slope		42º

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 54
Table 6.3: Economic Whittle™ Parameters

Whittle™ Parameter	Type	Value

Mining Cost	Reference Mining Cost	$3
	Mining Recovery Fraction	1
	Mining Dilution Factor	1

Processing Cost	Process Name	MILL
	Rocktype 1 - Category	1
	Rocktype 2 - Category	2
	Rocktype 3 - Category	3
	Selection Method	Value Model
Optimization	Phase – Value Model	1

Operational Scenario — Time Costs	Initial Capital Cost (estimated)	$507,000,000
	Discount Rate Per period	8%

Operational Scenario — Limits	Processing Method Limits	512,000 ore-t

Table 6.4: Whittle™ Pit — Summary of Results

Variable	Value

Mill kilo tons	14,871
Waste kilo tons	95,321
Strip Ratio	6.41
REO (%)	8.16
6.3	Pit Design
Pit designs for the Project were constructed using Vulcan 8™ general-purpose mine planning package. All designs used pit shell shapes exported from pit optimization results as a guide for toe and crest location. Ramps were added on an as needed basis to reduce haul distances and allow for effective mining widths.

Ramp System

The Mountain Pass ore body is controlled by a vein system of mineralization. As such there is a profound footwall and hanging wall. Ramps within the pit design have been placed exclusively on the footwall side of the pit where geometrical changes in the design are possible. This method removes the loss of ore on the footwall or additional stripping burden due to bench access.

Table 6.5: SRK Pit Design Results

Variable	Value	% Difference

Mill kilotons	13,588	-9.5
Waste kilotons	104,693	+9
Strip Ratio	7.7	+17
REO (%)	8.24	+1

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 55
The percentage variation of pit design from whittle results illustrates the effect of mining width and ramp access from the theoretical results linked to the SMU block size. Due to the vein structure of the deposit this variance is within acceptable margins when ore tonnes are targeted.
6.4	Mine Production Schedule
The production schedule was designed to mine 42 Mlbs of REO product. After a two year ramp up and pre-stripping from 2011, the resultant mill production schedule yielded a mine life of thirty-four years.

The production rates estimated by SRK are based on the assumption that contractors will be used for pre-stripping activities in the pre-production period and early mine life to overcome the waste bound nature of the pit and when the mill is to be relocated. Using a base 5 year contract period, two stripping programs are required to move approximately 30,000 tpd and vary according to ore exposure. In between waste stripping regimes, a small owner fleet may be used.

Three pit phases were constructed to represent segments of the final pit design. The number of possible phases is restricted by current mill location, depth of ore and required minimum mining width between phases which was maintained at 120 feet. For scheduling purposes, each phase comprised of a solid triangulation, which was converted into a 3-D solid shape representing 10 foot mining benches.

For each bench triangulation within a phase, volumetric and grade fields were reported by product code (cut-off). While only Proven and Probable reserves for each rock type were used, multiple cut-offs and recoveries culminated in a product classification (Mill Grade and Stockpile Grade). The higher-grade product tonnage was used as the mill schedule target. The Stockpile Grade category was included in the actual production schedule, and did not contribute to Proven or Probable ore tonnages in the Reserve Statement. Table 6.6 illustrates the multiple CoGs used to assign product classifications, which were reported in the production schedule.

Table 6.6: Product Code Cut-off Parameters (Proven and Probable Only)

Element	Mill Grade	Stockpile Grade	Waste

REO	REO≥ 5%	2.7% < REO≥5%	2.7% < REO
The pit progression for year pre-production periods, Year 1, Year 2, before mill relocation in Year 10, after the second stripping campaign in Year 14 and final layout are detailed in Figure 6.3 through Figure 6.7.

Table 6.7 presents the annual mine production schedule. The Mine Production Schedule Results are shown in Figure 6.8.

SRK Consulting	April 28, 2010

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Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 56
Table 6.7: Mine Production Schedule

					Mill Grade
			Mill		Ore	Stockpile
			Grade	Mill	Recovered	Grade	Stockpile
		Waste	Ore	Grade	Product	Ore	Grade
Year	Period	kt	kt	%	klbs	kt	%

2012	Pre-prod and Year 1	13,779	358.96	6.32	28,580	469.93	3.90
2013	2	2,854	508.32	6.90	44,219	771.87	3.73
2014	3	17,785	477.55	8.22	49,452	420.03	3.80
2015	4	817	419.23	8.87	46,861	138.08	3.95
2016	5	396	372.02	9.18	43,035	94.01	3.93
2017	6	305	372.39	9.17	43,035	71.88	3.95
2018	7	248	368.83	9.26	43,031	57.18	3.97
2019	8	169	365.84	9.34	43,033	41.57	3.87
2020	9	129	364.67	9.37	43,044	38.94	3.89
2021	10	59	366.01	9.33	43,043	27.18	4.29
2022	11	41	369.82	9.24	43,061	25.78	4.19
2023	12	4,415	371.08	9.28	43,368	19.79	3.92
2024	13	17,558	513.65	6.85	44,351	364.43	3.92
2025	14	13,535	538.35	6.53	44,282	632.79	3.79
2026	15	7,828	466.06	7.51	44,076	364.04	3.85
2027	16	4,435	427.07	8.35	44,914	251.44	3.76
2028	17	2,972	424.63	8.28	44,301	166.65	3.84
2029	18	2,485	409.11	8.36	43,069	147.27	3.95
2030	19	2,061	406.11	8.41	43,046	148.16	3.89
2031	20	1,684	408.61	8.36	43,048	159.00	3.87
2032	21	1,311	419.34	8.15	43,046	194.71	3.92
2033	22	949	421.01	8.11	43,044	197.75	3.98
2034	23	646	419.55	8.14	43,037	180.63	3.99
2035	24	470	416.23	8.21	43,033	146.77	4.00
2036	25	362	412.24	8.29	43,060	126.42	4.04
2037	26	283	403.74	8.46	43,037	119.92	4.04
2038	27	203	404.97	8.44	43,061	110.22	4.06
2039	28	185	410.41	8.32	43,041	116.44	4.02
2040	29	144	413.00	8.27	43,044	120.42	3.99
2041	30	93	418.16	8.17	43,056	113.96	3.96
2042	31	93	424.88	8.04	43,067	130.51	4.01
2043	32	87	432.19	7.91	43,057	161.17	4.00
2044	33	122	387.77	7.73	37,790	166.58	4.07
6.5	Reserve Statement
Table 6.8 presents the reserve statement for the Project.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 57
Table 6.8: Proven and Probable Reserves for the Mountain Pass Project (Effective February 6, 2010)

			REO
Category	REO %	kt	(Mlbs)

Proven	9.38	480	88
Probable	8.20	13,108	2,122

Proven and Probable	8.24	13,588	2,210

1.	Full mining recovery is assumed (100%).

2.	Mine reserves are fully diluted.

3.	A historical CoG of 5% REO was used within the pit design.

4.	Average REO mill recovery estimated at 65%.

5.	1997 surface topography used for volume control of reserves.

6.	Values have been rounded to nearest significant number, to reflect the accuracy of the estimate.

SRK Consulting	April 28, 2010

Mine
Ore Mined
1.0 tons per day
Blended REO Grade (% by wt)
8.5%
One Ton of Ore Contains
170.0 lbs REO
Crush - Grind - Flotation
Recovery
65.0%
Concentrate Grade
68.0% 162.50
One Ton of Ore Produces
110.5 lb REO
1,837.5 lbs Tailing
Paste Plant
Tailings Produced
1,837.5 lbs of Tailing
Paste Tailings Storage Facility
Extraction
Recovery
95.0%
SX REO Loss
1.0%
One Ton of Ore Produces
103.9 lb REO
Non-recoverable REO Residual
6.60 lb REO
Separation
Recovery
98%
Impurity Removal REO Loss
2.00%
One Ton of Ore Produces
99.8 lb REO
Non-recoverable REO Residual
4.10 lb REO
To Further Processing
Cerium Oxide (CeO_2)
One Ton of Ore Produces 49.7 lbs Cerium Oxide
Products: Glass Product Water Filter Cerium Chloride Hexahydrate
Target Production 15.0% 35.0% 50.0%
Process Recovery 90.0% 90.0% 90.0%
Packaging Recovery 98.0% 98.0% 98.0%
One Ton of Ore Produces 6.6 15.3 21.9
Non-recoverable REO 5.9
Lanthanum Oxide (La_2O_3)
One Ton of Ore Produces 32.9 lbs Lanthanum Oxide
Products: Oxide Metal (Off-Site)
Target Production 50.0% 50.0%
Oxide to Metal Recovery 90.0%
Oxide to Metal Conversion 0.85
Packaging Recovery 98.0% 100.0%
One Ton of Ore Produces 16.1 12.6
Non-recoverable REO 4.2
Neodymium Oxide (Nd_2O_3)
One Ton of Ore Produces 12.0 lbs Neodymium Oxide
Products: Oxide Metal (Off-Site)
Target Production 0.0% 100.0%
Oxide to Metal Recovery 90.0%
Oxide to Metal Conversion 0.85
Packaging Recovery 98.0% 100.0%
One Ton of Ore Produces - 9.2
Non-recoverable REO 2.8
Praseodymium Oxide (Pr_6O_{11})
One Ton of Ore Produces 4.5 lbs Praseodymium Oxide
Products: Oxide Metal (Off-Site)
Target Production 0.0% 100.0%
Oxide to Metal Recovery 90.0%
Oxide to Metal Conversion 0.85
Packaging Recovery 98.0% 100%
One Ton of Ore Produces - 3.4
Non-recoverable REO 1.1
Samarium Oxide (Sm_2O_3)
One Ton of Ore Produces 0.6 lbs Samarium Oxide
Products: Oxide Metal (Off-Site)
Target Production 0.0% 100.0%
Oxide to Metal Recovery 90.0%
Oxide to Metal Conversion 0.85
Packaging Recovery 98.0% 100.0%
One Ton of Ore Produces - 0.5
Non-recoverable REO 0.1
Europium Oxide (Eu_2O_3)
One Ton of Ore Produces 0.1 lb Europium Oxide
Products: Oxide Metal (Off-Site)
Target Production 100.0%
Process Recovery
Packaging Recovery 98.0%
One Ton of Ore Produces 0.10 lbs
Non-recoverable REO 0.002

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	REO to Metal Production per Ton of Ore Processed
SRK Job No.: 190600.050		
File Name: Figure_6.1.doc		Date: 20100309 Approved: TS **Figure: 6.1**

CLOSED PIT
LG STOCKPILE
MINERAL RECOVERY PLANTS
NORTHWEST EVAPORATION PONDS
NORTH OVERBURDEN STOCKPILE
EXISTING OPEN PIT PERMIT BOUNDARY
WEST OVERBURDEN STOCKPILE
CLOSED P-1
SOUTH OVERBURDEN STOCKPILE
MILL/FLOTATION PLANT AND CRUSHER AREA
DOMESTIC WASTEWATER POND
N
0 250 500 750 1,000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.2

PIT LAYOUT
PRE-PRODUCTION

DATE	APPROVED	FIGURE	REVISION NO.
FEB 2010	THB	6.2	A

NORTHWEST EVAPORATION PONDS
NORTH OVERBURDEN STOCKPILE
EXISTING OPEN PIT PERMIT BOUNDARY
WEST OVERBURDEN STOCKPILE
CLOSED P-1
SOUTH OVERBURDEN STOCKPILE
MILL FLOTATION PLANT AND CRUSHER AREA
MINERAL RECOVERY PLANTS
LG STOCKPILE
CLOSED PIT
DOMESTIC WASTEWATER POND
N
0 250 500 750 1,000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.3

PIT LAYOUT
PRODUCTION YEAR 1

DATE	APPROVED	FIGURE	REVISION
FEB 2010	THB	6.3	A

NORTHWEST EVAPORATION PONDS
NORTH OVERBURDEN STOCKPILE
EXISTING OPEN PIT PERMIT BOUNDARY
CLOSED PIT
LG STOCKPILE
WEST OVERBURDEN STOCKPILE
SOUTH OVERBURDEN STOCKPILE
MILL FLOTATION PLANT AND CRUSHER AREA
DOMESTIC WASTEWATER POND
N
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.4

PIT LAYOUT
PRODUCTION YEAR 2

DATE	APPROVED	FIGURE	REVISION
FEB 2010	THB	6.4	A

NORTHWEST EVAPORATION PONDS
NORTH OVERBURDEN STOCKPILE
EXISTING OPEN PIT PERMIT BOUNDARY
WEST OVERBURDEN STOCKPILE
SOUTH OVERBURDEN STOCKPILE
MILL/FLOTATION PLANT AND CRUSHER AREA
LG STOCKPILE
CLOSED P16
DOMESTIC WASTEWATER POND
N
0 250 500 750 1,000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.5

PIT LAYOUT
PRODUCTION YEAR 10

FEB. 2010	THB	6.5	A

NORTHWEST
EVAPORATION PONDS
NORTH OVERBURDEN
STOCKPILE
EXISTING OPEN PIT
PERMIT BOUNDARY
CLOSED
P-16
LG
STOCKPILE
EAST
OVERBURDEN
STOCKPILE
WEST
OVERBURDEN
STOCKPILE
SOUTH
OVERBURDEN
STOCKPILE
FLOTATION PLANT
AND CRUSHER AREA
DOMESTIC
WASTEWATER POND
N
0 250 500 750 1,000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.6

PIT LAYOUT
PRODUCTION YEAR 14

DATE	APPROVED	FIGURE	REVISION
FEB 2010	THB	6.6	A

NORTHWEST
EVAPORATION PONDS
NORTH OVERBURDEN
STOCKPILE
EXISTING OPEN PIT
PERMIT BOUNDARY
CLOSED
PIT
LG
STOCKPILE
EAST OVERBURDEN
STOCKPILE
WEST
OVERBURDEN
STOCKPILE
FLOTATION PLANT
AND CRUSHER AREA
SOUTH
OVERBURDEN
STOCKPILE
DOMESTIC
WASTEWATER POND
N
0 250 500 750 1,000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 6.7

PIT LAYOUT
END OF MINE LIFE

DATE	APPROVED	FIGURE	REVISION NO.
FEB 2010	THB	6.7	A

60,000
50,000
40,000
30,000
20,000
10,000
0
kt
10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
Percent (%)
Year
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
Production Years
Waste kt
Mill Feed Ore kt
Mill Feed Recovered Product klbs
Stockpile Ore kt
Stockpile Recovered Product klbs
Mill Feed Ore Grade %
Stockpile Ore Grade %

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	Mountain Pass Production Schedule
SRK Job No.: 190600.050		Date: Feb. 2010 · Approved: JoP
File Name: Figure_6.8.docx		**Figure 6.8**

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 66
7	Process Metallurgy
The process flow sheet for on-site project activities includes milling, extraction and separation operations. Figure 7.1 presents the basic process flow diagram for the project. The Mine and Mill will operate in a manner similar to historical operations with mill improvement measures included that have demonstrated increased REE recovery that allows for reduced mining rates and mill throughput (Section 7.1). The new extraction and separations facilities (Section 7.2) will be built to extract all REEs from gangue materials as a REE chloride solution. As with historical operations, the solution will undergo an impurity removal step before transfer to the separations facility where solvent extraction circuits are used to separate individual REE. The individual rare earths can then be precipitated from solution, filtered, dried and if required, converted to oxide powders.

Molycorp will perform on-site processing of the cerium oxide to produce radiation-free glass polish, water filter media and cerium chloride hexahydrate. Molycorp will also package a portion of the lanthanum production as well as all europium oxide production for direct sale. Neodymium, praseodymium, lanthanum and samarium oxides will be transported to an off-site facility for conversion into metals and alloy products (Section 7.3).

The slurry containing tailings solids produced during the milling process will be de-watered into paste tailings and deposited in an engineered containment facility (Section 8). Molycorp conducted site-specific test work to confirm the amenability of the Mountain Pass tailings to paste processing.
7.1	Mill/Flotation Circuit
Figure 2.6 presents the general facilities arrangement for the existing mill facility. The mill is located to the south of the existing open pit. This section relies on process flow diagrams to describe the basic mill functions. Refurbishment activities will be based on the as-built drawings and field verification of dimensions for equipment replacement.
7.1.1	Historical Production
Over the 50 year operating history of the existing mill facility, Molycorp’s predecessor companies successfully produced bastnasite concentrates on a continuous basis for sale and/or further on-site processing. Table 7.1 presents the historical mill production from 1980 to 2002, including total REO production. Prior to 2001, calculated mill recoveries varied from 52% to 75% , with an arithmetic average of 62.2% . During 6 months of mill operation in 2001 and 2002, the calculated mill recoveries varied from 57.3 to 71.6% , with an arithmetic average of 63.5% .

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 67
Table 7.1: Historical Mill Production, 1980 to 2002

				Unleached
				Concentrate
		Average Mill Feed	Calculated	Production, lbs
Year	Milled, tons	% REO	Recovery (%)	REO

2002[1]	183,487	7.91	67	2,616,000
2001[2]	175,010		62.8	17,845,000
2000	No operation
1999	No operation
1998	321,000
1997	424,000	8.43	57.51	41,117,711
1996	544,000	—	—	42,513,000
1995	537,000	9.01	51.95	49,029,000
1994	508,000	8.68	56.40	49,726,403
1993	433,000	8.31	55.34	39,722,150
1992	409,000	8.80	60.4	42,800,327
1991	336,344	8.74	59.76	35,143,870
1990	480,161	8.81	60.19	50,943,008
1989	418,446	8.96	62.15	46,613,913
1988	221,764	9.74	60.48	26,135,080
1987	358,000	9.31	58.39	38,962,866
1986	225,000	9.47	57.32	24,414,453
1985	253,000	8.15	75.62	31,193,018
1984	543,354	7.82	68.49	58,176,586
1983	371,252	7.85	67.3	39,224,489
1982	391,417	7.30	69	38,581,897
1981	370,207	7.43	68.4	37,659,763
1980	360,068	7.18	68.2	35,243,503

[1]	REO production total is for January 2002 only.

[2]	Mill operation for 5 months in 2001.

Source: Mountain Pass monthly operational reports
In 2000, Molycorp upgraded the mill facility to improve process efficiencies and mill recoveries. Specifically, Molycorp:
•	Changed the configuration of the hydrocyclones, (a device used to size the particles being fed to the flotation process) in order to achieve a higher degree of separation between the bastnasite mineral and other minerals in the ore;

•	Changed one of the flotation reagents from a liquid to a dry solid and implemented a feeding system that more closely controlled the reagent feed rate to the process;

•	Replaced the drive mechanisms on a series of mixing tanks to achieve better mixing characteristics between the ground ore and the flotation reagents ahead of the flotation process;

•	Optimized the throughput to the milling operation, resulting in a feed rate reduction of 31%; and

•	Implemented X-Ray analysis of mill quality control samples in the flotation operation by mill personnel, in order to reduce analytical turn-around time and increase the frequency of analysis. This resulted in a substantial improvement in process control.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 68
Following implementation of these improvements, Molycorp operated the updated mill for a total of 6 months during two operating periods (Table 7.2). During this time, Molycorp produced approximately 20.5 Mlbs of bastnasite concentrate containing 13 Mlbs REO. Measured process recoveries, up to 71.6% in the updated mill, were observed.

Table 7.2: 2001 and 2002 Mill Production Summary

				Unleached		Calc	Calc
	Mill Feed	Mill Feed	Feed REO	Concentrate	Tailings	Recovery	Production
	Tons	% REO	lbs	% REO	% REO	%	Mlbs REO

May	38,111	8.31	6,334,048	62.8	3.84	57.3%	3,629
June	33,488	8.42	5,639,379	61.8	3.27	64.6%	3,642
Oct	28,362	7.69	4,362,076	63.2	3.34	59.7%	2,605
Nov	37,035	8	5,925,600	60.4	3.41	60.8%	3,603
Dec	38,014	8.02	6,097,446	60	2.52	71.6%	4,365
Jan 2002	24,692	7.91	3,906,274	58.9	2.87	67.0%	2,616

						Total:	20,461
The average ore grade (% REO) supplied to the mill during this operating period varied between 7.69% and 8.42% . Calculated mill recoveries varied from 57.3% (at an average ore grade of 8.31% ) to 71.6% (average ore grade of 8.02% ).

Based on the 18 years of annual performance data and the 6 months of operation in 2001 and 2002, the average recovery rate in the existing mill is approximately 63% . During the 2001 and 2002 mill runs, Molycorp varied a number of operational parameters. Performance data from this period suggest that a mill recovery of 70% is possible when the mill is operated on a sustained basis and further improvements. For the purposes of this engineering study, SRK applied a recovery value of 65% .
7.1.2	Process Design Criteria
The following general design criteria were applied for re-start of the existing mill:
•	Mill feed of 1,100 to 1,500 t/day;

•	Target average head grade delivered to the fine ore storage bin between 7.0 and 9.0% with an average of 8.5% as REO;

•	Process recovery of 65% as REO (based on historical performance); and

•	Leached REO concentrate at 68% bastnasite by weight.
7.1.3	Process Description
Figure 7.2 presents the overall process flow diagram for the existing mill. As described in Section 6.0, Molycorp will haul REE material from the open pit mine to the primary crusher. The material will be crushed in three stages to reach the desired top size of -3/8” and stacked in a fine ore stockpile (Figure 7.3). Crushing utilizes a jaw crusher, a secondary cone crusher, and a tertiary impact crusher for each size reduction step. A pair of screen decks will be used to direct oversize materials to the proper size reduction unit. Once crushed below the maximum desired size, the ore is directed to the stacking belt system that is used to blend the crushed ore to produce a consistent, 8.5% REO average feed for the mill.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 69
The concentrator plant first reduces the size of the ore to a fine powder in a ball mill (Figure 7.4). The bastnasite mineral is then concentrated by selectively floating and separating bastnasite particles from the waste minerals. This is accomplished by conditioning the surfaces of the bastnasite ore with steam and reagents (Figure 7.5) to render the surfaces hydrophobic. The froth flotation circuit consists of rougher flotation cells followed by cleaner cells, final cleaner cells, and a cleaner column. The bastnasite concentrate is then thickened, and carbonates leached in mild hydrochloric acid to produce a bastnasite concentrate containing 68 wt % (Figure 7.6).
Concentrate will be stored in large agitated tanks and pumped as slurry to the new separations plant (Figure 7.7). Tailing from the mill will be transported by slurry pipeline to the new paste plant, separating the solids as a paste for deposition in the paste tailings impoundment and reclaim water that is recycled back to the mill.
7.1.4	Mill Refurbishment Activities
Re-start of the existing mill will require replacement or repair of various components of the mill circuit. Molycorp retained Wilmot Metallurgical Services to perform an inspection of the mechanical and electrical systems of the mill in order to assess the critical mill maintenance issues prior to a re-start. In summary, the primary maintenance items include:
•	Replacement of various vibratory screens in the existing crushing circuit (all crusher chutes are in need of maintenance and some are missing liners);

•	Refurbish crusher bag houses (dust collection);

•	Replace plant weigh scales due to parts availability;

•	Repair the existing ball mill and concrete pedestal foundations;

•	Replace the concentrate — vacuum pumps;

•	Clean out all reagent tanks and refurbish valving with selective tank replacement planned;

•	Replace wooden thickeners with steel lined tanks;

•	Inspect flotation cell mechanisms and motors; and

•	Increase warehouse inventory for spare parts and other maintenance items.
Replacement units and parts for the majority of equipment are still manufactured and are readily available. For equipment or instrumentation that is no longer supported by an existing manufacturer, Molycorp will purchase suitable replacement equipment.
7.2	Extraction and Separations Facilities
Figure 7.8 presents the general facilities arrangement for the new extraction and separations facilities. The new facilities will be located to the north and west of the existing open pit.
7.2.1	Historical Production
Although mining and milling operations ceased in 2002, Molycorp continued to operate the extraction and separation circuits as needed. Operations feed was supplied by REO concentrates recovered from historical on-site stockpiles. Metallurgical performance data from this period and additional pilot test work described below form the basis for predicted performance of the new extraction facility.

The historical extraction process practiced at Mountain Pass consisted of a roasting step that heated the bastnasite to a temperature sufficient to oxidize the cerium fraction. Feeding the roasted bastnasite to a series of leach tanks under tightly controlled acid and temperature conditions promoted dissolution of non-cerium REO, leaving a cerium residue that was used for one primary product, glass polish. The polish was a low REO purity product containing thorium which had few applications outside of glass polish and therefore was no longer viable.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 70
Based on years of testing and experience, Molycorp determined that the upper recovery limit for a hydrochloric (HCl) leach is 70% , the point where carbonate is depleted and the remaining RE is combined as an acid insoluble fluoride. In 2009, Molycorp demonstrated, in laboratory and pilot operations, that REO recovery of up to 95% could be achieved. The leach modifications have been piloted in Molycorp’s Engineering Laboratory and have been scaled to production scale for use in full scale production beginning first quarter 2010. Engineering and commercial-scale testing will be conducted during the first quarter 2010.

Process solution from the extraction circuit enters the separation circuit where solvent extraction (SX) is used to separate groups or individual REEs from one another. The separations circuits were preceded by an impurity removal section to remove non-RE contaminants, e.g. iron, lead and uranium.

Since the fall of 2007, Molycorp operated the existing separations plant in conjunction with the extraction plant using available lanthanum concentrate as feed. Lanthanum concentrate was a stockpiled material produced over 30 years of operation containing significant quantities of neodymium and praseodymium. The lanthanum feed was dissolved in the existing leach and impurity removal circuits before being fed to separations. The separations circuits then produced a neodymium/praseodymium mixed product suitable for the Neodymium-Iron-Boron (NIB) magnet alloy sector and a lanthanum hydrate for the fluid catalytic cracking (FCC) sector. This plant has operated continuously since that date. In 2008, the plant operated about 300 days and produced 3.8 Mlbs of separated products. Estimated production in 2009 will be approximately 4 Mlbs.

In 2009, Molycorp installed an on-site pilot plant in the engineering building to evaluate advanced separations data to support design work for the full scale plant. The primary goals were to confirm an advanced SX design that was developed and piloted in the mid 1990’s, and to optimize the number of extraction cells for each circuit. Specifically, the on-site pilot program confirmed a basic design model that was developed in the mid 1990’s for advanced SX separations. This design will lead to production of 95% Ce, 99% La, 99.9% Nd, 99.9% Pr, 99.9% Sm, 99.9% Eu, 99.9% Dy, 99.9% Gd and residual heavy rare earths.

Lanthanum concentrate feed supplies are limited and operations will be switching to stockpiled bastnasite feed in the first quarter of 2010. The new bastnasite leach circuit described above will be employed to provide REEs to the Separations Plant until Q2 of 2012. The caustic crack for the fluoride residue will be brought online as engineering progresses.
7.2.2	Process Design Criteria
General design criteria were applied for construction of the extraction and separation facilities:
•	Operating Days/Availability;

•	Target REO production: 42 Mlbs REO per year;

•	Range of Bastnasite Concentrate Assay;

•	Power demand;

•	Reagent consumption; and

•	Water recycle.
7.2.3	Process Description
Molycorp will utilize a proprietary and confidential cracking process. M&K Engineering has access to the process details and has developed the engineering package under a confidentiality agreement with Molycorp.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 71
Bastnasite is fed into the process and a rare earth salt solution is the product. Solids from this step are transferred to the paste plant facility for disposal with the paste tailings. The resulting solution is treated to remove the iron, lead and uranium through a process that is a combination of pH adjustment for iron removal and the addition of sodium acid sulfide to precipitate lead as a sulfide.

Figure 7.9 presents the proprietary Molycorp process flow for rare earth separation. Solution from the cracking process will flow through a counter current SX circuit to remove the heavy rare earth elements. The heavies barren solution will be treated in Molycorp’s proprietary cerium removal process.

Praseodymium and Neodymium will be removed in a separate SX circuit. The final solution will be lanthanum salt containing small amounts of rare earth impurities. This solution will be polished in the final SX circuit and forwarded to the product circuits.

Most rare earth products, such as lanthanum for petroleum based fluid bed cracking catalysts, are based on oxides. Therefore, after SX separation, a number of the rare earth streams will be precipitated with sodium hydroxide, sodium carbonate, or oxalic acid and fired (calcined) to oxide products.

Because the REEs have essentially the same chemistry, the process for producing oxides is the same for each one. The separation process starts with the pure rare earth salts from the SX process.

For the purposes of illustration, the block flow diagram for production of Nd2O3 is defined in Figure 7.10. Oxalic acid precipitation is commonly used in the rare earth industry to produce high purity rare earth oxides. In this process oxalic acid is added to a concentrated rare earth salt solution in a continuous stirred tank reactor with temperature control. This vessel functions as a reactor and crystallizer. The crystal slurry is then centrifuged. The process solution and wash water is transferred to water treatment and recycle. The dewatered salt is dried and calcined. The resulting product will be 99.99% or better Nd2O3.

The residuals from the extraction circuit include filter cake from the cracking step and iron/lead removal. Dry solids from caustic cracking will be co-mingled with paste tailings and placed in the on-site tailings storage facility. Filter cake from the iron-lead removal step will be stabilized with fly ash and lime to form a solid waste. The stabilized iron-lead solid waste will be subject to licensed disposal requirements.

Aqueous residuals and used reagents from the separations process will be recycled through a proprietary combination of established technologies (e.g., chloralkali plant). Bleed streams from the recycle circuits will be diverted to the existing evaporation ponds.
7.3	Oxides to Metals to Alloys
Molycorp will transport lanthanum oxide, neodymium/praseodymium (e.g., didymium) and samarium oxide products to an existing off-site metals conversion facility. The off-site facility has produced custom rare earth alloys for over 40 years.

The NdFeB magnet alloy is formed by melting appropriate ratios of Nd, Pr, Dy, Co, Fe, and FeB as well as other minor constituents and casting to produce ingots or powders. Figure 7.11 is a process flow diagram that highlights two process flows in an alloy plant. First, an alloy melt is formed in a vacuum melt furnace. In the first path the alloy melt is cast in book molds, crushed,

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 72
hydrogen decrepitated, jet milled and packaged. For customers that require strip cast powder, the melt is strip casted, jet milled and packaged.

Molycorp will produce magnet alloys under the current re-start plan.

SRK Consulting	April 28, 2010

TRUCK DUMP
FRESH WATER
DUST SUPPRESSION
ROM DUMP POCKET FEEDER
JAW CRUSHER
VIBRATING SCREEN
SECONDARY CRUSHER
VIBRATING SCREEN
TERTIARY CRUSHER
RECYCLE CONVEYOR
CRUSHED ORE TRANSFER CONVEYOR
FINE ORE STOCKPILE
200 TON HOPPER
FINE ORE BIN
BALL MILL FEED CONVEYOR
BALL MILL
CYCLONE FEED SUMP
CYCLONES
STEAM
CONDITIONING TANKS
MILL SOLUTION TANK
ROUGHER FLOTATION CELLS
FINAL CLEANER COLUMN
COMPRESSOR
FIRST CLEANER CELL
FIRST CLEANER SCAVENGER CELL
HI GRADE UNLEACH THICKENER
WATER
HCL VENT SCRUBBER FAN
HCL VENT SCRUBBER
HCL
HCL LEACH TANKS
LEACH THICKENER O/F TANK
LEACH THICKENER
LEACH THICKENER U/F
NEUTRALIZATION TANKS
NEUTRALIZATION POND
CONCENTRATE STORAGE TANK
FILTER FEED TANK
SEPARATIONS PLANT
CONCENTRATE STORAGE TANK PUMPS
EMERGENCY STORAGE BUNKER
CONCENTRATE REPULP BIN
CONCENTRATE REPULP BIN SCREW CONVEYOR
FRESH WATER
CONCENTRATE REPULP TANK
CONCENTRATE REPULP PUMPS
N
0 250 500 750 1000
SCALE IN FEET

SRK Consulting
Engineers and Scientists

Molycorp Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.2

OVERALL PROCESS FLOW DIAGRAM

DEC. 2009 | THB | 7.2 | A

TRUCK DUMP
FRESH WATER
DUST SUPPRESSION
ROM DUMP
POCKET
FEEDER
JAW
CRUSHER
VIBRATING
SCREEN
SECONDARY
CRUSHER
VIBRATING
SCREEN
TERTIARY
CRUSHER
VIBRATING
SCREEN
TERTIARY
CRUSHER
RECYCLE
CONVEYOR
CRUSHED ORE TRANSFER CONVEYOR
FINE ORE STACKER
FINE ORE STOCKPILE
LOADER
200 TON
HOPPER
C-6
2000 TON
FINE ORE
C-7
C-8
BALL MILL FEED
CONVEYOR

SRK Consulting
Engineers and Scientists

Molycorp
Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.3

PROCESS FLOW DIAGRAM FOR CRUSHING AND FINE ORE STOCKPILE

DATE	APPROVED	FIGURE	REVISION NO.
DEC. 2009	THB	7.3	A

BALL MILL FEED CONVEYOR
FRESH WATER
RECLAIM SOLUTION
BALL MILL FEED CONVEYOR
BALL MILL
CYCLONE FEED SUMP
CYCLONES
MILL SOLUTION TANK
CYCLONE O/F
ROUGHER LAUNDER WATER
SOLUTION REAGENTS
PROCESS WATER CLEANER FLOTATION

SRK Consulting
Engineers and Scientists

Molycorp Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.4

PROCESS FLOW DIAGRAM FOR FINE ORE STORAGE AND MILLING

DATE	APPROVED	FIGURE	REVISION
DEC. 2009	THB	7.4	A

FLOTATION REAGENTS
200-F-20
ROUGHER LAUNDER WATER
200-F-20
CLEANER LAUNDER WATER
200-F-20
B/L
B/L
SODA ASH
CYCLONE O/F
150 PSI STEAM
ROUGHER FLOTATION CELLS
FINAL CLEANER COLUMN
COMPRESSOR
FIRST CLEANER CELL
FIRST CLEANER SCAVENGER
CONDITIONING TANKS
PASTE TAILINGS PLANT
B/L
HIGH GRADE UNLEACH THICKENER O/F
HIGH GRADE UNLEACH THICKENER U/F

SRK Consulting
Engineers and Scientists

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Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.5

PROCESS FLOW DIAGRAM FOR FLOTATION

DEC. 2009 | THB | 7.5 | A

FRESH WATER
600-F-60
HCL SOLUTION
600-F-60
HIGH GRADE
UNLEACH U/F
500-F-50
FLOCCULENT
600-F-60
CONCENTRATE
REPULP PUMPS
500-F-50
HCL VENT
SCRUBBER
HCL LEACH TANKS
HCL VENT
SCRUBBER FAN
ATMOSPHERE
B/L
LEACH
THICKENER
LEACH THICKENER O/F
TANK
LEACH THICKENER U/F
PUMPS
NEUTRALIZATION TANKS
NEUTRALIZATION
POND
B/L
CONCENTRATE
STORAGE TANK
500-F-50

SRK Consulting
Engineers and Scientists

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Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.6

PROCESS FLOW DIAGRAM FOR HCL LEACH

DATE:	APPROVED:	FIGURE:	REVISION NO.
DEC. 2009	THB	7.6	A

LEACH THICKENER U/F
630-P-40
NO. 1 CONCENTRATE STORAGE TANK
NO. 2 CONCENTRATE STORAGE TANK
CONCENTRATE STORAGE TANK PUMPS
SEPARATIONS PLANT
EMERGENCY STORAGE BUNKER
LOADER
CONCENTRATE REPULP BIN
CONCENTRATE REPULP BIN SCREW CONVEYOR
FRESH WATER
CONCENTRATE REPULP TANK
CONCENTRATE REPULP PUMPS
LEACH THICKENER
630-F-40

SRK Consulting
Engineers and Scientists

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Minerals

MOUNTAIN PASS, CALIFORNIA

FIGURE 7.7

PROCESS FLOW DIAGRAM FOR CONCENTRATE STORAGE

DATE	APPROVED	FIGURE	REVISION NO.
DEC. 2009	THB	7.7	A

RAW MATERIAL STORAGE
N
PURIFICATION FACILITIES
REMOTE SHOP
Q.C. LAB
SHIPPING WAREHOUSE
POWER FACILITY
LEACHING
MAINTENANCE WAREHOUSE
MAINTENANCE SHOP
PASTE FACILITY
CHLORALKALI FACILITY
SHOWER FACILITIES
WASTE TREATMENT
SECURITY
VEHICLE FACILITIES CLEANING
PRELIMINARY
A
DESIGN
DESCRIPTION OF ISSUE
REV.
BY
DATE
Molycorp Minerals
SRK Figure 7.8
General Facilities Arrangement for the Extraction and Separations Facilities
M & K CHEMICAL ENGINEERING CONSULTANTS, INC.
CAD FILE: 72-001-0-100
REV.:
M & K
12-22-09
72-001-0-100
A
1" = 150'
PLOTTED: 12/22/2009 12:45 PM
FILE NAME: 72-001-0-100

Rare Earth Salt Solution from Cracking
Heavies Removal SX
Proprietary Cerium Separation
Pr & Nd Separation
Lanthanum Purification
Heavies Separation IX
Heavies Products
Sm for high temperature magnets
{Dy for Magnets, Eu, Tb, Y for phosphors}
Cerium Products {Water Treatment, Catalysts, Glass}
Nd/Pr Products
Magnet Applications
Nd2O3 for electronics,
Pr6O11 for pigments
Lanthanum Products
Lanthanum metal for Hybrid Vehicle Batteries
Lanthanum oxide for FCC catalysts

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	**Block Flow Diagram of the Molycorp Separation Process**
SRK Job No.: 190600.050 File Name: Figure_7.9.doc	Source: Molycorp	Date: 20091222 / Approved: TB / Figure: 7.9

Oxalic Acid
Purified Nd salt solution
Mixed Reaction Vessel
Centrifuge
Dryer
Calciner
Packaged Product
Water Treatment and Recycle

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	Block Diagram of the Nd_2O_3 Production Process
SRK Job No.: 190600.050		
File Name: Figure_7.10.doc	Source: Molycorp	Date: 20081222 · Approved: TB · Figure: 7.10

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 83
Figure 7.11: Process Flow Diagram for NdFeB Alloy Production

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 84
8	Mine Waste Management

Mining activities will generate low grade mineralized material that will not be processed in the existing mill facility. This material, or overburden, will be stockpiled adjacent to the open pit mine in designated stockpile areas (Section 8.1).

During production of the bastnasite concentrate, the mill facility will also produce a low-grade tailing material. Approximately 92% of the material processed at the mill will convert into the tailing solids. Molycorp will slurry the tailing solids to a separate Paste Tailings Filter Plant for dewatering and conditioning (Section 8.2).

Treated tailings from the paste plant will be conveyed to an engineered containment facility (i.e., Paste Tailings Storage Facility) for on-site disposal. The Paste Tailings Storage Facility (PTSF) is designed for permanent storage of the paste tailing material (Section 8.3).

As described in Sections 7 and 8, re-start of the Mountain Pass Project will include upgrades to the process water management system that will reduce the amount of process waste water that will require special handling (Section 8.4).
8.1	Overburden Stockpiles

Molycorp’s Conditional Use Permit authorizes the expansion of the existing West Overburden Stockpile. Molycorp has the option of expanding the existing North Overburden Stockpile (NOS); however, pending the outcome of future development drilling in this area, the NOS is not currently designated for expansion. The permitted additional storage capacity for the West Overburden Stockpile is 58,800 kt of overburden.

As described in Section 6.4, the total estimated overburden storage requirement will be approximately 104,700,000 tons. This total includes the Stockpile Grade material that exhibits a REO content between 2.3 to 5% REO. This material will be placed in a designated area. In the event that the NOS is not selected as the second overburden stockpile, Molycorp will likely revisit the East Overburden Stockpile as a viable alternative.
8.1.1	Characterization

The Lahontan Regional Water Quality Control Board classifies the mine overburden at Mountain Pass as Group C mining waste under Title 27, Chapter 7, Subchapter 1, Article 1 (22480)(b) “...because the material is non-acid-generating and little leaching over time is expected” (Board Order No. 6-91-836). The definition of Group C mining wastes is “...wastes from which any discharge would be in compliance with the applicable water quality control plan, including water quality objectives other than turbidity.”

In 2000, Molycorp conducted laboratory test work to characterize the geochemical properties of the carbonatite ore body, alluvial materials (predominantly overburden material) and gneiss. The following discussion is summarized from the 2001 Pit Lake Water Quality Prediction (Geomega 2000):
•	The approximate composition of the carbonatite is 60% carbonates, 20% barite, 10% lanthanide-bearing fluorocarbonates and 10% quartz and other silicates.

•	Quaternary age debris flows and alluvium cover large areas of the Mountain Pass site and make up the bulk of natural overburden (Geomega 2000). The debris flows are firmly cemented with calcareous mud and exhibit a much lower permeability than shallow alluvium.

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Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 85
•	The Precambrian metamorphic complex is the typical bedrock found throughout the Mountain Pass area. A variety of igneous bodies intrude the metamorphic complex in the site area.
Molycorp conducted leach testing of each principal rock type. The column tests indicated that there is negligible leaching of solutes from site alluvium and bedrock beyond dissolution of small particulates from freshly crushed and sieved samples. Leach solutions tended to exhibit a neutral pH with elevated alkalinity.
8.1.2	Construction

Section 6 describes the phased construction of each overburden stockpile during development of the open pit. General design criteria (Lilburn 2005) applied to the ultimate configuration of each stockpile include:
•	Each stockpile will be constructed in 50 ft vertical lifts; and

•	Overburden will be dumped at its angle of repose (37° or 1.33 horizontal to vertical) with a slope length of 67 ft and a 48 ft wide bench.
At closure, overburden outslopes will be reclaimed and further stabilized by dozing the crest of each bench to create an overall 2.3H:1V slope.
8.2	Paste Tailings Filter Plant

Molycorp will construct a new Paste Tailings Filter Plant and Paste Tailings Storage Facility (PTSF) for the re-start of the Project. The 2002 Feasibility Level design (Golder, 2002) includes a thickener/pressure filtration system for processing of tailings from the mill facility and an 87 acre lined PTSF for permanent storage of the tailings material. The technical descriptions provided herein are excerpted from the original permit documents for the 30 year approved mine plan. Specifically, Section 4.0 of the approved Environmental Impact Report (ENSR, 2003) provides a detailed narrative of the new paste plant. In 2008, Golder provided an updated description of the paste plant facility which was largely unchanged from the 2002 design.

Molycorp retained M&K to prepare a process flow diagram and capital cost estimate for the Paste Tailings Filter Plant. The process flow diagrams are consistent; however, the change in design criteria from 2,000 tons dry tailings/day to approximately 1,500 t/d resulted in a change in the capital cost estimate for the plant. M&K re-estimated the capital cost using the new design criteria.
8.2.1	Process Description

Flow sheets for the paste plant are shown in Figure 8.1 through Figure 8.2 (Golder 2002a). As detailed by Golder:

Tailings Receiving

The tailings will be pumped as a dilute slurry from a pump box in the mill to the agitated tailings surge tank at the paste plant, which allows for some surge in the mill discharge rate and ensures a steady flow to the thickener for optimum flocculation. The tailings surge tank contents will be pumped by a service or standby pump to a high rate thickener.

Tailings Dewatering

Flocculent will be supplied by a self-contained flocculent system and will be added into the thickener feedwell and/or at the thickener feed box. The flocculent dosage rate will be controlled

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 86
based on the mass flow rate of tailings into the thickener so that a consistent dosage of flocculent/ton of tailings is achieved. The underflow pump will increase in speed if the density increases above the set point and decrease if the density falls below the set point.

The underflow pumps will discharge to the agitated filter feed tank that allows for some surge from the continuous thickening process to the batch filtration process. The filter feed tank contents will be pumped as required by the filter press cycle, with the pumping rate speeding up or slowing down as required by the filter press cycle.

Filtration will be performed by pressure filters, with each filter dewatering the thickened tailings to a ‘cake’ consistency in a batch cycle and the filter cake will be discharged onto a conveyor belt.

Thickener Underflow Dewatering

The dewatering screens will be fed from the thickener underflow pumps and the coarse overflow would discharge to a conveyor and hence to the live bottom feeder. The fines and supernatant will be pumped to a pressure filtration system that will dewater them further and convey the dewatered fines to be recombined with the coarse material.

Surge and Mixing

The filter cake will be transported by conveyor into a live bottom feeder that receives the pressure filter discharge in batches and meters it out at a constant rate to the mixer feed conveyor. The rate at which it discharges will be controlled to keep the flow rate as constant as possible based on the level in the hopper. The mixer feed conveyor transports a constant flow of tailings to the mixer, which combines the filter cake with slurry from the thickener underflow to produce a paste at the design slump. The amount of slurry added to the filter cake will be proportional to the amount of filter cake as measured by a belt scale on the mixer feed conveyor and the difference between the actual power draw observed at the mixer and the target power draw that will be determined during commissioning. The mixer will overflow continuously to either a service or standby paste pump. Two slide gates will allow the operator to select the overflow to feed either of the two paste pumps.

Pumping

The paste pumps will operate at a rate that will keep a constant level in the pump hopper. The pumps will stop before a low level in the hopper is reached so that no air is entrained in the line. The paste pumps are powered by a dedicated hydraulic power pack for each pump.

Pressure in the discharge line will be measured by several pressure transducers located at various points in the distribution system, which will alarm the operator if the pressure in the pipeline is outside the normal range.

The paste pumps will discharge to the tailings deposition area and it is expected that over time, the discharge pressure will rise in accordance with the deposition elevation at the given time.

Clarification Pond

The clarification pond will receive all plant effluent including thickener overflow, sumpage and water reclaimed from the PTSF collection pond. The pond will have adequate surface area so that solids will be settled and clarified water will be pumped back into the paste plant to be recycled. Excess water will be pumped back to the mill for re-use.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 87
The clarification pond will be divided into two cells, which will allow one cell to be dewatered and the solids to be re-handled into the process while the other cell continues to receive feed. The clarification pond cells will be constructed so that solids can be re-handled using a loader, which will deliver the solids to the live bottom feeder in the paste plant.
8.2.2	Utilities

As detailed by Golder (2002a):

Fresh Water

Fresh water is required for cooling water for power packs, filter belt wash water, hose stations, and sealing water. Fresh water is supplied from an existing freshwater tank located in the mill. Two new pumps (one service and one standby) will pump fresh water to a tank located in the paste plant. Fresh water will be supplied by a service or standby pump. Gland water is required for slurry pump glands and will be supplied by a service or standby pump. Gland water will be pumped from the fresh water tank.

Process Water

Process water is required for dilution of the incoming tailings stream and for dilution of flocculent. Process water will be recycled from the clarification pond and will be stored in a dedicated tank at the paste plant. A service and standby process water pump will be used to supply process water to the plant.

Compressed Air

Instrument air will be supplied by a dedicated oil free compressor and will be used to supply all automated valves. Instrument air will be dried and stored in a dedicated instrument air receiver.

Drying air is required to operate the pressure filters and can also be used to clean the discharge pipeline if required. Plant air will be supplied by an oil-injected compressor and stored in a dedicated drying air receiver.

Pressing air is required to inflate the diaphragms in the pressure filters. A two-stage compressor system is needed to produce the high pressure air required. Pressing air will be supplied by two oil-injected compressors in series and stored in a dedicated pressing air receiver.

Sumpage

The paste plant will have four sump pumps. The No. 1 sump pump services the thickener area while the Nos. 2 and 3 pumps service the filtration area. Sump Nos. 1 through 3 discharge back into the tailings surge tank. The No. 4 sump pump services the mixer and pump area, and could potentially contain binder. The discharge from this pump will be directed to the clarification pond.
8.3	Paste Tailings Storage Facility

Molycorp will construct the PTSF immediately north of the West Overburden Stockpile. The paste tailings will be delivered to the PTSF via a pipeline from the paste plant. The average moisture content of the paste tailings will be less than 18% by weight.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 88
The PTSF will abut the north outslope of the West Overburden Stockpile. The north face of the West Overburden Stockpile will be regraded to provide a series of 2H:1V slopes and 50 ft wide benches that will allow the face to be lined with the prescribed liner system and provide vehicle access during operation of the facility. The PTSF will be constructed with liner and drainage systems to contain the paste tailings, intercept downward seepage and direct runoff to a lined collection/reclaim pond at the southwest corner of the facility (Golder 2002a).
8.3.1	Characterization

Molycorp retained Golder Associates to perform site-specific test work to assess the amenability of the Mountain Pass tailings for paste processing and storage. The test work program is detailed by Johnson (2004) and summarized below:
•	Rheological index tests (e.g., slump cone and water retention) to evaluate the potential for surface placement of tailings as a paste;

•	Dewatering studies to assess thickening, deep tank thickening, filtration and centrifuging technologies;

•	Geotechnical testing of gradation, unconfined compression, Unconsolidated-Unconfined Triaxial Shear, and consolidation;

•	Flow loop testing was performed onsite in a pilot plant to assess the pipeline pressure gradient for a range of material and operating conditions;

•	Pilot plant testing to assess plate and frame and continuous belt pressure filtration equipment; and

•	Test cells to estimate the rate of drying, densification, and strengthening of paste tailings with time when subjected to actual site climate conditions.
The test work indicated that the Mountain Pass tailings were amenable to paste processing. On the basis of this test work, Molycorp proposed and gained County land use approval for a paste tailings plant and tailings storage facility.
8.3.2	Construction

Molycorp anticipates five stages of development for the PTSF. The first stage involves construction of the double-liner and leak detection system for approximately 2/3’s of the ultimate footprint of the PTSF. Stage 1 also includes construction of the lined reclaim pond located on the southwest corner of the permitted PTSF footprint. Appendix F.3 presents the design drawings for the PTSF.

Stage 2 involves expansion of the liner system over the ultimate footprint of the PTSF. The lined reclaim pond installed during Stage 1 remains in place. Stages 3, 4 and 5 consist of vertical expansions within the combined Stage 1 and Stage 2 footprint.

At a mill throughput of 1,300 ton/day, the average daily production of tailings will be approximately 1,200 tons. Based on 290 days/year of operation, the average annual tailings production will be approximately 350,000 tons. Table 8.1 presents capacity of each PTSF stage in volumetric terms and operating duration.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 89
Table 8.1: Stage and Capacity Comparison for the PTSF

		Incremental	Cumulative Capacity
Stage	Capacity (tons)	Capacity (Years)	(years)

1	2,250,000	6.4	6.4
2	2,100,000	6	12.4
3	2,600,000	7.4	19.8
4	6,200,000	17.7	37.5
5	6,000,000	17.1	54.6
The multi-stage construction sequence will be modified by Molycorp to include Stage 1 (at startup) and vertical expansion with Stage 3. Stage 2 will be constructed after Stage 4 or 5. This modification will allow Molycorp to expand vertically on an incremental basis into Stage 4. Final engineering is required to detail the proper sequencing of expansion.
8.4	Process Wastewater

Table 8.2 presents a summary of principal process wastewaters associated with milling, extraction and separation activities. Molycorp operates four existing evaporation ponds in the northwest corner of the property to evaporate water that cannot be recycled. The proposed project is designed around the evaporative capacity of these ponds, so there will not be an industrial point source discharge associated with the operation. The ponds are permitted to receive various process wastewaters produced during milling, extraction and separation activities.

Molycorp plans to install a chloralkali plant to allow recycling of acid and base reagents (Section 9.0). This process will promote significant water conservation and allow regeneration of reagents used in the extraction and separation process.

Table 8.2: Process Wastewater Handling

Treatment
Source	Characteristic	Re-Use or Recycle	Disposal

Flotation underflow	Tailing solids mixed with neutral process water	Treated at Paste Plant

Mill Thickener Overflow from Concentrate Leach Step	Spent HCl leach solution after concentrate rinse, low pH	Recycle

Proprietary Cracking Process	Wash water	Recycle

Removal of Ore Gangue	Wash water for cake from the thickener underflow		pH adjustment and discharge to evaporation ponds

Samarium and heavies precipitation	Thickener overflow	Treated at Paste Plant

Process water purification	Filtrate		Carbon column treatment for removal of trace organics

Processing of salts produce acid base reagent	Brine	Recycle

SRK Consulting	April 28, 2010

COOLING WATER RECYCLE
FRESH WATER
LOCATED AT MILL
FRESH WATER TANK (EXISTING)
FRESH WATER SUPPLY PUMPS (NEW)
44025-TK-09 FRESH WATER TANK
44025-PP-14&15 NO. 1 & 2 GLAND WATER PUMPS
44025-PP-12&13 FRESH WATER PUMPS
GLAND WATER
COOLING WATER
WASH WATER
SEALING WATER
FLOCCULANT
44025-FS-01 FLOCCULENT SYSTEM
44025-PP-18&19 FLOCCULENT PUMPS
PROCESS WATER
44025-TK-10 PROCESS WATER TANK
44025-PP-01&02 PROCESS WATER PUMPS
44025-TK-03 THICKENER FEED BOX
44025-TK-04 THICKENER
THICKENER O/F
44025-PP-21&22 THICKENER U/F PUMPS
44025-AG-02 FILTER FEED TANK AGITATOR
44025-TK-05 FILTER FEED TANK
44025-PP-03&04 TAILINGS SURGE TANK PUMPS
FILTER FEED
SUMP NO. 1
SUMP NO. 2
SUMP NO. 3
SUMP NO. 4
TAILINGS
44025-TK-01 TAILINGS PUMPBOX
44025-PP-01&02 TAILINGS SUPPLY PUMPS
44025-AG-01 TAILINGS SURGE TANK AGITATOR
44025-TK-02 TAILINGS SURGE TANK
44025-PP-03&04 TAILINGS SURGE TANK PUMPS
44025-PP-10 NO.1 SUMP PUMP
PASTE PLANT BYPASS

REFERENCES

DRAWING PROVIDED BY GOLDER PASTE TECHNOLOGY, LTD., DATED 03/01/02.

DRAFT

CONCEPTUAL DESIGN
MOUNTAIN PASS MINE
SAN BERNARDINO COUNTY, CALIFORNIA

PASTE PLANT PROCESS FLOWSHEET
SHEET 1 OF 2

Golder Associates

FIGURE 16

Figure 8.1 SRK Consulting

BINDER
PROCESS WATER
COOLING WATER
WASH WATER
SEALING WATER
FILTER FEED
44025-AC-01 DRYING AIR COMPRESSOR
44025-AR-01 DRYING AIR RECEIVER
44025-AC-02 PRESSING AIR COMPRESSOR
44025-AC-03 PRESSING AIR COMPRESSOR
44025-AR-02 PRESSING AIR RECEIVER
44025-AC-04 INSTRUMENT AIR COMPRESSOR
44025-AD-01 INSTRUMENT AIR DRYER
44025-AR-03 INSTRUMENT AIR RECEIVER
PLANT DISTRIBUTION
2617-PF-01 NO.1 PRESSURE FILTER
NO. 1 HYDRAULIC POWER PACK
RECYCLE
2617-PF-02 NO.2 PRESSURE FILTER
NO. 2 HYDRAULIC POWER PACK
2617-PF-03 NO.3 PRESSURE FILTER
NO. 3 HYDRAULIC POWER PACK
44025-SO-01 CEMENT SILO
44025-CV-01 NO.1 FILTER CAKE FEEDER
44025-CV-02 NO.2 FILTER CAKE FEEDER
44025-TK-06 FEEDER HOPPER
44025-FD-01 LIVE BOTTOM FEEDER
44025-SC-01 SCREW CONVEYOR
44025-DC-01 DUST COLLECTOR
44025-FM-01 CEMENT FLOWMETER
44025-CV-03 MIXER CONVEYOR
SUMP NO. 2
SUMP NO. 3
SUMP NO. 4
44025-PP-11 NO.2 SUMP PUMP
44025-PP-23 NO.3 SUMP PUMP
44025-MX-01 MIXER
44025-PP-24 NO.4 SUMP PUMP
PASTE PLANT BYPASS
THICKENER O/F
44025-TK-08 PASTE HOPPER
44025-PP-09 PASTE PUMP
44025-HY-02 PASTE PUMP HYDRAULIC POWER PACK
PROCESS WATER
RETURN WATER
44025-TK-07 PASTE HOPPER
44025-PP-08 PASTE PUMP
44025-HY-01 PASTE PUMP HYDRAULIC POWER PACK
CLARIFICATION POND
TAILINGS DEPOSITION AREA

REFERENCES

DRAWING PROVIDED BY GOLDER PASTE TECHNOLOGY, LTD., DATED 03/01/02.

DRAFT

CONCEPTUAL DESIGN
MOUNTAIN PASS MINE
SAN BERNARDINO COUNTY, CALIFORNIA

PASTE PLANT PROCESS FLOWSHEET
SHEET 2 OF 2

Golder Associates

FIGURE 17

Figure 8.2 SRK Consulting

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 92
9	Infrastructure

Existing infrastructure for the project is substantial (Section 2.4). New infrastructure elements or upgrades will include:
•	Re-alignment of access roads within the property boundary;

•	Construction of a Combined Heat and Power (CHP or cogen) facility; and

•	Construction of a Chloralkali facility for salt recycle and production of HCl, NaOH and NaOCl.
Under normal operating conditions, Molycorp will transport bulk REO products via tractor-trailer units from the project site to customers and for off-site conversion to metal and alloy products. At this production rate, logistical requirements for shipping and transport are addressed with these infrastructure upgrades.

As described in Section 8.4, process wastewater handling associated with milling, extraction and separations activity will rely on use of the existing evaporation ponds, co-disposal with the paste tailings facility or minor upgrades to process equipment to increase recycling and reagent re-use.
9.1	Access Road and Transportation
Molycorp will re-align the existing site road to allow efficient access to the relocated extraction and separations facilities (Figure 7.8). The primary design criteria for the new access road include:
•	Allow ingress and egress of tractor-trailer units;

•	Allow supervised access to secured reagent storage and delivery access;

•	Prevent access to restricted safety zones associated with the extraction and separations process;

•	Allow public access to Clark Mountain (prior to the gated entry to the secured zone) around the western boundary of the property; and

•	Allow authorized access to the telecommunications relay station (prior to the gated entry to the secured zone).
The access road will be asphalt paved with all-weather crossings of drainage channels.
9.2	Fresh Water Consumption

The amount of freshwater consumed by the facility in 1996 was approximately 850 gallons per minute (gpm) or 1,388 acre-feet from both well fields describe above. The five-year annual average between 1993 and 1997 was 795 gpm or 1,281 acre-ft. As part of the comprehensive plan for continued operations, Molycorp placed emphasis on on-site management and treatment of process water and maximizing reuse. The increase in water reuse and the reduction in water usage required for mineral recovery operations will substantially reduce freshwater consumption onsite. Based on continued normal operations, Molycorp expects to reduce its freshwater consumption to the minimum needed to supply the workforce with potable water, estimated to be on the order of 30 to 50 gpm. The remainder of the site’s water needs will be supplied by water that flows into the mine pit from the surrounding aquifer, as well as from intensive internal recycling.

As the supply systems have consistently produced much larger amounts of fresh water for the facility in the past, water supply is not anticipated to be problematic. Molycorp implemented this water conservation effort to minimize fresh water use at the facility. This >94% reduction in fresh water use is in accordance with Molycorps’ corporate goals concerning sustainability and

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the fact that the operation is located in the high desert mountainous region where water conservation is critical.
9.3	Combined Heat and Power/CoGen Facility

Molycorp retained R.G. Vanderweil Engineers LLP and J.A. Coleman, LLC to prepare the preliminary engineering design for the planned Combined Heat and Power (CHP) facility. The following process design criteria and description are excerpted from work completed in 2009 in support of a Department of Energy Grant Application for partial funding of CHP construction as well as updates to the same in 2010.

The proposed CHP system is based upon 2 x 15 MW (ISO rating) combustion gas turbine generators, heat recovery steam generation (HRSG) with supplemental firing duct burners; and operating in an island power generation mode disconnected from the local utility. At site conditions and average annual temperature, the combustion turbines will have an average gross power generation capacity of about 12 MW each. The turbines will be installed with combustion air inlet air cooling to increase the power generation capacity during the warmer times of the year. The turbines will be natural gas fired with dry low emissions combustion technology. The exhaust heat from the turbines in combination with the additional heat from the duct burners will be captured in Heat Recovery Steam Generators (HRSGs), and will produce steam that will be used for the process. The exhaust gas will be treated using selective catalytic reduction and oxidation catalyst technologies in order to meet the stringent regulatory requirements of the Mojave Desert Air Quality Management District.

Each HRSG will produce approximately 50,000 lbs per hour of 300 psig saturated steam in an unfired mode and 120,000 lbs per hour with supplemental firing. The HRSGs will include feed water economizers designed to maximize the heat extraction from the turbine exhaust and reduce the stack temperature to 325°F. In the unfired mode this will result in a gross system efficiency of 66.6% , on a higher heating value basis, with the potential for up to 73.8% for additional steam production with supplementary duct firing.

The existing 12 kV Southern California Edison electrical supply line will be maintained for minimum service and backup power. The plant electrical system will be designed such that the new CHP system will operate separately, and will not be connected to the utility in parallel generation mode.

The natural gas will be supplied at a pressure greater than 500 psig from the Kern River Gas Transmission Company high pressure pipeline located near the Mountain Pass facility. This high pressure supply will negate the requirement for a fuel gas compressor. The new Mountain Pass mining process facility will include water treatment systems; however the new power system will include feed water chemical treatment, de-aeration, and pumping for the HRSG systems.

A 2.6 MW (average site rating) diesel fuel operated generator set will be provided as a stand-by unit and back -up power for the some of the critical loads.

The new power island, electrical switchgear, and balance of plant equipment will be installed in a new metal clad building located near the new mine processing facilities. The building, equipment, and systems will be simple modular designs which will allow for future expansion and addition of turbine and reciprocating engines.

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9.4	Chloralkali Facility

Molycorp will purchase a chloralkali modular system to re-process the concentrated brines produced in the separations process. The chloralkali system is a membrane electrolysis process that produces high purity membrane-grade sodium hypochlorite, hydrochloric acid and caustic soda from a feed of salt, water and electricity. The planned capacity of the modular system for the Project will be approximately 27.5 short tons per day of chlorine equivalents.

The CLOROMAT® system is manufactured by General Electric Water and Process Technologies. Molycorp may substitute a comparable modular system during the detailed engineering phase of the project. Figure 9.1 presents the process flow diagram for the chloralkali process. As detailed in the manufacturer’s fact sheet:

Purified salt (brine) solution and treated water are fed to a series of electrolytic cells where a DC current converts the brine and water into ions. An ion-selective membrane separates the anode and cathode with chlorine generated at the positive electrode while hydrogen and caustic soda are generated at the negative electrode. The chlorine and caustic soda are then immediately processed to produce sodium hypochlorite. An acid synthesis burner allows production of hydrochloric acid (32% w/w) and a caustic soda concentration (50% w/w) step allows production of caustic soda.

Molycorp will not store chlorine produced by the chloralkali process. The chloralkali equipment is skid-mounted. Power and steam requirements for this facility will be met through operation of the CHP/cogen facility. Treated water will be supplied via the pit dewatering or fresh water supply systems.

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Atmosphere
Power (CHP)
H_2
Cl_2
HCL Synthesis Unit
HCl
HCl Acid (32% w/w)
Water
HCl Acid Generation
Caustic Soda Concentration
Brine Purification by Molycorp
Chloro-Alkali System
NaOH
32% w/w NaOH Product Storage
Steam
NaOH Concentrator Unit
NaOH
Caustic Soda (50% w/w)
NaOCl
Sodium Hypochlorite
Vent Chlorine Gas Treatment
NaOCl

Adapted from Fact Sheet (FS1298EN May-08), GE Water and Process Technologies, CLOROMAT®

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	CLOROMAT® Chlor-Alkali Process Flow Diagram
SRK Job No.: 190600.050	Source: GE Water and Process Technologies, CLOROMAT®	Date: 20091222 Approved: TB
File Name: Figure_9.1.doc		Figure: 9.1

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10	Environmental

Molycorp operates the Mountain Pass project in accordance with applicable regulatory requirements. In 2004, Molycorp received approval for a similar re-start and expansion plan for the property. As described below, Molycorp maintains the necessary environmental permits for current operations and is actively engaged in obtaining the additional authorizations required for re-start of the Project. There are no environmental throughput limitations related to mining or processing rates.
10.1	Regulatory Context

At least 18 different federal, state and/or county agencies assert some form of regulatory authority over the operations at the Mountain Pass facility. The primary operating level regulatory agencies are the San Bernardino County Land Use Services—Advance Planning Division (which oversees most of the mine surface facilities); and, the Lahontan Regional Water Quality Control Board (LRWQCB), which oversees all issues related to groundwater and surface water.

The majority of facilities at the Mountain Pass site fall under the regulation of San Bernardino County, and their oversight associated with the Surface Mining and Reclamation Act (SMARA) and the California Environmental Quality Act (CEQA) Environmental Impact Report (EIR), including the EIR proposed mitigation measures. Ultimate use of the land is also controlled by the County through the Conditional Use Permit process.

The LRWQCB essentially has jurisdiction over water storage facilities (e.g., process ponds, storm water ponds, tailings ponds, evaporation ponds, etc.) as they relate to potential impacts and possible contamination of water resources in the area.

Due to the radiological characteristics of some of the process residuals associated with milling and processing, the California Department of Public Health, Radiological Health Branch administers a Radioactive Materials License for the property.
10.2	Existing Environmental Permits
Molycorp maintains the necessary environmental permits for current site operations. Table 10.1 presents the existing environmental permits for Mountain Pass. In addition, Molycorp is authorized to re-start mining, milling and process operations in accordance with the operating plan approved in the July 12, 2004 Conditional Use Permit and/or authorized under existing permits. The existing operating plan includes:
•	Resumption of mining activities within an ultimate open pit boundary;

•	Continued operation of the existing extraction and separations facilities;

•	Expansion of the West Overburden Stockpile;

•	Construction of a North Overburden Stockpile;

•	Operation of the existing 40 acre evaporation ponds located in the northwest corner of the property;

•	Construction of the PTSF;

•	Construction of a new paste tailings plant; and

•	Relocation of the existing mill/flotation plant and crushing facilities to a new location northwest of the existing open pit based on Molycorp’s mine plan.
The existing Conditional Use Permit was preceded by an Environmental Impact Report (EIR), conducted by the County of San Bernardino. The EIR followed the requirements of the California

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Environmental Quality Act and involved extensive public consultation and participation by various state and federal authorities. The County of San Bernardino approved the final EIR in June 2004.

Construction of the West Overburden Stockpile is subject to a series of compliance conditions specified in the CUP. In effect, the initial construction of the West Overburden Stockpile must be developed in a westerly direction and constructed in a sequential manner necessary to buttress the Paste Tailings Storage Facility. The CUP also requires a geologic study of the subsurface ore body to the north of the pit. Molycorp initiated a drilling program in support of this geologic study in December 2009. After completion of the drilling program and study, Molycorp will revise the development plan for the West Overburden Stockpile accordingly.

The geologic study specified in the CUP will provide Molycorp with additional information regarding the feasibility of the North Overburden Stockpile. If the existing ore body extends under the proposed North Overburden Stockpile and if Molycorp elects modify the mine plan, Molycorp will propose an East Overburden Stockpile.

Pending the findings of the in-fill drilling program, the current mine plan includes future construction of an East Overburden Stockpile, starting in Year 10 of development. The proposed location for this future stockpile includes the existing disturbed area of the plant area, closed P-16 and disturbed areas downgradient of the P-16 embankment. The EIR contemplated a conventional tailings impoundment, named the East Tailings Impoundment, in an adjacent wash to the east of the proposed East Overburden Stockpile.
10.3	Pending Environmental Permits

Molycorp plans to amend the existing, approved operating plan as follows:
•	Relocation of the extraction and separation facilities to the proposed Northwest Evaporation Pond area;

•	Construction of a combined heat and power (CHP) or cogen facility; and

•	Construction of a chloralkali facility to produce HCl, NaOH and NaOCl from wastewater brines.
Relocation of the extraction and separation facilities will require a change in land use approval from San Bernardino County. This process will include amendment of the approved reclamation plan for the project. This proposed action will also trigger other permit amendments or filings prior to the start of operations.

Construction of the cogen facility will require new air quality permits for construction and operation. Molycorp will supply the cogen facility with natural gas delivered via a newly constructed gas pipeline. Permitting and construction of the new gas pipeline will be performed by Kern River Gas Transmission Company, an established gas pipeline company based in Salt Lake City, UT.

Table 10.2 presents a summary of pending environmental permits for the Project. The summary identifies the planned filing date for the permit application. Based on current dialog with regulatory authorities, Molycorp has a reasonable expectation that permit approvals will be obtained in a timely manner.

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10.4	Health and Safety

Molycorp maintains a world-class safety program at the Mountain Pass facility. The program includes training programs that cover all of the potential hazards that may be present at the facility. All employees and contractors are required to successfully complete a prescriptive 24-hour initial training session, as well as annual refresher sessions that are 8 hours in duration. During the training, Molycorp’s commitment to a safe work environment is reinforced through the Stop Work Authority program, which allows any employee or contractor at the facility to stop work that they deem to be unsafe. The success of Molycorp’s safety program is reflected in the facility’s safety record, which is reflected in the 1,667 days worked without a lost time accident.

Within the last 6 years, independent recognition of Molycorp’s safety program includes:
•	Mine Safety and Health Administration (MSHA) Sentinels of Safety award in 2008, 2006 and 2004;

•	MSHA - Certificate of Honor Joseph A. Holmes Association for outstanding safety program in 2000;

•	National Safety Council Awards — Perfect Record (2008 not posted, 2007 not posted, 2006 and 2004); and

•	National Safety Council Awards — Occupational Excellence achievement award (2009, 2007 and 2004).
10.5	Reclamation and Closure

Existing reclamation liabilities at the property include closure of the surface overburden stockpiles, four active surface water evaporation ponds and decommissioning and demolition of surface facilities. In 2006, Molycorp completed surface reclamation of the two former tailing storage facilities at the properties.

Molycorp maintains financial assurance in the form of letters of credit for reclamation activities with designated regulatory authorities in the state of California. Molycorp reviews and updates, as appropriate, the financial assurance cost estimate on an annual basis. Table 10.3 presents the estimated reclamation liability for the existing property, as of year-end 2008. There were no material changes in reclamation liability during 2009.

In addition to surface reclamation activities, the Project is required to develop a groundwater remediation program to address historical groundwater contamination at the property. The Clean up and Abatement Order requires the mine to abate the discharge, implement a monitoring program, conduct an investigation into the impacted groundwater to determine its characteristics and extent, provide a report detailing the investigation, and implement a Ground Water Corrective Action Program. Molycorp’s predecessor companies commissioned the initial abatement program in 2000 and performed upgrades to the program based on monitoring results.

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Table 10.1: Summary of Existing Environmental Permits

Permit	Agency	Application Date	Approval Date	Expiration Date
Right of Way for the Shadow Valley Fresh Water Pipeline CA12455	Bureau of Land Management	3/22/82	8/23/82	8/23/12

Right of Way for the Ivanpah Valley Fresh Water	Bureau of Land Management	No data	4/26/55	No expiration
Pipeline CA 0131543

San Bernardino County Domestic Water Supply	San Bernardino County Department of Public	No data	12/8/04	No expiration
Permit #36000172	Health

Radiation Machine Tube Registration FAC66764	California Department of Public Health	10/21/08	12/15/08	5/30/10

EPA Identification Number CAD009539321	United States Environmental Protection Agency	10/20/08	10/30/08	No expiry

Hazardous Materials Certificate of Registration	United States Department of Transportation	No data	8/27/09	6/30/10

NRC Export License XSOU8707 A5	United States Nuclear Regulatory Commission	9/30/08	11/10/08	12/31/21

NRC Export License XSOU8708 A3	United States Nuclear Regulatory Commission	9/30/08	11/10/08	12/31/11

Radio Station Authorizations WNYG247	Federal Communications Commission — Wireless Telecommunications Bureau	9/12/08	10/15/08	1/21/12

Radio Station Authorizations KD49101	Federal Communications Commission — Wireless Telecommunications Bureau	9/12/08	10/15/08	10/6/14

Radio Station Authorizations WPFG761	Federal Communications Commission — Wireless Telecommunications Bureau	9/12/08	10/15/08	7/11/14

Portable Fire Extinguisher Servicing Concern License E-1711	California State Fire Marshal	No data	12/2/08	12/31/10

Conditional Use Permit 07533SM2/DN953-681N	San Bernardino County Land Use Services Department	7/10/04	7/20/04	7/20/34

Annual Building, Electrical and Plumbing Permit	San Bernardino County	6/30/09	7/23/09	7/23/10

Weighmaster License 03773	San Bernardino County	7/24/09	7/24/09	7/1/10

CUPA Annual Permit FA0004811	San Bernardino County Fire Protection District	5/18/09	8/1/09	7/31/10

LRWQCB Order 6-01-18 — Domestic Wastewater System	Lahontan Regional Water Quality Control Board	11/9/00	4/11/01	No Expiry

LRWQCB Order 6-91-836 — Mine and Mill Site	Lahontan Regional Water Quality Control Board	4/15/86	6/13/91	No Expiry

LRWQCB Order R6V-2005-0011 — On Site Evaporation Ponds	Lahontan Regional Water Quality Control Board	2/3/05	4/14/05	No Expiry

Mojave Desert Air Quality Management District — Permits to Operate	Mojave Desert AQMD	2/1/09	2/18/09	2/18/10 (PENDING)

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Permit	Agency	Application Date	Approval Date	Expiration Date
Industrial Stormwater Pollution Prevention Plan 6B361021848	California State Water Resources Control Board	10/1/08	10/2/08	No expiry

Construction Stormwater Pollution Prevention Plan 6B36C353601	California State Water Resources Control Board	10/1/08	10/3/08	No expiry

Right-Of-Way Lease 6375.2	California State Lands Commission	No data	1/20/83	1/19/32

Radioactive Materials License #3229-36 Amendment 22	California Department of Public Health — Radiologic Health Branch	5/12/84	1/16/09	8/5/98

Streambed Alteration Agreement R6-N-011-2000 (On-site Evaporation Ponds)	California Department of Fish and Game	7/10/00	8/25/00	10/31/02 for construction; ongoing monitoring

County Drinking Water System Permit PT0006375	County of San Bernardino — DEHS	9/30/09	10/31/09	10/31/10

County Landfill Permit PT0079569	County of San Bernardino — DEHS	9/30/09	10/31/09	10/31/10

County Landfill Permit PT0019570	County of San Bernardino — DEHS	9/30/09	10/31/09	10/31/10

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Table 10.2: Summary of Pending Environmental Permits

Permit	Agency	Proposed Filing Date

Conditional Use Permit /Reclamation Plan Approval	San Bernardino County	1/21/2010

Air Permits	Mojave Desert AQMD (MDAQMD)	6/22/2010

Waste Discharge Requirements	Lahontan Regional Water Quality Control Board (LRWQCB)	1/31/10

Natural Gas Pipeline Right of Way	Federal Energy Regulatory Commission / Bureau of Land Management	6/1/10

Section 2080.1 Consistency Determination	California Department of Fish and Game	6/22/10

Section 1603 Streambed Alteration Agreement	California Department of Fish and Game	6/22/10

Building Permits	County of San Bernardino	6/22/10

Radioactive Materials License Amendment	California Department of Public Health — Radiologic Health Branch	1/31/10

Construction Stormwater Notice of Intent and Stormwater Pollution Prevention Plan	California State Water Resources Control Board	4/1/11

Hazardous Materials Business Plan	San Bernardino County	6/14/11

404/401 Permits	US ACOE and the Lahontan RWQCB	6/22/10
Table 10.3: Existing Reclamation Liability

Agency	Regulatory Obligation	Amount

Lahontan Regional Water Quality Control Board	Closure	$12,920,238
	Post Closure	$1,810,800
	AK&RFR[1]	$7,015,700

County Of San Bernardino	Mine Reclamation	$3,287,992
	Evaporation Pond Closure	$723,100

California Integrated Waste Management Board	Post Closure	$500,915

California Department of Public Health — Radiologic Health Branch	Decommissioning	$1,125,000
	TOTAL:	$27,383,745

[1] All Known and Reasonably Foreseeable Releases

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11	Capital and Operating Costs

Cost information is based on a combination of vendor quotations, historical operating costs and specialized estimating software.
11.1	Mine Operations

Mine operations consist of the equipment, infrastructure and manpower required to strip overburden material, haul ore to the crushing circuit and stockpile crushed ore adjacent to the mill facility. Molycorp can either self-perform or contract overburden removal. For the purposes of this engineering study, contract mining is assumed.
11.1.1	Capital Cost Estimate

The existing truck shop and maintenance facilities will be adequate for owner or contractor operated mining equipment. Earthmoving equipment purchase or lease costs are included in the operated unit rates. Table 11.1 presents the estimated start-up capital costs for mine operations.

Table 11.1: Mine Capital Cost

Description		Qty.	Cost	$000s
Equipment
Dozers		1	$641	641
Graders		1	$630	630
Backhoe		1	$145	145
Lightplants		6	$22	131
Pickups		4	$28	113
Pumps		6	$26	155

Subtotal Capital Cost				1,815
Contingency	20.0%			363

Total Mine Capital				2,178

The current mine plan includes two phased pre-stripping campaigns. Phase I includes activities in Years 2011 through 2014 while Phase II includes Years 2023 through 2026. Table 11.2 presents the estimated quantities and unit cost for each pre-stripping campaign.

Table 11.2: Pre-Stripping Campaigns

	Quantity	Unit Cost	Cost
Description	(kt)	($/t)	($000s)

Phase I (Yrs. 2011-14)	32,904	$2.00	65,808
Phase II (Yrs. 2023-26)	39,003	$2.00	78,006

Total	71,907	$2.00	143,814

11.1.2	Operating Cost Estimate

Mine operating costs shown in Table 11.3 assume contract mining as well as a provision for owner oversight of contractor operations. The mine will also have personnel available for minor support functions.

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Cost estimating assumptions are shown in Table 11.4. Under the option of contract mining, unit costs are based upon contractor quotes received by Molycorp. The mine labor crew and equipment costs were estimated by SRK. Labor rates are consistent with other labor at the mine site. Provisons for G&A are included in the Mill and Separation Plant cost estimates.

Table 11.3: Mine Operating Cost

	Cost	Unit Cost
Description	($000s)	($/lb-TREO)

Contractor — Waste	$65,783	$0.045
Contractor — Ore	$41,076	$0.028
Owner	$37,593	$0.026

Mining	$144,452	$0.099

Table 11.4: Mine Operating Cost Assumptions

Contract Miner	Cost

Ore Mining	$3.00	$/ton
Waste Mining	$2.00	$/ton

	Base
	Rate[1]	Base	Burden	Overtime	Salary	Hourly
Mine Labor	($/hr)	($/yr)	(%)	(%)	($/yr)	($/yr)

Mine Manager	—	$150,000	30.0%	—	$195,000	—
Mine Engineer	—	$120,000	30.0%	—	$156,000	—
Foreman	$30.19	$62,795	30.0%	0.0%	—	$81,634
Equipment Operators	$27.34	$56,867	40.0%	0.0%	—	$79,614

Mine Labor	Hrs/Yr	$/hr

Dozers	1,500	$78.56
Graders	1,500	$69.36
Backhoe	1,500	$19.04
Lightplants	500	$2.81
Pickups	2,000	$8.50
Pumps	250	$12.25

[1] 2,080 hours per year.
11.2	Existing Mill Refurbishment and Operation

Capital costs for refurbishment of the existing mill are based on a detailed reconnaissance of the primary unit operations of the mill process. Specialists in mill re-starts tested mechanical and electrical systems as part of the assessment.

Operating costs for the existing mill are based on monthly production reports, current reagent prices, updated energy costs and new manpower estimates.
11.2.1	Capital Cost Estimate

Table 11.5 presents the capital expenditure summary for the mill refurbishment. The total capital expenditure for the mill refurbishment is approximately US$17.7 million. Contingency is elevated for this capital cost item due to the potential for planned repairs to become new replacements.

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The primary basis for the mill refurbishment cost estimate is the cost for equipment replacement and repair (US$4.4 million). Major equipment replacement costs are based on vendor quotations. Repair costs are based on the field inspection and professional experience.

Table 11.5: Capital Cost for Mill Refurbishment

Description		Cost ($000s)

Equipment
Crushing		1,678
Fine Ore Storage and Milling		1,268
Conditioning		226
Gland Seal Water		0
Rougher Flotation		442
Cleaner Flotation		773
HCL Leach, Thickening Filtration		20
Concentrate Storage		0

Subtotal Equipment:		4,408
Civil / Structural
Site Work	6.0%	264
Foundations	20.0%	882
Structural Steel	20.0%	882
Building	19.0%	837
Piping	33.0%	1,455
Electrical	39.0%	1,719
Instrument	20.0%	882
Insulation & Paint	4.0%	176

Subtotal Civil / Structural:		7,096

Subtotal Direct Costs:		11,504
Indirect Costs
Freight	8.0%	920
EPCM	18.0%	2,071
Construction	0.0%	0
Vendor Equipment Reps	2.3%	265

Subtotal Indirect:		3,256

Capital Cost:		14,759
Contingency	20.0%	2,952

Total Mill Refurbishment:		17,711

The longest lead-time item for procurement of new equipment for the refurbishment is approximately 18 months. The duration of construction and repair activity is expected to be 9 months. These activities will be conducted concurrently.

Table 11.6 presents a scoping level capital cost estimate for construction of a replacement mill. Based on the mine plan presented in Section 6.0, the new mill will be constructed after Production Year 10 (2022).

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Table 11.6: Scoping Level Capital Cost Estimate for the Replacement Mill

		Cost
Description		($000s)

Equipment
Crushing		$3,033
Fine Ore Storage and Milling		$1,892
Conditioning		$314
Gland Seal Water		$18
Rougher Flotation		$1,107
Cleaner Flotation		$649
HCL Leach, Thickening
Filtration		$190
Concentrate Storage		$528

Subtotal Equipment		$7,731
Civil Structural
Site Work	5.5%	$425
Foundations	19.0%	$1,469
Structural Steel	19.4%	$1,500
Building	17.8%	$1,376
Piping	32.7%	$2,528
Electrical	39.3%	$3,038
Instrument	19.6%	$1,515
Insulation & Paint	3.1%	$240

Subtotal Civil / Structural		$12,091

Subtotal Direct Costs		$19,822
Indirect Costs
Freight	8.0%	$1,586
EPCM	18.0%	$3,568
Construction	0.0%	$0
Vendor Equipment Reps	2.3%	$456

Subtotal Indirect		$5,610

Capital Cost		$25,432
Contingency	30.0%	$7,630

Total Mill Capital		$33,062

11.2.2	Operating Cost Estimate

Operating costs for the refurbished mill are based on historical operating costs and supplemented by changes in power costs and the use of paste tailings technology. Detailed operating costs for mill production in 1995, 1996 and 1997, when Molycorp produced in excess of 45 Mlbs of REO per year, are comparable to the current production scenario.

Mill operating costs are shown in Table 11.7. Mill operating costs are based upon historical productivities and consumption rates at Mountain Pass. Reagents, supplies, utilities and labor rates are based on purchase prices documented by Molycorp. Cost estimating assumptions for mill operating costs are shown in Table 11.8.

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Table 11.7: Mill Operating Costs

	Cost	Unit Cost
Description	($000s)	($/lb-TREO)

Labor	$152,656	$0.104
Reagents	$70,770	$0.048
Supplies	$87,087	$0.059
Utilities	$24,277	$0.017
G&A — Mountain Pass	$115,273	$0.079
Paste Tailings Storage	$83,776	$0.057

Milling	$533,839	$0.365

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Table 11.8: Mill Cost Assumptions

	Base
	Rate[1]	Base	Burden	Overtime	Salary	Hourly
Mill Labor	($/hr)	($/yr)	(%)	(%)	($/yr)	($/yr)

Superintendent	—	$120,000	30.0%	—	$156,000	—
Foreman	$30.19	$62,795	30.0%	4.0%	—	$86,532
Maintenance Foreman	$30.19	$62,795	35.0%	4.0%	—	$89,860
Maintenance Mechanics	$30.98	$64,438	35.0%	4.0%	—	$92,211
Boiler Tenders	$28.69	$59,675	40.0%	4.0%	—	$88,558
Operators (4 per shift)	$27.34	$56,867	40.0%	4.0%	—	$84,391
Loader Operator at Ore Stockpile	$27.34	$56,867	40.0%	4.0%	—	$84,391
Equipment Operator at Crusher	$27.34	$56,867	40.0%	4.0%	—	$84,391

	Reagent
	Cost	Consumption
Mill Reagents	($/lb)	(lb/lb REO)

Weslig	$0.219	0.089
Pamak	$0.635	0.003
Soda Ash	$0.156	0.099
Sodium Silicofluoride	$0.544	0.007
HCl (35% solution)	$0.088	0.089

Annual Cost
Mill Supplies	($000s)

Miscellaneous Chemicals	$236
Other	$516
Wear Metal	$187
Operating	$535
Maintenance	$1,165

	Unit
Mill Utilities	Cost		Consumption

Steam (incl. in opex)
Power	$0.029	$/kWh	16,800	MWh/yr
Water	$5.00	$/kgal	1.15	gal/lb REO

Mill G&A	Cost

Assay Lab	$0.011	$/lb REO
Safety	$56	$000s/yr
Indirect Costs	$1,000	$000s/yr

[1]	2,080 hours per year.
Source: Monthly and annual production reports for 1995 to 1997 from Molycorp.
11.3	Extraction and Chemical Process Operations

Capital and operating costs for the extraction and separation facilities are based on specialized estimating software used in the chemical engineering industry.

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11.3.1	Capital Cost Estimate
M&K estimated capital cost for the extraction and separations facilities based on process flow sheets. In accordance with standard cost estimating methodology for the chemical industry, the initial factored estimate was validated by M&K by completing the Piping and Instrumentation Diagram’s (P&IDs) for the leach, lead and iron removal, didymium extraction circuit and the cerium precipitation portion of the chemical process. AspenTech®’s Icarus cost estimation program was then used to produce an initial factored capital cost estimate. The initial estimate for the bastnasite leach section was $13,935,000 based on the factored method (not including contingency).

M&K then solicited budgetary vendor quotes for a detailed capital cost estimate for the bastnasite leach section. The detailed capital cost estimate of $14,807,000 USD (excluding contingency) was 7% more than the initial factored estimate. This comparison suggests the accuracy of the factored estimate produced by the Icarus cost estimation program is acceptable.

Flow sheets were developed for the process steps and the equipment was sized for certain process steps based on a general overall mass balance. The capital cost for one stage of REO separation was developed and the costs factored (i.e., scaled-up) based on the size of the separation equipment to develop the costs for other REO separation stages.

Equipment costs were then factored to arrive at the estimated installed direct cost. The factors used were based on an industry-standard guide for the chemical plant industry titled “Planning, Estimating, and Control of Chemical Construction Projects” (Pablo F. Navarrete and William C. Cole). The factors for a solids/liquid plant were adjusted for each of the individual process steps and the results compiled. Further detailed estimates were completed for portions of this process by completing the P&IDs and developing quantities for the piping, electrical and various other quantities.

The capital cost estimate for the bastnasite leach through redox and extraction circuits has potential for significant improvement. Methods to recycle caustic soda and hydrochloric acid have been piloted at Mountain Pass. Scale-up of these improvements to a level at 15% of full scale is currently under design and construction.

M&K concludes that the greatest risk in the equipment estimate is the cost of the extraction cells. As of the date of this study, preliminary vendor quotes have been obtained on the extraction cells, dryers and calciners. Table 11.9 and Table 11.10 present the capital cost estimates for the new extraction and separation facilities, respectively.

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Table 11.9: Capital Cost for Extraction Plant

		Cost
Description		($000s)

Equipment
Bastnasite Leach		$2,931
Fluoride Crack		$2,397
Iron and Lead Removal		$1,260
Heavies Removal Circuit		$2,125

Subtotal Equipment		$8,714

Materials & Labor

Materials		$9,713
Labor		$14,443

Subtotal Materials & Labor		$24,155

Subtotal Direct Costs		$32,869

Indirect Costs

Freight		$0
EPCM		$6,574
Construction		$2,166
Vendor Equipment Reps		$0

Subtotal Indirect		$8,740

Capital Cost		$41,609
Contingency	20.0%	$8,322

Total Extraction Plant Capital		$49,931

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Table 11.10: Capital Cost for Separations Plant

Description		$000s

Equipment
Cerium Redox		$2,059
Didymium Circuit		$3,100
Lanthanum 5205 Circuit		$2,023
Nd 5410 5410 Purification		$2,820
La 5200 Precipitation		$676
La 5200 Dry and Package		$1,833
Ce 5350 Precipitation		$872
Ce 5350 Dry and Package		$2,359
Pr 5500 Precipitation		$646
Pr 5500 Dry and Package		$964
Nd 5410 Precipitation		$646
Nd 5410 Dry and Package		$964
Europium Oxide Precipitation		$646
Europium Oxide Dry and Package		$964
Subtotal Equipment		41,758

Materials & Labor
Materials		37,591
Labor		61,246

Subtotal Materials & Labor		98,838

Subtotal Direct Costs		140,595
Indirect Costs
EPCM		28,119
Construction		9,187

Subtotal Indirect		37,306

Capital Cost		177,902
Contingency	20.0%	35,580

Total Separations Plant Capital		213,482

Due to the specialized chemical engineering aspects of the extraction and separations circuits and at the request of SRK, Molycorp retained an independent third party specialist to review this cost estimating methodology based on industry standards for chemical engineering. The results of this third party review indicate that the estimate is consistent with a Class 4 classification, as defined by the Association for the Advancement of Cost Engineering (AACE). Specifically, the AACE published Recommended Practice No. 18R-97 to define guidelines for applying the principles of estimate classification specifically to project estimates for engineering, procurement, and construction work for the process industries. As defined by the AACE, a Class 4 estimate is characterized by:
•	1 to 15% Level of Project Definition;

•	Suitable for Feasibility Study evaluation; and

•	Expected accuracy of +/- 25%.

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11.3.2	Operating Cost Estimate
Extraction and Separation Plant operating costs are shown in Table 11.11. Cost estimating assumptions are shown in Table 11.12.

Table 11.11: Extraction/Separation Plant Operating Costs

	Cost	Unit Cost
Description	($000s)	($/lb-TREO)

Lanthanum Oxide	$372,226	$0.254
Cerium Hexahydrate	$174,712	$0.119
Cerium Oxide	$217,560	$0.149
Didymium Oxide[1]
Praseodymium Oxide	$66,193	$0.045
Neodymium Oxide	$178,179	$0.122
Samarium Oxide	$19,556	$0.013
Europium Oxide	$4,724	$0.003

Extraction/Separation Plant	1,033,150	$0.706

[1]	Cost of production is included in the Pr and Nd unit costs.
Table 11.12: Extraction/Separation Plant Cost Assumptions

					Annual
	Base Rate	Base	Burden	Overtime	Cost
Plant Labor	($/hr)	($/yr)	(%)	(%)	(US$000s)

Chemical Operators	$27.340	$56,867	40.0%	10.0%	$88,144
Maintenance Workers	$28.690	$59,675	35.0%	15.0%	$93,988
Foremen	$30.190	$62,795	30.0%	10.0%	$91,053
Engineers	$57.692	$120,000	30.0%	0.0%	$156,000
Salaried Personnel	$40.000	$83,200	30.0%	0.0%	$108,160

				Annual
				Cost
Process Chemicals & Energy	Cost	Unit	Usage	(US$000s)

Natural Gas	$5.000	mmbtu
Natural Gas — Bldg Heating	$5.000	mmbtu	103,680	$518,400
Natural Gas — Dry & Calcine	$5.000	mmbtu	240,000	$1,200,000
Electricity	$0.029	kWh	48,000,000	$1,373,524
Process Steam (non CA)	$3.993	mmbtu	689,068	$2,751,530
Sodium Chloride	$0.055	lb	29,910,933	$1,645,101
Water (RO)	$5.000	1000 gal	82,675	$413,374
Oxalic Acid	$0.500	/lb	5,612,251	$2,806,125
Sodium Carbonate	$0.075	/lb	27,546,763	$2,066,007
Sodium Bisulfide	$1.040	/lb	139,364	$144,939
Miscellaneous Other Chemicals	—	—	—	$1,000,000

11.4	Metal Alloy Plant Operations

Molycorp intends to enter into a long-term business relationship with the metals conversion company. As of the time of this engineering study, the specific business terms of this relationship

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remain confidential. The approximate level of investment by Molycorp in this business relationship totals approximately US$32 million.

Operating costs for conversion of REOs to metals and then to alloys are based on confidential pricing information. Table 11.13 presents summary operating cost information. Costs for these functions were supplied by Molycorp as discussed in Section 7. Cost estimating assumptions, as provided by Molycorp are shown in Table 11.14.

Table 11.13: Oxide to Metal/Alloy Plant Operating Costs

	Cost	Unit Cost
Description	($000s)	($/lb-TREO)

Metals	$1,096,935	$0.749
Alloys	$5,155,413	$3.521

Metal Alloy Plant	$6,252,347	$4.270

Table 11.14: Metal/Alloy Plant Operating Costs

Description	Cost	Unit

NdFeB Magnet Alloy
Didymium Metal[1]		$/lb
Dysprosium Metal	$42.650	$/lb
Iron	$0.673	$/lb
Cobalt	$23.300	$/lb
Copper	$2.500	$/lb
Boron	$8.182	$/lb

Sm2Co17 Magnet Alloy
Sm Metal[1]		$/lb
Iron	$0.673	$/lb
Cobalt	$23.300	$/lb
Copper	$2.500	$/lb
Zr	$15.230	$/lb

Oxide-Metals G&A
Transportation from Mt. Pass	$0.023	$/lb
Administration	$500	$/yr

Note 1: Metal supplied by Molycorp Minerals
11.5	Mine Waste Management
Haulage costs for excavation and transport of overburden and stockpile grade material are included in the mining operating costs. Table 11.15 presents the capital cost estimate for the Paste Tailings Filter Plant, PTSF and process wastewater system. The capital cost estimate for the Paste Tailings Filter Plant is based on Aspen Tech®’s Icarus cost estimation software. Capital costs for the PTSF are provided by Golder. Operating costs for the Paste Tailings Filter Plant and PTSF are described below.

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Table 11.15: Capital Cost for Mine Waste Management

		Cost
Description		($000s)

Equipment
Waste Treatment		$2,460
Tank Farm		$2,034
Utilities		$1,913
Paste Plant		$4,697
Paste Tailings Storage Facility		$10,249

Subtotal Equipment		$21,352
Materials & Labor
Materials		$20,303
Labor		$33,462

Subtotal Materials & Labor		$53,765

Subtotal Direct Costs		$75,117
Indirect Costs
Freight		$0
EPCM		$12,765
Construction		$8,569

Subtotal Indirect		$21,334

Capital Cost		$96,452
Contingency	20.0%	$19,290

Total Separation Plant Capital		$115,742

Capital costs and operating costs for the PTSF were developed by Golder. Table 11.16 presents the detailed capital cost estimate for construction of Stage 1, 3, 4 and 5. This capital cost is also included in Table 11.15.

Table 11.16: Capital Cost Estimate, PTSF Construction

Item	Total (US$000s)

Site Preparation	565
Tailings Disposal Facility Earthworks	2,596
Geosynthetics	3,947
Reclaim Pond and Channel	806
Lysimeter Trench	48
Stormwater Diversion Channels and Berms	291
Construction, QC/QA, Permitting and Monitoring[1]	1,329
Water Pipeline Relocation	667
Subtotal:	10,249

[1]	Additional Engineering, Procurement and Construction costs are included in the indirect costs shown in Table 11.15.
Operating Cost Estimate

Table 11.17 presents the itemized operating cost estimate for the Paste Tailings Filter Plant. Operating costs for the plant were provided by Golder PasteTec.

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Table 11.17: Operating Cost Estimate for the Paste Tailings Plant

				Annual
Description	Quantity	Unit	Unit Cost	($000s)

Power[1]	7,470,528	kWh	$0.029	$214
Plant Maintenance
Parts and Supplies	1	lot	$200,000	$200
Maintenance Labor	7,488	hr/yr	$43.202	$323
Consumables
Flocculant	28,105	kg floc	$4.000	$112
Lubricants	1	lot	$200,000	$200
System Manpower
Paste Plant Operators	25,560	hrs	$40.573	$1,037
Supervisor	2,600	hrs	$39.247	$102

Annual Cost				$2,189
Unit Cost	401,500	tpy basis		$5.451

[1]	Golder 2009 data used to establish quantities and unit rates. The unit cost for power is based on operation of the new CHP facility.
Operating costs for the PTSF include extension of the pipeline distribution system and operation of a part-time bulldozer (3,000 hours/year) for placement of paste tailing material. Table 11.18 presents the operating cost estimate for the PTSF.

Table 11.18: Operating Cost Estimate, PTSF

			Unit	Annual
Description	Quantity	Unit	Cost	($000s)

Pipeline Extension	800	Ft	$28.00	$22
Bulldozer	3,000	hours	$125.00	$375

Annual Cost				$397
Unit Cost	401,500	t/y basis		$0.990

Golder 2009
11.6	Process Wastewater
Capital costs for process water handling are included in Table 11.15. Operating costs are included in the extraction and separation operating cost estimates.
11.7	Infrastructure
Major infrastructure elements include the new Combined Heat and Power facility and the chloralkali plant.
11.7.1	Combined Heat and Power Facility
Vanderweil prepared the capital cost estimate for the 2 x 12 MW CHP installation and start-up (Table 11.19). Operating costs are reflected in 0.029 $/kWhr power cost within individual operating cost allocations.

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Table 11.19: Opinion of Probable Cost for the CHP Facility

		Cost
Description		($000s)

Equipment
Electrical Generation Equipment		15,174
Heat Recovery System (CT)		6,383
Electrical		1,776
Mechanical Balance of Plant		102
Power Delivery		188

Subtotal Equipment		23,623
Construction
Buildings & Foundations		2,160
Equipment Foundations		347
MEP Construction Services		14,201

Subtotal Civil / Structural		16,708

Subtotal Direct Costs		40,330
Indirect Costs
Freight		210
EPCM		0
Construction		0
Vendor Equipment Reps		0

Subtotal Indirect		210

Capital Cost		40,540
Power Island Contingency	0.0%	0
BOP Contingency	15.0%	3,805

Total Heat & Power Plant
Capital		44,345

11.7.2	Chloralkali Facility
The capital cost estimate for the equipment component of chloralkali facility is based on a confidential and proprietary vendor quotation from the manufacturer.

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12	Marketing
Molycorp retained Roskill Consulting Group Ltd (Roskill) and Industrial Mineral Company of Australia (IMCOA) to perform studies for the current and future rare earth global market. In addition, Molycorp obtained Letters of Intent for off take from international consumers and customers for rare earth oxides, metals and alloys. This section is based on the Roskill and IMCOA studies as well as market information provided by Molycorp.
12.1	Market Demand and Supply
Historically, over the decade to 2008, market growth for REE products was approximately 6% annually. In 2009, the U.S. continued to be a major consumer, exporter, and importer of rare earth products with $84 million in imports in 2009, a decrease from $186 million imported in 2008. Import sources of rare earth metals and compounds are China, 91%; France, 3%; Japan, 3%; Russia, 1%; and other, 2% (USGS 2010). Overall demand growth from 2010 to 2014 will be 7.7% to 9% (Roskill 2009).

In addition to controlling production of greater than 97% of all REE on a worldwide basis (including those relied upon by all NdFeB magnet producers outside China), China is also the world’s leading consumer of rare earth materials, currently consuming approximately 60% of production and rising rapidly. China recently adopted policies that encourage rare earth producers to move downstream and add value by creating finished goods such as permanent magnets and various metals and alloys domestically. The Chinese government recognizes the strategic nature of its REE deposits and is actively taking steps to insure the longevity and security of its REE material for its own domestic consumption as evidenced by the following support mechanisms:
•	Export quotas and licenses;

•	Export taxes;

•	Production quotas;

•	Foreign investment in rare earth mines is prohibited; and

•	Foreign investment in downstream processing, and the concomitant technology transfer is encouraged.
These measures were implemented by China to help generate manufacturing jobs (IMCOA 2009). These policies also increase the costs for buyers to export REE out of China, which amounted to 56,130 mt in 2008. The quota for the first half of 2009 (Chinese companies only) was 15,043 mt in comparison with 22,780 mt in the equivalent period in 2008.

Domestic consumption of rare earths in China increased from approximately 20% of total production in 2002 to approximately 60% in 2008. Companies from Japan, North America, and Europe invested in downstream processing in China and are transitioning from production of separated oxides to metals and alloys, to valued-added magnets, phosphors and batteries. Chinese companies, at the same time, are also investing in downstream operations to satisfy domestic consumption and support aggressive renewable energy goals. Demand will increase at a faster rate in China than the rest of the world so that China’s share of global consumption will increase from 60% in 2008 to 65% in 2014, and 69% in 2020. As a result, Chinese consumption of REE will move closer to balance (Figure 12.1).

The more important points illustrated in Figure 12.1 are:

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•	China’s growth rate of domestic production is expected to fall significantly below its growth rate of domestic demand with production and demand essentially equal by 2015. Some industry experts have predicted this event will happen as early as 2012.

•	Significant non-Chinese sources for REE must be developed within the next two to three years to fill the expected supply gap.
While an obvious demand driver for China is to move further down the supply chain to produce new jobs, China’s REE demand will also be driven by the nations’ stated goals: to be the largest producer of wind generated power in the world in the next three to five years (most likely using permanent magnet generators, or PMG, and direct drive mechanisms); China intends to become the largest manufacturer of hybrid and electric vehicles in the next five years; and China is mandating the use of compact florescent light bulbs (like many other countries, including the U.S. and European Union).

On the production side of the equation, China has also stated the proper management and conservation of its REE deposits is paramount to meeting its demand goals. Therefore, environmentally- irresponsible, exploitation of its REE reserves will be eliminated and production growth rates will be in line with government policy.

Table 12.1 shows the estimated global demand for REE by geography and market segment in 2008. At full production of 42 M lbs (19,050 metric tonnes) REO annually, Molycorp will meet approximately 10% of global demand for REE in 2014.

Table 12.1: Global Demand for Rare Earths by Market in 2008 (metric tonnes REO +/- 15%)

		Japan & SE				Market
Application	China	Asia	USA	Others	Total	Share

Catalysts	7,000	2,000	12,500	1,500	23,000	19%
Glass	8,000	2,000	1,000	1,500	12,500	10%
Polishing	8,000	4,500	1,000	1,500	15,000	12%
Metal Alloys	16,000	4,500	1,000	1,000	22,500	18%
Magnets	21,000	3,500	1,000	1,000	26,500	21%
Phosphors	5,500	2,500	500	500	9,000	7%
Ceramics	2,500	2,500	1,250	750	7,000	6%
Other	6,000	2,000	250	250	8,500	7%

Total	74,000	23,500	18,500	8,000	124,000	100%

Reference:	Roskill, IMCOA
12.2	Price
Table 12.2 describes rare earth oxide prices from 2005 to 2009. Table 12.3 presents forecasted prices for rare earth oxides. The REE predicted to experience notable increases in price are: Neodymium, Praseodymium, Europium, Terbium, Dysprosium, and Yttrium. These elements are expected to see the largest increases in demand as they are the essential elements for the movement toward clean and renewable energy technologies.

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Table 12.2: Comparison of Rare Earth Oxide Prices from 2005 to 2009 (IMCOA 2009)

Rare Earth Oxide Price USD/lb FOB China[1]
					August
Rare Earth Product	2005	2006	2007	2008	2009	April 2010[2]

Lanthanum Oxide	0.73	0.82	1.41	3.51	2.81	2.92
Cerium Oxide	0.63	0.68	1.13	1.97	1.95	2.24
Praseodymium Oxide	3.76	6.17	12.7	12.24	6.46	13.72
Neodymium Oxide	3.36	6.71	13.15	12.24	6.46	13.95
Samarium Oxide	2.04	2.04	2.04	2.04	2.04	2.04
Europium Oxide	126.98	108.84	136.05	215.42	204.08	238.10
Gadolinium Oxide	N/A	N/A	4.76	4.42	3.08	3.47
Terbium Oxide	148.3	208.62	251.7	294.78	161	263.04
Dysprosium Oxide	22.68	31.75	38.55	49.89	45.35	88.43
Yttrium Oxide	N/A	1.81	4.38	6.92	6.85	5.21

1.	Prices have been rounded.

2.	Metal Pages, April 29, 2010
Table 12.3: Forecast Rare Earth Oxide Prices for 2010 to 2030 (IMCOA 2009)

	Rare Earth Oxide Price USD/lb FOB China[1]
Rare Earth Product	2010	2014	2020	2030

Lanthanum Oxide	3.4	2.72	3.17	4.54
Cerium Oxide[2]	1.81	1.13	1.13	1.36
Praseodymium Oxide	10.2	13.61	18.14	27.21
Neodymium Oxide	10.2	13.61	18.14	27.21
Samarium Oxide	2.04	2.04	2.27	3.63
Europium Oxide	215.42	272.11	340.14	453.51
Gadolinium Oxide	3.17	3.63	4.54	6.8
Terbium Oxide	226.76	294.78	385.49	544.22
Dysprosium Oxide	54.42	70.29	90.7	113.38
Yttrium Oxide	9.07	12.47	15.87	22.68

1.	Prices have been rounded.

2.	Molycorp intends to produce Cerium Chloride and Cerium Hexahydrate for sale as a branded Molycorp product that is not priced based on Cerium Oxide pricing.
Table 12.4 presents the price history for lanthanum metal, neodymium metal and praseodymium metal.

Table 12.4: Historical Price Information for Metal Products (Lanthanum, Neodymium and Praseodymium)

	USD/lb FOB China[1]
Rare Earth Product	2007[2]	2008[2]	2009[2]	2010[3]	Average

Lanthanum Metal	2.66	5.46	6.96	5.12	5.05
Neodymium Metal	17.33	15.93	12.58	19.05	16.22
Praseodymium Metal	16.48	16.11	12.58	18.82	16.00

1.	Prices have been rounded.

2.	Data referenced by Roskill (2009) based on published Metal Page data.

3.	Metal Pages, April 29, 2010.

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Alloy product pricing is based on Molycorp’s internal price data and published market data.
12.3	Prospective Users
In 2009, Molycorp secured twenty-one Letters of Intent (LOI) from companies committed to purchasing more than 56,500,000 lbs (REE basis) of REE materials, or greater than 141% of the anticipated production from Mountain Pass. Table 12.5 presents the volume breakdown covered by the current LOIs.

Table 12.5: Summary of Letters of Intent

Product Type	Volume under LOI, lbs	Comments

Lanthanum non-metal	25,140,000
Lanthanum metal	960,000	1
Cerium non-metal	15,210,000	2
Cerium metal	440,000	1
Neodymium non-metal	110,000
Neodymium metal	9,900,000	3
Praseodymium metal	3,300,000	3
NdFeB Alloy	11,900,000	4
NdFeB Magnets	2,000,000	5
Europium Oxide	0	6

Comments:

1.	Contained within mischmetal for battery alloy producers

2.	Volume shown is used in traditional glass or catalyst market segments and represents a small fraction of cerium buyers. Molycorp anticipates most of our production will serve the new market segment, heavy metal sequestration, which is a protected segment via Molycorp patented technology. This segment alone is expected to consume many times more cerium units than Molycorp can produce. The new segment in addition to the large established base in the traditional segments negate the need for additional LOI’s at this time.

3.	Molycorp received LOI’s for 13,210,000 lbs of Nd and/or Nd/Pr metal (otherwise known as Didymium metal). To estimate the Nd and Pr breakdown Molycorp allocated the didymium requirement to the generally accepted ratio of 75/25 Nd to Pr in the didymium metal. 3,500,000 lbs of this total will be sold to Molycorp Alloying Company for downstream processing to NdFeB alloy.

4.	7,300,000 lbs under LOI are for alloy customers; 4,600,000 lbs will be processed into NdFeB magnets by Molycorp Magnet Company.

5.	Molycorp Magnet Company will produce a minimum of 2,000,000 lbs magnets beyond that which is under LOI at this time. NdFeB magnet is significant such that additional LOI’s are not necessary at this time.

6.	Molycorp expects to receive LOI’s from a number of phosphor producers which will consume the Europium production. At this time, Molycorp is the only other resource in the world for this element that enables energy efficient, compact fluorescent lights and straight tube T-8 lamps.

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250,000
200,000
150,000
100,000
50,000
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Production China
Production ROW
Consumption China
Consumption ROW
Consumption Total

SRK Consulting Engineers and Scientists	**Mountain Pass Mine, California**	**China and Global Outlook: Supply and Consumption of Rare Earths, 2000 to 2015 (Mt)**
SRK Job No.: 190600.050		
File Name: Figure_12.1.doc	**Source: Roskill 2009**	Date: 20091222 · Approved: TS · **Figure: 12.1**

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 121
13	Economic Evaluation
The financial results summarized in this section are based upon work performed by SRK as described throughout this report. The Technical-Economic Model (TEM, or Model) is shown in Exhibit 13.1, and is summarized in this section. All costs are in Q4 2009 US constant dollars. This Report includes technical information, which requires subsequent calculations to derive subtotals, totals and weighted averages. Such calculations inherently involve a degree of rounding and consequently can introduce a margin of error. Where these rounding errors occur, SRK does not consider them material.
13.1	Basis of Technical-Economic Model
The TEM values the Project from mining through to the production of REO oxide, RE metal, and RE magnet products (i.e., alloys). A flow diagram depicting the basic structure of the Model is shown below.
Assumptions used in the TEM are shown in Table 13.1. Based on the Roskill and IMCOA market studies and the official Letters of Intent from customers, Molycorp determined that a 42 Mlb/yr REO product capacity can be sustained in the market. The prices used represent a reasonable representation of current market conditions as discussed in Section 12.

Transportation costs assume that the products will be containerized, trucked to the Port of Los Angeles and loaded onto ships for transport to their markets. Transportation costs are FAS Asian destination port. Trucking of REO products from Mountain Pass to the port is estimated to be $35/t. Metals and alloys trucked from the off-site conversion facility to Los Angeles are at a cost of $60/t. Shipping and port logistic costs for all products shipped to market are estimated to be $158.50/t.

There are no royalties at the Mountain Pass Project. A detailed estimation of income tax was not prepared. A simple estimation of income tax is presented assuming an effective tax rate of 28%, based upon an 8-year straight-line depreciation schedule.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 122
Table 13.1: General Modeling Assumptions

Description	Value	Units

Rare Earth Oxide Market Prices
Lanthanum Oxide	$3.00	per lb
Ce — Glass Products	$1.86	per lb
Ce — Water Filters	$6.00	per lb
CeCl3 Hexahydrate	$4.50	per lb
Europium Oxide	215.00	per lb
Metals Market Prices
Lanthanum	$6.00	per lb
Didymium	$17.27	per lb
Praseodymium	$17.27	per lb
Neodymium	$17.27	per lb
Samarium	$9.00	per lb
Alloy Market Prices
NdFeB	$16.00	per lb
Sm2Co17	$23.00	per lb
Transportation
REOs Mountain Pass to Port	$35.00	per ton
Metal & Alloys Plant to Port	$60.00	per ton
Shipping & Port Logistics	$0.00	per ton
Income Tax
Effective Tax Rate	28%
Depreciation	8	years

13.2	Production Schedule
The development of the mine production schedule is discussed in Section 6.0. The schedule provisions for mill grade and stockpile grade ore production. However, the TEM only accounts for the processing of mill grade ore, except for some instances where stockpile grade material is milled in years where mill grade ore is less than the mill design capacity. The 30-year production schedule detailed in Exhibit 13.1 is summarized in Table 13.2.

Over the 30-year analysis period, approximately 13.7 million tons ore (Mill Grade) will be mined along with 104.8 million tons of overburden and stockpile grade material. While the opportunity exists to process stockpile grade ore in later years, this analysis generally excludes stockpile grade ore. In fact, only 6.3 million tons of stockpile grade ore will be processed over the period of analysis.

The mill will operate at a rate equivalent to the mine (approximately 1,300tpd). REO recovery will average 65%, creating a concentrate which will have a grade of 68%. The extraction plant will recover 95% of the REO with an additional 1% loss in the SX plant. The separation plant will recover 98% of REO from the extraction plant and impurities removal will result in an additional loss of 2% of the REO.

Operating capacity and recovery at the existing mill is based upon historical achievements. SRK assumes that the new mill, scheduled to come on line in Year 12 (2023), will achieve similar results.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 123
Table 13.2: Production Summary (30-Yr Analysis)

Description	Value	Units

Material Moved
Waste[1]	26,596	kt
Stockpile Grade Ore	6,296	kt
Mill Grade Ore	13,692	kt

Total Material	46,583	kt
Grade
Stockpile Grade Ore	3.9%	—
Mill Grade Ore	8.2%	—

Average Grade	6.9%	—
Contained TREO
Stockpile Grade Ore	489,558	klb
Mill Grade Ore	2,252,726	klb

Total Material	2,742,285	klb
Mill
Ore Milled	13,692	kt
Mill Recovery	65%	—
Concentrate Produced	1,077	kt
Recovered REO	1,464,272	klb
Oxide Products
Lanthanum Oxide	222,960	klb
Ce — Glass Products	104,330	klb
Ce — Water Filters	243,436	klb
CeCl3 Hexahydrate	347,766	klb
Europium Oxide	1,371	klb

Oxides	919,862	klb
Metal Products
Lanthanum	180,040	klb
Didymium[2]		klb
Praseodymium	8,315	klb
Neodymium	22,450	klb
Samarium[3]	0	klb

Metals	210,805	klb
Alloy Products
NdFeB Alloy	587,793	klb
Sm2Co17 Alloy	54,454	klb

Alloys	642,247	klb

1.	Excludes campaign pre-stripping of 71.9 million tons.

2.	Included in Praseodymium and Neodymium totals.

3.	Samarium products are consumed in the Sm2Co17 alloy product.
13.3	Capital Cost Summary
As shown in Table 13.3, initial project capital is estimated to be $550 million for Years 2010 through 2014. Additional capital, totalling $138 million will result in total capital requirements of $689 million during the 30-year analysis period (Life of Mine).

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 124
Table 13.3: Project Capital Summary (30-Yr Analysis, $000s)

	Initial	Additional	LoM
Description	2010-14	2015+	Capital

Equipment
Mine	1,815		1,815
Mill Refurbishment	4,408		4,408
New Mill		7,731	7,731
Extraction Plant	8,714		8,714
Separation Plant	41,758		41,758
Combined Heat & Power
Plant	23,623		23,623
Project Infrastructure	21,352		21,352

Equipment	101,669	7,731	109,400
Civil / Structural
Site Work	2,424	425	2,850
Foundations	1,229	1,469	2,698
Structural Steel	15,082	1,500	16,582
Building	837	1,376	2,214
Piping	1,455	2,528	3,983
Electrical	1,719	3,038	4,757
Instrument	882	1,515	2,397
Insulation & Paint	176	240	416

Civil / Structural	23,804	12,091	35,895
Materials & Labor
Materials	67,607		67,607
Labor	109,150		109,150

Subtotal Materials & Labor	176,758	0	176,758

Direct Costs	302,231	19,822	322,053
Indirect Costs
Freight	1,130	1,586	2,716
EPCM	49,528	3,568	53,096
Construction	19,923	0	19,923
Vendor Equipment Reps	265	456	720

Indirect	70,846	5,610	76,456

Subtotal Equipment	373,077	25,432	398,509
Contingency	70,312	7,630	77,942

Total Equipment	443,389	33,062	476,451
Pre-Stripping	65,807	78,005	143,812
Owner Costs	41,341		41,341
Mine Closure		27,384	27,384

TOTAL CAPITAL	550,537	138,451	688,988

Initial capital includes owner mining equipment, refurbishment of the existing mill, construction of the extraction separation and CHP plants as well as supporting infrastructure. Details supporting these estimates are provided in other sections of this report.

Table 13.4 presents estimated owner costs.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 125
Table 13.4: Owner Costs ($000s)

Description	Total	2010	2011	2012	EOL

Metal/Alloy Plant Acquisition	9,900	9,900	0	0	0
Metal/Alloy Plant Upgrade	23,000	0	23,000	0	0
Startup & Commissioning	1,000	0	0	1,000	0
First Fills	1,000	0	0	1,000	0
Spares	6,441	0	0	6,441	0
Mine Closure	27,384	0	0	0	27,384

Total Owner’s Costs	68,725	9,900	23,300	8,441	27,384
Ongoing capital costs include construction of the new mill in Year 12 (2023) of production. Owner mining equipment will have a low utilization, and therefore no provision was applied. In addition, $8.4 million in owner costs will be required in the first year of operations for first fills and spares, as estimated by SRK.

The consolidated equipment maintenance, supply and replacement provision is factored into the operating cost estimate for the mill, extraction and separation facilities. This provision averages approximately $6.6 million per year.
13.4	Operating Cost Summary
Table 13.5 presents the summary of project operating costs.

Table 13.5: Operating Cost Summary

	Cost	Unit Cost
Description	($000s)	($/lb-TREO)

Mining	$144,452	$0.099
Milling	$533,849	$0.365
Chemical Processing	$1,033,150	$0.706
Oxide to Metal	$1,096,879	$0.749
Metal to Alloy	$5,155,370	$3.521
Royalty	$0	$0.000
Product Transportation	$22,422	$0.015

Total (through alloys)	$7,986,122	$5.454

Mine to oxide operating costs total 1.17$/lb TREO. Oxide to metal costs average 0.75 $/lb TREO. Metal to alloy conversion costs, including transportation, average 3.53 $/lb TREO.
13.5	Economic Results

The base case economic analysis results, shown in Table 13.6, indicate a post-tax NPV8% of approximately US$1.46 billion.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 126
Table 13.6: Technical-Economic Model Results

		Cost
	Cost	$/lb-
Description	($000s)	TREO

Revenues
Lanthanum Oxide	$668,879
Ce — Glass Products	$194,053
Ce — Water Filters	$1,460,616
CeCl3 Hexahydrate	$1,564,945
Europium Oxide	$294,808
Lanthanum	$1,080,240
Didymium	$0
Praseodymium	$143,604
Neodymium	$387,711
Samarium	$0
NdFeB	$9,404,687
Sm2Co17	$1,252,451

Gross Revenue	$16,451,993
Transportation
Oxides to Port	$(16,098)
Metals to Port	$(6,324)
Port to Market	$0

subtotal	$(22,422)

Net Revenue	$16,429,571	$11.220
Operating Costs
Mining	144,452	$0.099
Milling	$533,849	$0.365
Chemical Plant	$1,033,150	$0.706
Metal/Alloy Plant	$6,252,250	$4.270

Operating Costs	$7,963,700	$5.439

Operating Margin	$8,465,871	$5.782
Project Capital	$(688,988)
Income Tax	$(2,190,083)

Cash Available for Debt Service	$5,586,800
IRR	34%
NPV8%	$1,460,042

SRK Consulting	April 28, 2010

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL									END OLD MILL<< >> NEW MILL
	value /	units /	Total	Pre-Production...				Production...
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16

PRODUCTION SUMMARY

Ore Milled	—	kst	13,692	0	0	0	0	359	508	478	419	372	372	369	366	365	366	370	371	514	518	486	427
Concentrate Produced	—	kst	1,077	0	0	0	0	22	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33
				REO klbs will not sum to products sold below.
REO Production	—	klb	1,372,650	0	0	0	0	29,482	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044

Oxide Products				Oxide products sold to Market.
Lanthanum Oxide	—	klb	222,960	0	0	0	0	4,789	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829
Ce — Glass Products	—	klb	104,330	0	0	0	0	2,241	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196
Ce — Water Filters	—	klb	243,436	0	0	0	0	5,229	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456
Ce — Hexahydrate	—	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Europium Oxide	—	klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42

Oxides	—	klb	919,862	0	0	0	0	19,757	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175	28,175

Metal Products				Metal products sold to Market.
Lanthanum	—	klb	180,040	0	0	0	0	3,867	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515
Didymium	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium	—	klb	8,315	0	0	0	0	233	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255
Neodymium	—	klb	22,450	0	0	0	0	628	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688
Samarium	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Metals	—	klb	210,805	0	0	0	0	4,727	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458

Alloy Products				Alloy products sold to Market.
NdFeB Alloy	—	klb	587,793	0	0	0	0	11,793	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000
Sm2Co17 Alloy	—	klb	54,454	0	0	0	0	1,170	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668

Alloys	—	klb	642,247	0	0	0	0	12,963	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668

Tailings Produced	—	kst	13,006	0	0	0	0	344	487	452	396	351	352	348	345	344	345	349	350	492	498	463	405

CASH FLOW SCHEDULE

Market Prices
Oxides
Lanthanum Oxide	1.00	$/lb	—	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00
Ce — Glass Products	1.00	$/lb	—	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86	$1.86
Ce — Water Filters	1.00	$/lb	—	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00
Ce — Hexahydrate	1.00	$/lb	—	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50	$4.50
Europium Oxide	1.00	$/lb	—	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00	$215.00
Metals
Lanthanum	1.00	$/lb	—	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00	$6.00
Didymium	1.00	$/lb	—	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27
Praseodymium	1.00	$/lb	—	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27
Neodymium	1.00	$/lb	—	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27	$17.27
Samarium	1.00	$/lb	—	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00	$9.00
Alloys
NdFeB	1.00	$/lb	—	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00	$16.00
Sm2Co17	1.00	$/lb	—	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00	$23.00

Net Revenue
Oxides
Lanthanum Oxide	—	$000s	668,879	0	0	0	0	14,366	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488	20,488
Ce — Glass Products	—	$000s	194,053	0	0	0	0	4,168	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944	5,944
Ce — Water Filters	—	$000s	1,460,616	0	0	0	0	31,372	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739	44,739
Ce — Hexahydrate	—	$000s	1,564,945	0	0	0	0	33,612	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934	47,934
Europium Oxide	—	$000s	294,808	0	0	0	0	6,332	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030	9,030

subtotal oxides	—	$000s	4,183,301	0	0	0	0	89,851	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135	128,135
		$/lb/Oxides	4.548					4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548	4.548
Metals
Lanthanum	—	$000s	1,080,240	0	0	0	0	23,202	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088	33,088
Didymium	—	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium	—	$000s	143,604	0	0	0	0	4,019	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403	4,403
Neodymium	—	$000s	387,711	0	0	0	0	10,841	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888	11,888
Samarium	—	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

subtotal metals	—	$000s	1,611,554	0	0	0	0	38,062	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379	49,379
		$/lb Metals	7.645					8.051	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646	7.646
Alloys
NdFeB		$000s	9,404,687	0	0	0	0	188,687	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000	288,000
Sm2Co17		$000s	1,252,451	0	0	0	0	26,901	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363	38,363

subtotal alloys		$000s	10,657,138	0	0	0	0	215,587	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363	326,363
		$/lb Alloy	16.594					16.632	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594	16.594
Transportation
Oxides to Port	$0.018	$000s	(16,098)	0	0	0	0	(346)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)	(493)
Metals to Port	$0.030	$000s	(6,324)	0	0	0	0	(142)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)
Port to Market	$0.000	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Transportation		$000s	(22,422)	0	0	0	0	(488)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)	(687)

Royalty	0%	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Net Revenue		$000s	16,429,571	0	0	0	0	343,012	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190
Unit Cost		$/ore	1,199.95					955.47	989.91	1,053.70	1,200.29	1,352.58	1,351.23	1,364.28	1,375.44	1,379.85	1,374.79	1,360.63	1,356.02	979.65	970.66	1,035.34	1,178.23
		$/lb-TREO	11.969					11.635	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968	11.968

SRK Consulting (U.S.), Inc.	1 of 9

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL									END OLD MILL<< >> NEW MILL
	value /	units /	Total	Pre-Production...				Production...
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16

Production Costs
Mining — Owner	1.00	$000s	37,593	0	0	0	945	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105
Mining — Contractor	1.00	$000s	106,858	0	0	0	866	1,830	3,639	4,051	3,168	2,096	1,872	1,717	1,520	1,430	1,270	1,244	2,036	5,781	5,588	3,692	10,654
Milling	1.00	$000s	533,849	0	0	156	1,647	14,732	16,624	16,400	16,037	15,752	15,755	15,732	15,712	15,705	15,713	15,738	15,744	16,658	16,697	16,473	16,098
Chemical Plant	1.00	$000s	1,033,150	0	0	0	0	22,190	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646
Metal Plant	1.00	$000s	1,096,879	0	0	0	0	23,559	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598
Alloy Plant	1.00	$000s	5,155,370	0	0	0	0	104,788	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874

Production Costs		$000s	7,963,700	0	0	156	3,458	168,204	244,485	244,673	243,427	242,069	241,848	241,670	241,453	241,356	241,205	241,203	242,002	246,661	246,506	244,387	250,973
Unit Cost		$/klb-TREO	$5.802					$5.705	$5.815	$5.819	$5.790	$5.757	$5.752	$5.748	$5.743	$5.740	$5.737	$5.737	$5.756	$5.867	$5.863	$5.813	$5.969

Gross Margin		US$000	8,465,871	0	0	(156)	(3,458)	174,808	258,705	258,517	259,763	261,121	261,343	261,520	261,737	261,835	261,986	261,987	261,189	256,530	256,684	258,804	252,217
Unit Cost		$/ore	618.32					486.93	508.94	541.35	619.63	701.90	701.79	709.05	715.44	718.01	715.78	708.42	703.86	499.43	495.15	532.50	590.57
		$/lb-TREO	6.168					5.929	6.153	6.149	6.178	6.211	6.216	6.220	6.225	6.228	6.231	6.231	6.212	6.101	6.105	6.155	5.999

Cash Available for Debt Service
Operating Margin		$000s	8,465,871	0	0	(156)	(3,458)	174,808	258,705	258,517	259,763	261,121	261,343	261,520	261,737	261,835	261,986	261,987	261,189	256,530	256,684	258,804	252,217
Project Capital	100%	$000s	(688,988)	0	0	(53,129)	(316,880)	(141,600)	(5,137)	(33,791)	0	0	0	0	0	0	(9,918)	(23,143)	(7,948)	(31,604)	(24,363)	(14,090)	0
Income Tax		$000s	(2,190,083)	0	0	0	0	(17,273)	(58,184)	(58,730)	(60,786)	(62,660)	(64,029)	(65,222)	(66,283)	(67,186)	(67,647)	(67,551)	(67,775)	(66,034)	(65,949)	(66,789)	(65,655)
Working Capital		$000s	(0)	0	0	(31)	(660)	(32,949)	(15,256)	(38)	249	272	44	36	43	20	30	0	(160)	(932)	31	424	(1,317)

CF Avail. for Debt Service		$000s	5,586,800	0	0	(53,316)	(320,999)	(17,014)	180,128	165,958	199,226	198,733	197,358	196,334	195,497	194,669	184,451	171,293	185,306	157,960	166,403	178,348	185,245
Loan Repayment		$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Interest Expense		$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Free Cash Flow		$000s	5,586,800	0	0	(53,316)	(320,999)	(17,014)	180,128	165,958	199,226	198,733	197,358	196,334	195,497	194,669	184,451	171,293	185,306	157,960	166,403	178,348	185,245
				0	0	(53,316)	(374,315)	(391,329)	(211,201)	(45,242)	153,984	352,717	550,075	746,409	941,907	1,136,575	1,321,026	1,492,319	1,677,626	1,835,586	2,001,989	2,180,337	2,365,582
IRR		34%
Present Value		8.0%	1,460,042			(53,316)	(297,221)	(14,587)	142,991	121,984	135,590	125,236	115,157	106,073	97,797	90,169	79,108	68,023	68,137	53,779	52,457	52,058	50,066
			—	0	0	(53,316)	(350,537)	(365,124)	(222,132)	(100,148)	35,442	160,677	275,834	381,907	479,705	569,874	648,982	717,005	785,141	838,921	891,378	943,436	993,502

PROJECT CAPITAL — See backup tabs for capital cost details for mining and process capital

Capital
Owner Mining Capital	1.00	$000s	2,178	0	0	0	2,178	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Pre-Stripping	1.00	$000s	143,812	0	0	0	20,770	6,109	5,137	33,791	0	0	0	0	0	0	0	0	7,948	31,604	24,363	14,090	0
Refurbish Existing Mill	1.00	$000s	17,711	0	0	5,313	12,398	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
New Mill	1.00	$000s	33,062	0	0	0	0	0	0	0	0	0	0	0	0	0	9,918	23,143	0	0	0	0	0
Extraction Plant	1.00	$000s	49,931	0	0	4,993	29,958	14,979	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Separation Plant	1.00	$000s	213,482	0	0	21,348	128,089	64,045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Combined Heat & Power	1.00	$000s	44,345	0	0	0	31,042	13,304	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Infrastructure	1.00	$000s	115,742	0	0	11,574	69,445	34,723	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Metal/Alloy Purchase	1.00	$000s	9,900			9,900
Metal/Alloy Upgrade	1.00	$000s	23,000				23,000
Owner Cost	1.00	$000s	8,441			0	0	8,441
Mine Closure	1.00	$000s	27,384

Total Capital		$000s	688,988	0	0	53,129	316,880	141,600	5,137	33,791	0	0	0	0	0	0	9,918	23,143	7,948	31,604	24,363	14,090	0
Initial		$000s	550,537
Ongoing		$000s	138,451

Working Capital
Beginning Balance		$000s	—	0	0	0	31	692	33,641	48,897	48,935	48,685	48,414	48,370	48,334	48,291	48,271	48,241	48,241	48,400	49,332	49,301	48,877
Ending Balance		20.0%	—	0	0	31	692	33,641	48,897	48,935	48,685	48,414	48,370	48,334	48,291	48,271	48,241	48,241	48,400	49,332	49,301	48,877	50,195

Change		$000s	0	0	0	(31)	(660)	(32,949)	(15,256)	(38)	249	272	44	36	43	20	30	0	(160)	(932)	31	424	(1,317)

INCOME TAX

Income Tax
Net Revenue		$000s	16,429,571	0	0	0	0	343,012	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190	503,190
Operating Costs		$000s	(7,963,700)	0	0	(156)	(3,458)	(168,204)	(244,485)	(244,673)	(243,427)	(242,069)	(241,848)	(241,670)	(241,453)	(241,356)	(241,205)	(241,203)	(242,002)	(246,661)	(246,506)	(244,387)	(250,973)

Operating Profit		$000s	8,465,871	0	0	(156)	(3,458)	174,808	258,705	258,517	259,763	261,121	261,343	261,520	261,737	261,835	261,986	261,987	261,189	256,530	256,684	258,804	252,217

Interest Expense		$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Depreciation		$000s	(684,430)	0	0	(6,641)	(45,421)	(57,443)	(50,905)	(48,766)	(42,670)	(37,336)	(32,669)	(28,586)	(25,012)	(21,886)	(20,390)	(20,734)	(19,136)	(20,694)	(21,153)	(20,270)	(17,736)

Net Income		$000s	7,781,442	0	0	(6,797)	(48,879)	117,365	207,800	209,751	217,093	223,785	228,673	232,935	236,725	239,949	241,596	241,253	242,053	235,835	235,531	238,534	234,481

Loss Carry Forward		$000s	40,284	0	0	6,797	48,879	(55,676)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Taxable Income		$000s	7,821,725	0	0	0	0	61,689	207,800	209,751	217,093	223,785	228,673	232,935	236,725	239,949	241,596	241,253	242,053	235,835	235,531	238,534	234,481

Effective Income Tax		28%	2,190,083	0	0	0	0	17,273	58,184	58,730	60,786	62,660	64,029	65,222	66,283	67,186	67,647	67,551	67,775	66,034	65,949	66,789	65,655

Depreciation
Additions		$000s	688,988	0	0	53,129	316,880	141,600	5,137	33,791	0	0	0	0	0	0	9,918	23,143	7,948	31,604	24,363	14,090	0
Opening Balance		$000s	—	0	0	53,129	363,368	459,547	407,241	390,127	341,361	298,691	261,354	228,685	200,099	175,087	163,120	165,873	153,086	165,554	169,224	162,161	141,891
Depreciation		12.5%	684,430	0	0	6,641	45,421	57,443	50,905	48,766	42,670	37,336	32,669	28,586	25,012	21,886	20,390	20,734	19,136	20,694	21,153	20,270	17,736
Closing Balance		$000s	—	0	0	46,488	317,947	402,104	356,336	341,361	298,691	261,354	228,685	200,099	175,087	153,201	142,730	145,139	133,951	144,860	148,071	141,891	124,154
Loss Carry Forward
Additions		$000s	95,960	0	0	6,797	48,879	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Opening Balance		$000s	—	0	0	6,797	55,676	55,676	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Losses Used		$000s	55,676	0	0	0	0	55,676	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Closing Balance		$000s	—	0	0	6,797	55,676	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

SRK Consulting (U.S.), Inc.	2 of 9

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL					END OLD MILL<< >> NEW MILL
	value /	units /	Total	Pre-Production. . .				Production. . .
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

PRODUCTION SUMMARY

Open Pit Mining
Pre-Stripping	—	kst	71,906	0	0	0	10,385	3,055	2,568	16,896	0	0	0	0	0	0	0	0	3,974	15,802	12,182	7,045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Waste	—	kst	26,596	0	0	0	0	339	285	889	817	396	305	248	169	129	59	41	442	1,756	1,354	783	4,435	2,972	2,485	2,061	1,684	1,311	949	646	470	362	283	203	185	144	93	93	87

Subtotal Waste	—	kst	98,502	0	0	0	10,385	3,394	2,854	17,785	817	396	305	248	169	129	59	41	4,415	17,558	13,535	7,828	4,435	2,972	2,485	2,061	1,684	1,311	949	646	470	362	283	203	185	144	93	93	87

Mill Grade Ore	—	kst	13,692	0	0	0	184	175	508	478	419	372	372	369	366	365	366	370	371	514	538	466	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432
Stockpile Grade Ore	—	kst	6,296	0	0	0	157	313	772	420	138	94	72	57	42	39	27	26	20	364	633	364	251	167	147	148	159	195	198	181	147	126	120	110	116	120	114	131	161

Subtotal Ore	—	kst	19,987	0	0	0	341	488	1,280	898	557	466	444	426	407	404	393	396	391	878	1,171	830	679	591	556	554	568	614	619	600	563	539	524	515	527	533	532	555	593

Total	—	kst	118,489	0	0	0	10,726	3,882	4,134	18,682	1,375	862	750	674	577	532	452	437	4,806	18,436	14,706	8,658	5,114	3,563	3,041	2,615	2,251	1,925	1,568	1,246	1,033	901	806	718	712	677	625	648	681
strip ratio	—	wst:ore	7.65

REO Oxide Produced	—	klb	1,372,650	0	0	0	0	29,482	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044

MINING COST SUMMARY
Contract — Waste	—	$000s	65,783	0	0	0	314	1,305	2,114	2,619	1,911	980	755	611	422	336	172	135	923	4,240	3,973	2,294	9,373	6,276	5,264	4,418	3,685	3,011	2,293	1,653	1,233	977	805	626	604	528	414	446	497
Contract — Ore	—	$000s	41,076	0	0	0	552	525	1,525	1,433	1,258	1,116	1,117	1,106	1,098	1,094	1,098	1,109	1,113	1,541	1,615	1,398	1,281	1,274	1,227	1,218	1,226	1,258	1,263	1,259	1,249	1,237	1,211	1,215	1,231	1,239	1,254	1,275	1,297
Labor — Owner Crew	—	$000s	28,348	0	0	0	673	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833
Owner Equipment	—	$000s	9,245	0	0	0	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272

Mine Opex	—	$000s	144,452	0	0	0	1,811	2,934	4,744	5,156	4,273	3,200	2,976	2,822	2,624	2,534	2,374	2,349	3,141	6,886	6,692	4,796	11,759	8,655	7,596	6,741	6,016	5,373	4,661	4,016	3,586	3,319	3,121	2,945	2,940	2,872	2,773	2,826	2,898
		$/t-tot	$3.101	0.000	0.000	0.000	5.312	3.547	3.030	2.885	3.109	3.713	3.970	4.186	4.549	4.760	5.254	5.373	3.773	2.614	2.651	2.974	2.300	2.429	2.498	2.578	2.672	2.792	2.973	3.223	3.473	3.684	3.870	4.103	4.127	4.241	4.436	4.360	4.258
		$/lb-TREO	$0.105

OPERATING COST
Contract Mining	Cost
Waste	$2.000	$000s	53,192	0	0	0	0	679	571	1,778	1,635	792	611	496	339	258	117	83	883	3,512	2,707	1,566	8,870	5,943	4,969	4,122	3,367	2,621	1,898	1,292	939	724	566	405	371	288	186	185	175
Stockpile Grade Ore	$2.000	$000s	12,591	0	0	0	314	626	1,544	840	276	188	144	114	83	78	54	52	40	729	1,266	728	503	333	295	296	318	389	396	361	294	253	240	220	233	241	228	261	322
Mill Grade Ore	$3.000	$000s	41,076	0	0	0	552	525	1,525	1,433	1,258	1,116	1,117	1,106	1,098	1,094	1,098	1,109	1,113	1,541	1,615	1,398	1,281	1,274	1,227	1,218	1,226	1,258	1,263	1,259	1,249	1,237	1,211	1,215	1,231	1,239	1,254	1,275	1,297

Contract Mining	—	$000s	106,858	0	0	0	866	1,830	3,639	4,051	3,168	2,096	1,872	1,717	1,520	1,430	1,270	1,244	2,036	5,781	5,588	3,692	10,654	7,550	6,491	5,637	4,911	4,269	3,556	2,912	2,482	2,214	2,017	1,841	1,835	1,767	1,669	1,721	1,793

Labor — Owner Crew
Personnel
Mine Manager	—	persons	1				1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Engineer	—	persons	1				1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Foreman	—	persons	2				2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Equipment Operators	—	persons	4				2	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4

Owner Crew	—	persons	5	0	0	0	6	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8
Cost	Salary	Hourly
Mine Manager	$195,000	—	6,825	0	0	0	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195	195
Mine Engineer	$156,000	—	5,304	0	0	0	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156
Foreman	—	$81,634	5,551	0	0	0	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163	163
Equipment Operators	—	$79,614	10,668	0	0	0	159	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318	318

Owner Labor	—	$000s	28,348	0	0	0	673	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833	833

Owner Equipment	$/hr	hr/yr
Dozers	$78.56	1,500	4,007	0	0	0	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118	118
Graders	$69.36	1,500	3,537	0	0	0	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104	104
Backhoe	$19.04	1,500	971	0	0	0	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29	29
Lightplants	$2.81	500	48	0	0	0	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Pickups	$8.50	2,000	578	0	0	0	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17	17
Pumps	$12.25	250	104	0	0	0	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3

Owner Equipment	—	$000s	9,245	0	0	0	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272	272

CAPITAL COST
Owner Equipment
Capital	1,815	$000s	1,815				1,815
Contingency	363	$000s	363				363

Owner Equipment	—	$000s	2,178	0	0	0	2,178	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	2,178
Ongoing	—	$000s	0

Pre-Stripping
Phase 1	$2.00	$000s	65,807	0	0	0	20,770	6,109	5,137	33,791	0	0	0	0	0	0	0	0
Phase 2	$2.00	$000s	78,005																7,948	31,604	24,363	14,090	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Pre-Stripping	—	$000s	143,812	0	0	0	20,770	6,109	5,137	33,791	0	0	0	0	0	0	0	0	7,948	31,604	24,363	14,090	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

SRK Consulting	3 of 9
CONFIDENTIAL

Exhibit 13.1:	Technical-Economic Model

	COMPANY	MOLYCORP
	BUSINESS UNIT	MOUNTAIN PASS PROJECT
	OPERATION	42Mlb REO Production

								>> OLD MILL								END OLD MILL<<			>> NEW MILL

	value /	units /	Total	Pre-Production. . .				Production. . .
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

PRODUCTION SUMMARY

Ore Milled	—	kst	13,692	0	0	0	0	359	508	478	419	372	372	369	366	365	366	370	371	514	518	486	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432

Concentrate Produced	—	kst	1,077	0	0	0	0	22	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33
REO in Concentrate	—	klb	1,464,272	0	0	0	0	29,482	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000

REO Products	—	klb	1,372,650	0	0	0	0	29,482	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044
La2O3	—	klb	445,919	0	0	0	0	9,578	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659
CeCl3	—	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Ce2(CO3)3	—	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Didymium Oxide	—	klb	0	0	0	0	0	0	0	—	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Pr2O3	—	klb	57,641	0	0	0	0	1,238	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766
Nd2O3	—	klb	155,158	0	0	0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753
Sm2O3	—	klb	17,029	0	0	0	0	366	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522
Eu2O3	—	klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42

Metal Produced	—	klb	365,626	0	0	0	0	7,853	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199
Lanthanum	—	klb	180,040	0	0	0	0	3,867	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515
Didymium	—	klb	0	0	0	0	0	0	0	—	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium	—	klb	46,545	0	0	0	0	1,000	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426
Neodymium	—	klb	125,290	0	0	0	0	2,691	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838
Samarium	—	klb	13,751	0	0	0	0	295	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421

Alloy Produced	—	klb	642,247	0	0	0	0	12,963	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668
NdFeB Magnet	—	klb	587,793	0	0	0	0	11,793	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000
Sm2Co17 Magnet	—	klb	54,454	0	0	0	0	1,170	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668

Tailings Produced	—	kst	13,006	0	0	0	0	344	487	452	396	351	352	348	345	344	345	349	350	492	498	463	405	403	389	386	388	399	400	399	396	392	383	384	390	392	398	404	412
from Mill	—	kst	12,615	0	0	0	0	337	475	440	384	339	340	336	333	332	333	337	338	480	486	451	393	391	376	373	376	387	388	387	384	380	371	372	378	380	385	392	400
Chemical Plant	—	kst	390	0	0	0	0	7	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12

PROCESSING COST SUMMARY
Mill Facility & G&A	—	$000s	533,849	0	0	156	1,647	14,732	16,624	16,400	16,037	15,752	15,755	15,732	15,712	15,705	15,713	15,738	15,744	16,658	16,697	16,473	16,098	16,085	15,991	15,972	15,988	16,057	16,068	16,058	16,037	16,011	15,956	15,964	15,999	16,016	16,049	16,092	16,140
Chemical Plant	—	$000s	1,033,150	0	0	0	0	22,190	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646
Metal Plant	—	$000s	1,096,879	0	0	0	0	23,559	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598
Alloy Plant	—	$000s	5,155,370	0	0	0	0	104,788	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874

Process Opex		$000s	7,819,249	0	0	156	1,647	165,269	239,741	239,517	239,154	238,869	238,871	238,848	238,829	238,822	238,830	238,855	238,861	239,775	239,814	239,590	239,214	239,202	239,108	239,088	239,105	239,174	239,184	239,175	239,154	239,128	239,073	239,081	239,116	239,133	239,166	239,209	239,256
		$/lb TREO	$5.696	0.000	0.000	0.000	0.000	5.606	5.702	5.697	5.688	5.681	5.681	5.681	5.680	5.680	5.680	5.681	5.681	5.703	5.704	5.698	5.690	5.689	5.687	5.687	5.687	5.689	5.689	5.689	5.688	5.687	5.686	5.686	5.687	5.688	5.688	5.689	5.691

MILL FACILITY

OPERATING COST
Labor	—	$000s	152,656	0	0	156	1,647	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437
Reagents	—	$000s	70,770	0	0	0	0	1,425	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175
Supplies	—	$000s	87,087	0	0	0	0	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639
Utilities	—	$000s	24,277	0	0	0	0	650	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739
Mt Pass G&A	—	$000s	115,287	0	0	0	0	3,363	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498
PTSF	—	$000s	83,772	0	0	0	0	2,217	3,136	2,912	2,549	2,264	2,266	2,243	2,224	2,216	2,225	2,249	2,256	3,170	3,208	2,985	2,609	2,596	2,502	2,483	2,499	2,568	2,579	2,570	2,548	2,523	2,468	2,476	2,511	2,528	2,561	2,604	2,651

Mill Opex		$000s	533,849	0	0	156	1,647	14,732	16,624	16,400	16,037	15,752	15,755	15,732	15,712	15,705	15,713	15,738	15,744	16,658	16,697	16,473	16,098	16,085	15,991	15,972	15,988	16,057	16,068	16,058	16,037	16,011	15,956	15,964	15,999	16,016	16,049	16,092	16,140
		$/t-conc	495.83	0.00	0.00	0.00	0.00	679.57	502.42	495.66	484.69	476.06	476.14	475.44	474.86	474.63	474.89	475.63	475.83	503.44	504.62	497.86	486.50	486.12	483.28	482.70	483.18	485.27	485.60	485.32	484.67	483.89	482.24	482.47	483.54	484.04	485.04	486.35	487.77
		$/lb TREO	0.365	0.000	0.000	0.000	0.000	0.500	0.369	0.364	0.356	0.350	0.350	0.350	0.349	0.349	0.349	0.350	0.350	0.370	0.371	0.366	0.358	0.357	0.355	0.355	0.355	0.357	0.357	0.357	0.356	0.356	0.355	0.355	0.356	0.356	0.357	0.358	0.359

Labor
Personnel
Superintendent	—	persons	1			1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Foreman	—	persons	5				2	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5
Maint. Foreman	—	persons	6				3	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6
Maint/ Mechanic	—	persons	12				4	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
Boiler Tenders	—	persons	2				1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Mill Operators	—	persons	20				5	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20
Loader Operator	—	persons	2				1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Crusher Operator	—	persons	2				1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2

Total Operators	—	persons	32	0	0	1	18	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50

Cost	Salary	Hourly
Superintendent	$156,000	—	5,616	0	0	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156	156
Foreman	—	$86,532	14,883	0	0	0	173	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433	433
Maint. Foreman	—	$89,860	18,601	0	0	0	270	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539	539
Maint/ Mechanic	—	$92,211	37,991	0	0	0	369	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107	1,107
Boiler Tenders	—	$88,558	6,111	0	0	0	89	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177	177
Mill Operators	—	$84,391	57,808	0	0	0	422	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688	1,688
Loader Operator	—	$84,391	5,823	0	0	0	84	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169
Crusher Operator	—	$84,391	5,823	0	0	0	84	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169	169

Mill Labor	—	$000s	152,656	0	0	156	1,647	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437	4,437

Reagents	Cost	Consump		Reagent costs are based on lb REO.
Weslig	$0.219	0.089	28,508	0	0	0	0	574	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876	876
Pamak	$0.635	0.003	2,422	0	0	0	0	49	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74	74
Soda Ash	$0.156	0.099	22,666	0	0	0	0	456	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697	697
Sodium Silicofluoride	$0.544	0.007	5,778	0	0	0	0	116	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178	178
HCl	$0.088	0.089	11,396	0	0	0	0	229	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350	350

Reagents	—	$000s	70,770	0	0	0	0	1,425	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175

Supplies		Annual
Misc. Chemicals	—	$236	7,788	0	0	0	0	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236	236
Other	—	$516	17,028	0	0	0	0	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516	516
Wear Metal	—	$187	6,171	0	0	0	0	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187	187
Operating	—	$535	17,655	0	0	0	0	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535	535
Maintenance	—	$1,165	38,445	0	0	0	0	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165	1,165

Supplies	—	$000s	87,087	0	0	0	0	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639	2,639

Utilities	Cost	Consump
Steam	$0.000	0.000	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Power	$0.029	16,800	15,864	0	0	0	0	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481	481
Water	$5.000	1.149	8,413	0	0	0	0	169	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259	259

Utilities	—	$000s	24,277	0	0	0	0	650	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739	739

SRK Consulting	4 of 9
CONFIDENTIAL

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL			END OLD MILL<< >> NEW MILL
	value /	units /	Total	Pre-Production. . .				Production. . .
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

G&A	Cost
Assay Lab	$0.011	$000s	14,747	0	0	0	0	317	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452	452
Safety	$46.667	$000s	1,540	0	0	0	0	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47	47
Mt Pass G&A	$3,000	$000s	99,000	0	0	0	0	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000

G&A	—	$000s	115,287	0	0	0	0	3,363	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498	3,498

Paste Tailings Storage Facility
Paste Plant	$5.451	$000s	70,899	0	0	0	0	1,877	2,654	2,465	2,157	1,916	1,918	1,898	1,882	1,876	1,883	1,904	1,909	2,682	2,715	2,526	2,208	2,197	2,118	2,102	2,115	2,174	2,183	2,175	2,157	2,135	2,089	2,095	2,125	2,139	2,167	2,204	2,244
Tailings Placement	$0.990	$000s	12,873	0	0	0	0	341	482	447	392	348	348	345	342	341	342	346	347	487	493	459	401	399	385	382	384	395	396	395	392	388	379	380	386	388	394	400	407

PTSF	—	$000s	83,772	0	0	0	0	2,217	3,136	2,912	2,549	2,264	2,266	2,243	2,224	2,216	2,225	2,249	2,256	3,170	3,208	2,985	2,609	2,596	2,502	2,483	2,499	2,568	2,579	2,570	2,548	2,523	2,468	2,476	2,511	2,528	2,561	2,604	2,651

CAPITAL COST						0	0	341	482	447	392	348	348	345	342	341	342	346	347	487	493	459	401	399	385	382	384	395	396	395	392	388	379	380	386	388	394	400	407
Existing Mill Refurbishment			`	0%	0%	30%	70%
Direct Costs	11,504	$000s	11,504	0	0	3,451	8,053
Indirect Costs	3,256	$000s	3,256	0	0	977	2,279
Contingency	2,952	$000s	2,952	0	0	886	2,066

Refurbishment	—	$000s	17,711	0	0	5,313	12,398	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	17,711
Ongoing	—	$000s	0

New Mill			`												0%	0%	30%	70%
Direct Costs	19,822	$000s	19,822												0	0	5,947	13,876
Indirect Costs	5,610	$000s	5,610												0	0	1,683	3,927
Contingency	7,630	$000s	7,630												0	0	2,289	5,341

New Mill	—	$000s	33,062	0	0	0	0	0	0	0	0	0	0	0	0	0	9,918	23,143	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	0																				0
Ongoing	—	$000s	33,062

CHEMICAL PLANT, SITE INFRASTRUCTURE & OWNER COSTS

OPERATING COST				Unit operating costs developed by M&K.
Lanthanum Oxide	$0.835	$000s	372,226	0	0	0	0	7,995	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401	11,401
Ce — Hexahydrate	$0.502	$000s	174,712	0	0	0	0	3,753	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351	5,351
Ce — Glass Products	$0.626	$000s	217,560	0	0	0	0	4,673	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664	6,664
Didymium Oxide	$0.000	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Pr2O3	$1.148	$000s	66,193	0	0	0	0	1,422	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028	2,028
Nd2O3	$1.148	$000s	178,179	0	0	0	0	3,827	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458	5,458
Sm2O3	$1.148	$000s	19,556	0	0	0	0	420	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599	599
Eu2O3	$3.445	$000s	4,724	0	0	0	0	101	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145	145

Chemical Plant		$000s	1,033,150	0	0	0	0	22,190	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646	31,646
		$/lb TREO	0.753	0.000	0.000	0.000	0.000	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753	0.753

CAPITAL COST
Extraction Plant			`	0%	0%	10%	60%	30%
Direct Costs	32,869	$000s	32,869	0	0	3,287	19,721	9,861
Indirect Costs	8,740	$000s	8,740	0	0	874	5,244	2,622
Contingency	8,322	$000s	8,322	0	0	832	4,993	2,497

Extraction Plant	—	$000s	49,931	0	0	4,993	29,958	14,979	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	49,931
Ongoing	—	$000s	0

Separation Plant			`	0%	0%	10%	60%	30%
Direct Costs	140,596	$000s	140,596	0	0	14,060	84,357	42,179
Indirect Costs	37,306	$000s	37,306	0	0	3,731	22,384	11,192
Contingency	35,580	$000s	35,580	0	0	3,558	21,348	10,674

Separation Plant	—	$000s	213,482	0	0	21,348	128,089	64,045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	213,482
Ongoing	—	$000s	0

Combined Heat & Power			`	0%	0%	0%	70%	30%
Direct Costs	40,330	$000s	40,330	0	0	0	28,231	12,099
Indirect Costs	210	$000s	210	0	0	0	147	63
Contingency	3,805	$000s	3,805	0	0	0	2,663	1,141

CHP	—	$000s	44,345	0	0	0	31,042	13,304	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	44,345
Ongoing	—	$000s	0

Infrastructure			`	0%	0%	10%	60%	30%
Direct Costs	75,117	$000s	75,117	0	0	7,512	45,070	22,535
Indirect Costs	21,334	$000s	21,334	0	0	2,133	12,801	6,400
Contingency	19,290	$000s	19,290	0	0	1,929	11,574	5,787

Infrastructure	—	$000s	115,742	0	0	11,574	69,445	34,723	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Initial	—	$000s	115,742
Ongoing	—	$000s	0

SRK Consulting
CONFIDENTIAL	5 of 9

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL				END OLD MILL<< >> NEW MILL
	value /	units /	Total	Pre-Production. . .				Production. . .
				2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

METAL PLANT

OPERATING COST
Lanthanum	$3.000	$000s	540,120	0	0	0	0	11,601	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544	16,544
Didymium	$3.000	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium	$3.000	$000s	139,636	0	0	0	0	2,999	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277	4,277
Neodymium	$3.000	$000s	375,871	0	0	0	0	8,073	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513	11,513
Samarium	$3.000	$000s	41,253	0	0	0	0	886	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264	1,264

Metal Opex		$000s	1,096,879	0	0	0	0	23,559	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598	33,598
		$/lb Metal	3.000	0.000	0.000	0.000	0.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000	3.000
		$/lb TREO	0.799	0.000	0.000	0.000	0.000	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799	0.799

CAPITAL COST

Capital costs for Metal/Alloy Plant Acquisition and upgrade are included in Owner Cost Estimate.

ALLOY PLANT

OPERATING COST
NdFeB Magnet Alloys	—	$000s	4,300,560	0	0	0	0	86,282	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696
Sm2Co17 Magnet Alloys	—	$000s	828,122	0	0	0	0	17,787	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365
Oxide-Metals G&A	—	$000s	26,688	0	0	0	0	719	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812

Alloy Opex		$000s	5,155,370	0	0	0	0	104,788	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874	157,874
		$/lb Alloy	8.027	0.000	0.000	0.000	0.000	8.084	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027	8.027
		$/lb TREO	3.756	0.000	0.000	0.000	0.000	3.554	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755	3.755

NdFeB Magnet Alloys	Cost
Didymium Metal	$0.000	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Dysprosium Metal	$42.650	$000s	1,002,775	0	0	0	0	20,119	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708	30,708
Iron	$0.673	$000s	237,255	0	0	0	0	4,760	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265	7,265
Cobalt	$23.300	$000s	1,369,557	0	0	0	0	27,478	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940	41,940
Copper	$2.500	$000s	14,695	0	0	0	0	295	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450	450
Boron	$8.182	$000s	48,092	0	0	0	0	965	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473	1,473
Conversion Cost	$2.770	$000s	1,628,186	0	0	0	0	32,666	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860	49,860

NdFeB Opex	—	$000s	4,300,560	0	0	0	0	86,282	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696	131,696

Sm 2 Co 17 Magnet Alloys	Cost
Sm Metal	$0.000	$000s	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Iron	$0.673	$000s	4,396	0	0	0	0	94	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135	135
Cobalt	$23.300	$000s	634,394	0	0	0	0	13,626	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432	19,432
Copper	$2.500	$000s	13,614	0	0	0	0	292	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417
Zr	$15.230	$000s	24,880	0	0	0	0	534	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762	762
Conversion Cost	$2.770	$000s	150,839	0	0	0	0	3,240	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620	4,620

Sm2Co17 Magnet Alloys Opex	—	$000s	828,122	0	0	0	0	17,787	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365	25,365

G&A	Cost
Administration	$500	$000s	16,500	0	0	0	0	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500	500
Transport from Mtn Pass	$0.023	$000s	10,188	0	0	0	0	219	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312	312

G&A	—	$000s	26,688	0	0	0	0	719	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812	812

CAPITAL COST

Capital costs for Metal/Alloy Plant Acquisition and upgrade are included in Owner Cost Estimate.

SRK Consulting
CONFIDENTIAL	6 of 9

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL									END OLD MILL<< >> NEW MILL

				Pre-Production. . .				Production. . .
	value /	units /	Total	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

OPEN PIT MINING

MINING OPERATION				Stripping ratio includes Stockpile Grade Ore as waste.
Pre-Stripping	—	kst	71,906				10,385	3,055	2,568	16,896									3,974	15,802	12,182	7,045
Waste	—	kst	26,596				0	339	285	889	817	396	305	248	169	129	59	41	442	1,756	1,354	783	4,435	2,972	2,485	2,061	1,684	1,311	949	646	470	362	283	203	185	144	93	93	87

Subtotal Waste	—	kst	98,502	0	0	0	10,385	3,394	2,854	17,785	817	396	305	248	169	129	59	41	4,415	17,558	13,535	7,828	4,435	2,972	2,485	2,061	1,684	1,311	949	646	470	362	283	203	185	144	93	93	87

Mill Grade Ore	—	kst	13,692				184	175	508	478	419	372	372	369	366	365	366	370	371	514	538	466	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432
Stockpile Grade Ore	—	kst	6,296				157	313	772	420	138	94	72	57	42	39	27	26	20	364	633	364	251	167	147	148	159	195	198	181	147	126	120	110	116	120	114	131	161

Subtotal Ore	—	kst	19,987	0	0	0	341	488	1,280	898	557	466	444	426	407	404	393	396	391	878	1,171	830	679	591	556	554	568	614	619	600	563	539	524	515	527	533	532	555	593

Total	—	kst	118,489	0	0	0	10,726	3,882	4,134	18,682	1,375	862	750	674	577	532	452	437	4,806	18,436	14,706	8,658	5,114	3,563	3,041	2,615	2,251	1,925	1,568	1,246	1,033	901	806	718	712	677	625	648	681
LoM strip ratio	—	wst:ore	7.65				0.85	21.18	7.13	38.12	2.28	1.32	1.01	0.83	0.58	0.46	0.23	0.18	11.95	34.89	26.32	17.58	10.97	7.39	6.43	5.44	4.51	3.59	2.72	1.97	1.48	1.19	1.00	0.77	0.74	0.64	0.50	0.53	0.57

RoM Grade (% REO)				RoM material contains RECO3F. However, grade is reported as REO.
Mill Grade Ore	—	%	8.23%				6.31%	6.33%	6.90%	8.22%	8.87%	9.18%	9.17%	9.26%	9.34%	9.37%	9.33%	9.24%	9.28%	6.85%	6.53%	7.51%	8.35%	8.28%	8.36%	8.41%	8.36%	8.15%	8.11%	8.14%	8.21%	8.29%	8.46%	8.44%	8.32%	8.27%	8.17%	8.04%	7.91%
Stockpile Grade Ore	—	%	3.89%				3.89%	3.91%	3.73%	3.80%	3.95%	3.93%	3.95%	3.97%	3.87%	3.89%	4.29%	4.19%	3.92%	3.92%	3.79%	3.85%	3.76%	3.84%	3.95%	3.89%	3.87%	3.92%	3.98%	3.99%	4.00%	4.04%	4.04%	4.06%	4.02%	3.99%	3.96%	4.01%	4.00%

Average Grade	—	%	6.86%				5.19%	4.78%	4.99%	6.15%	7.65%	8.12%	8.33%	8.55%	8.78%	8.84%	8.98%	8.91%	9.00%	5.63%	5.05%	5.90%	6.65%	7.03%	7.19%	7.20%	7.10%	6.81%	6.79%	6.89%	7.11%	7.29%	7.45%	7.50%	7.37%	7.30%	7.27%	7.10%	6.84%

Contained Metal (klb REO)
Mill Grade Ore	—	klb	2,252,726	0	0	0	23,202	22,155	70,189	78,495	74,383	68,309	68,309	68,304	68,307	68,324	68,323	68,350	68,838	70,398	70,289	69,962	71,292	70,320	68,364	68,328	68,331	68,327	68,323	68,313	68,306	68,349	68,312	68,351	68,319	68,324	68,343	68,360	68,345
Stockpile Grade Ore	—	klb	489,558	0	0	0	12,215	24,477	57,513	31,938	10,907	7,394	5,681	4,541	3,220	3,030	2,333	2,159	1,553	28,561	47,929	28,008	18,920	12,789	11,639	11,522	12,323	15,264	15,729	14,429	11,730	10,220	9,694	8,957	9,364	9,605	9,021	10,457	12,882

Total	—	klb	2,742,285	0	0	0	35,417	46,632	127,702	110,432	85,290	75,704	73,990	72,845	71,526	71,354	70,656	70,509	70,391	98,958	118,217	97,970	90,212	83,109	80,003	79,850	80,653	83,591	84,052	82,741	80,035	78,570	78,007	77,308	77,683	77,929	77,363	78,817	81,227

Material Management
Mill Grade Stockpile
Begin Ore	—	kt	—	0	0	0	0	184	0	0	0	0	0	0	0	0	0	0	0	0	0	20	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Ore In	—	kt	13,692	0	0	0	184	175	508	478	419	372	372	369	366	365	366	370	371	514	538	466	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432
Ore to Mill	—	kt	13,692					359	508	478	419	372	372	369	366	365	366	370	371	514	518	486	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432
End Ore	—	kt	—	0	0	0	184	0	0	0	0	0	0	0	0	0	0	0	0	0	20	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Begin REO	—	klb	—	0	0	0	0	23,202	0	0	0	0	0	0	0	0	0	0	0	0	0	2,605	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
REO In	—	klb	2,252,726	0	0	0	23,202	22,155	70,189	78,495	74,383	68,309	68,309	68,304	68,307	68,324	68,323	68,350	68,838	70,398	70,289	69,962	71,292	70,320	68,364	68,328	68,331	68,327	68,323	68,313	68,306	68,349	68,312	68,351	68,319	68,324	68,343	68,360	68,345
REO to Mill	—	klb	2,252,726	0	0	0	0	45,357	70,189	78,495	74,383	68,309	68,309	68,304	68,307	68,324	68,323	68,350	68,838	70,398	67,684	72,567	71,292	70,320	68,364	68,328	68,331	68,327	68,323	68,313	68,306	68,349	68,312	68,351	68,319	68,324	68,343	68,360	68,345
End REO	—	klb	—	0	0	0	23,202	0	0	0	0	0	0	0	0	0	0	0	0	0	2,605	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Stockpile Grade		Process Mill Grade? NO
Begin Ore	—	kt	—	0	0	0	0	157	470	1,242	1,662	1,800	1,894	1,966	2,023	2,065	2,104	2,131	2,157	2,176	2,541	3,174	3,538	3,789	3,956	4,103	4,251	4,410	4,605	4,803	4,983	5,130	5,256	5,376	5,486	5,603	5,723	5,837	5,968
Ore In	—	kt	6,296	0	0	0	157	313	772	420	138	94	72	57	42	39	27	26	20	364	633	364	251	167	147	148	159	195	198	181	147	126	120	110	116	120	114	131	161
Ore to Mill	—	kt	0					0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
End Ore	—	kt	—	0	0	0	157	470	1,242	1,662	1,800	1,894	1,966	2,023	2,065	2,104	2,131	2,157	2,176	2,541	3,174	3,538	3,789	3,956	4,103	4,251	4,410	4,605	4,803	4,983	5,130	5,256	5,376	5,486	5,603	5,723	5,837	5,968	6,129

Begin REO	—	klb	—	0	0	0	0	12,215	36,691	94,205	126,142	137,049	144,444	150,125	154,666	157,885	160,915	163,248	165,407	166,960	195,521	243,449	271,457	290,376	303,166	314,805	326,328	338,650	353,915	369,643	384,072	395,801	406,022	415,716	424,673	434,037	443,642	452,662	463,119
REO In	—	klb	489,558	0	0	0	12,215	24,477	57,513	31,938	10,907	7,394	5,681	4,541	3,220	3,030	2,333	2,159	1,553	28,561	47,929	28,008	18,920	12,789	11,639	11,522	12,323	15,264	15,729	14,429	11,730	10,220	9,694	8,957	9,364	9,605	9,021	10,457	12,882
REO to Mill	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
End REO	—	klb	—	0	0	0	12,215	36,691	94,205	126,142	137,049	144,444	150,125	154,666	157,885	160,915	163,248	165,407	166,960	195,521	243,449	271,457	290,376	303,166	314,805	326,328	338,650	353,915	369,643	384,072	395,801	406,022	415,716	424,673	434,037	443,642	452,662	463,119	476,002

PROCESSING

MILL	Inputs			Model will perform sensitivities to mill capacity and metal recoveries by managing stockpiles. Mine production schedule cannot be changed in the model.
Mill Capacity	518 kst/y
REO Recovery	65% %			Recovery & concentrate grades are reported on REO basis.
Concentrate Grade	68% %
Ore Milled	—	kt	13,692	0	0	0	0	359	508	478	419	372	372	369	366	365	366	370	371	514	518	486	427	425	409	406	409	419	421	420	416	412	404	405	410	413	418	425	432
REO Grade	—	%	8.2%	0.0%	0.0%	0.0%	0.0%	6.3%	6.9%	8.2%	8.9%	9.2%	9.2%	9.3%	9.3%	9.4%	9.3%	9.2%	9.3%	6.9%	6.5%	7.5%	8.3%	8.3%	8.4%	8.4%	8.4%	8.1%	8.1%	8.1%	8.2%	8.3%	8.5%	8.4%	8.3%	8.3%	8.2%	8.0%	7.9%

Contained REO	—	klb	2,252,726	0	0	0	0	45,357	70,189	78,495	74,383	68,309	68,309	68,304	68,307	68,324	68,323	68,350	68,838	70,398	67,684	72,567	71,292	70,320	68,364	68,328	68,331	68,327	68,323	68,313	68,306	68,349	68,312	68,351	68,319	68,324	68,343	68,360	68,345
Recovered REO	—	klb	1,464,272	0	0	0	0	29,482	45,623	51,022	48,349	44,401	44,401	44,398	44,399	44,411	44,410	44,428	44,744	45,758	43,995	47,168	46,340	45,708	44,436	44,413	44,415	44,413	44,410	44,403	44,399	44,427	44,403	44,428	44,407	44,410	44,423	44,434	44,424

Begin REO	—	klb	—	0	0	0	0	0	0	623	6,644	9,993	9,394	8,795	8,192	7,592	7,003	6,412	5,840	5,585	6,343	5,338	7,506	8,846	9,554	8,990	8,403	7,818	7,231	6,641	6,044	5,443	4,870	4,273	3,701	3,109	2,519	1,942	1,376
REO Produced		klb	1,464,272	0	0	0	0	29,482	45,623	51,022	48,349	44,401	44,401	44,398	44,399	44,411	44,410	44,428	44,744	45,758	43,995	47,168	46,340	45,708	44,436	44,413	44,415	44,413	44,410	44,403	44,399	44,427	44,403	44,428	44,407	44,410	44,423	44,434	44,424
to Chemical Plant		klb	1,464,272	0	0	0	0	29,482	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
End REO		klb	—	0	0	0	0	0	623	6,644	9,993	9,394	8,795	8,192	7,592	7,003	6,412	5,840	5,585	6,343	5,338	7,506	8,846	9,554	8,990	8,403	7,818	7,231	6,641	6,044	5,443	4,870	4,273	3,701	3,109	2,519	1,942	1,376	800

				Tailings from Concentrate go to paste tailings treatment facility.

Concentrate	(dry)	kt	1,077	0	0	0	0	22	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33	33
Tailings	(dry)	kt	12,615	0	0	0	0	337	475	440	384	339	340	336	333	332	333	337	338	480	486	451	393	391	376	373	376	387	388	387	384	380	371	372	378	380	385	392	400
			0
CHEMICAL PLANT				REO production from Chemical Plant.
Annual Feed Capacity	45,000	klb/yr

Total Recovered REO	—	klb	1,372,650	0	0	0	0	29,482	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044	42,044

La2O3	32.5%	klb	445,919	0	0	0	0	9,578	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659
CeCl3	25.3%	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Ce2(CO3)3	25.3%	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Didymium Oxide	0.0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Pr2O3	4.2%	klb	57,641	0	0	0	0	1,238	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766
Nd2O3	11.3%	klb	155,158	0	0	0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753
Sm2O3	1.2%	klb	17,029	0	0	0	0	366	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522
Eu2O3	0.1%	klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42
	100.0%

Tailings	(dry)	kt	390	0	0	0	0	7	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
REO LOSS			7%

OXIDE PRODUCTS

Lanthanum Oxide		klb	445,919	0	0	0	0	9,578	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659	13,659

to Market	50%	klb	222,960	0	0	0	0	4,789	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829
to Metal	50%	klb	222,960	0	0	0	0	4,789	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829

Cerium Oxide		klb	695,531	0	0	0	0	14,939	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304	21,304

to Market	100%
Glass Products	15%	klb	104,330	0	0	0	0	2,241	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196
Water Filter	35%	klb	243,436	0	0	0	0	5,229	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456
CeCl Hexahydrate	50%	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652

Didymium Oxide		klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Metal	100%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Praseodymium Oxide		klb	57,641	0	0	0	0	1,238	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766

to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Metal	100%	klb	57,641	0	0	0	0	1,238	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766

Neodymium Oxide		klb	155,158	0	0	0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753

to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Metal	100%	klb	155,158	0	0	0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753
						0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753

Samarium Oxide		klb	17,029	0	0	0	0	366	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522

to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Metal	100%	klb	17,029	0	0	0	0	366	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522

Europium Oxide		klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42

to Market	100%	klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42
to Metal	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

SRK Consulting CONFIDENTIAL	7 of 9

Exhibit 13.1: Technical-Economic Model

COMPANY	MOLYCORP
BUSINESS UNIT	MOUNTAIN PASS PROJECT
OPERATION	42Mlb REO Production

								>> OLD MILL									END OLD MILL<< >> NEW MILL

				Pre-Production. . .				Production. . .
	value /	units /	Total	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
	factor	sensit.	or Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32

METAL PRODUCTS

METALS	—	klb	365,626	0	0	0	0	7,853	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199	11,199

Lanthanum Metal
from Chemical Plant	—	klb	222,960	0	0	0	0	4,789	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829
Process Recovery	95.0%	klb	(11,148)	0	0	0	0	(239)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)	(341)

Recovered	—	klb	211,812	0	0	0	0	4,549	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488	6,488
Conversion	0.85	klb	(31,772)	0	0	0	0	(682)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)	(973)

Lanthanum Metal	—	klb	180,040	0	0	0	0	3,867	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515

Didymium Metal
from Chemical Plant	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Process Recovery	95.0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Recovered	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Conversion	0.85	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Didymium Metal	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Praseodymium Metal
from Chemical Plant	—	klb	57,641	0	0	0	0	1,238	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766	1,766
Process Recovery	95.0%	klb	(2,882)	0	0	0	0	(62)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)	(88)

Recovered	—	klb	54,759	0	0	0	0	1,176	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677	1,677
Conversion	0.85	klb	(8,214)	0	0	0	0	(176)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)	(252)

Praseodymium Metal	—	klb	46,545	0	0	0	0	1,000	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426

Neodymium Metal
from Chemical Plant	—	klb	155,158	0	0	0	0	3,333	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753	4,753
Process Recovery	95.0%	klb	(7,758)	0	0	0	0	(167)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)	(238)

Recovered	—	klb	147,400	0	0	0	0	3,166	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515	4,515
Conversion	0.85	klb	(22,110)	0	0	0	0	(475)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)	(677)

Neodymium Metal	—	klb	125,290	0	0	0	0	2,691	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838	3,838

Samarium Metal
from Chemical Plant	—	klb	17,029	0	0	0	0	366	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522	522
Process Recovery	95.0%	klb	(851)	0	0	0	0	(18)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)

Recovered	—	klb	16,178	0	0	0	0	347	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496	496
Conversion	0.85	klb	(2,427)	0	0	0	0	(52)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)	(74)

Samarium Metal	—	klb	13,751	0	0	0	0	295	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421

				0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ALLOY PRODUCTS

ALLOYS	—	klb	642,247	0	0	0	0	12,963	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668

Lanthanum Metal
to Market	100%	klb	180,040	0	0	0	0	3,867	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515
to Alloy	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Didymium Metal
to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Alloy	100%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium Metal
to Market	—	klb	8,315	0	0	0	0	233	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255
to Alloy	—	klb	38,230	0	0	0	0	767	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171
Neodymium Metal
to Market	—	klb	22,450	0	0	0	0	628	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688
to Alloy	—	klb	102,840	0	0	0	0	2,063	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149
Samarium Metal
to Market	0%	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
to Alloy	100%	klb	13,751	0	0	0	0	295	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421

						0	0	295	421
NdFeB Magnet Alloy	18,000	Sales Forecast		Note: Market determines desired NdFeB Magnet Production.
Neodymium	0.729	klb	102,840	0	0	0	0	2,063	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149	3,149
Praseodymium	0.271	klb	38,230	0	0	0	0	767	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171	1,171

Didymium Metal	24%	klb	141,070	0	0	0	0	2,830	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320	4,320
Purchased Metals
Dysprosium	4%	klb	23,512	0	0	0	0	472	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720	720
Iron	60%	klb	352,676	0	0	0	0	7,076	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800	10,800
Cobalt	10%	klb	58,779	0	0	0	0	1,179	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800
Copper	1%	klb	5,878	0	0	0	0	118	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180
Boron	1%	klb	5,878	0	0	0	0	118	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180	180

NdFeB Magnet Alloy	—	klb	587,793					11,793	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000

Sm2Co17 Magnet Alloy
Samarium Metal	—	klb	13,751	0	0	0	0	295	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421	421
Process Recovery	99.00%	klb	(138)	0	0	0	0	(3)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)

Sm2Co17 Magnet Alloy	25%	klb	13,614	0	0	0	0	292	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417	417
Purchased Metals
Iron	12%	klb	6,535	0	0	0	0	140	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200	200
Cobalt	50%	klb	27,227	0	0	0	0	585	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834	834
Copper	10%	klb	5,445	0	0	0	0	117	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167	167
Zr	3%	klb	1,634	0	0	0	0	35	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50	50

Sm2Co17 Magnet Alloy	—	klb	54,454	0	0	0	0	1,170	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668

PRODUCTS TO MARKET

Oxide Products
Lanthanum Oxide	—	klb	222,960	0	0	0	0	4,789	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829	6,829
Ce — Glass Products	—	klb	104,330	0	0	0	0	2,241	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196	3,196
Ce — Water Filters	—	klb	243,436	0	0	0	0	5,229	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456	7,456
Ce — Hexahydrate	—	klb	347,766	0	0	0	0	7,469	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652	10,652
Europium Oxide	—	klb	1,371	0	0	0	0	29	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42	42

Oxides	—	klb	918,491	0	0	0	0	19,728	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133	28,133
Metal Products
Lanthanum	—	klb	180,040	0	0	0	0	3,867	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515	5,515
Didymium	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Praseodymium	—	klb	8,315	0	0	0	0	233	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255	255
Neodymium	—	klb	22,450	0	0	0	0	628	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688	688
Samarium	—	klb	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Metals	—	klb	210,805	0	0	0	0	4,727	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458	6,458
Alloy Products
NdFeB Alloy	—	klb	587,793	0	0	0	0	11,793	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000
Sm2Co17 Alloy	—	klb	54,454	0	0	0	0	1,170	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668	1,668

Alloys	—	klb	642,247	0	0	0	0	12,963	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668	19,668

SRK Consulting CONFIDENTIAL	8 of 9

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 128
14	Project Planning
14.1	Project Organizational Structure
The management team will consist of senior engineering and project managers reporting to the Molycorp executive management structure. The project management team will consist of dedicated project team members as well as certain Mountain Pass facility managers. The following project organization chart is a high level view of the project management structure. The named individual managers are key Molycorp staff each of whom is currently involved with the project development.

The objectives of the Molycorp management team are as follows:
•	Coordinate the various interrelated processes of the proposed project;

•	Identification of all required work for successful project completion;

•	Ensure that each part of the project is completed on time and within budget;

•	Ensure that activities satisfy the needs of the project;

•	Ensure the most effective use of people and resources;

•	Promote communication among team members; and

•	Ensure that risks are identified, analyzed, and resolved.
The management team will utilize proper cost and schedule control, and risk management techniques in order to mitigate cost overruns and schedule delays.
Chief Executive Officer (Mark Smith, Esq.): The Chief Executive Officer is a member of the Molycorp executive management team and will ensure that the management team receives the full support and commitment of the organization. The Project Director is ultimately responsible for the success of the project to the Molycorp Mineral, LLC shareholders.
Project Manager (John Burba, PhD.): The Project Manager is the top level of the project operational management team with responsibility for the complete execution of the project. The Project manager will coordinate the project management activities with the facility management and head office administration and executive management.
Facility Manager (Rocky Smith): The Facility Manager is responsible for the daily operation of the Mountain Pass facility. Since this Project is closely connected to the current facility operations the integration of facility and construction management is a key element. The Facility Manager will also provide operational support for commissioning and start-up activities.
Project Site Manager (Conrad Brock O’Kelley): The Site Project Manager is responsible to manage and coordinate the project engineering, construction, and commissioning of the project. The Site Project Manager will be resident at site throughout the project and will oversee the daily management of the project and the associated third party companies.
Operations (John Benfield): The Operations Manager will report to the Facilities Manager. The Operations Manager will coordinate the Mountain Pass facility personnel as required to support construction interconnection to the existing facility, commissioning and start-up.
Health and Safety (John Espinoza): The Safety Manager will report to the Facilities Manager. The Safety Manager will ensure that the Project construction team adheres to the various State, Federal, MSHA, and OSHA requirements, in addition to the Molycorp safety policies and procedures.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 129
Environmental (Scott Honan): The Environmental Manager will report to the Facilities Manager. The Environmental Manager will ensure that the Project construction team adheres to the Molycorp environmental policies and procedures, and the various Federal, State, and local environmental requirements.
14.2	Operational Management Structure
Figure 14.1 and Figure 14.2 present the operations-level organization chart for manufacturing, business development and technology.
14.3	Project Schedule
Figure 14.3 presents a Gantt chart for project start-up. Milestones in the project-start-up schedule include:
•	Existing permit authorizations include pre-stripping of overburden; therefore, the pre-stripping activity has an early start in late 2010 with completion in 2011;

•	Environmental approval for land-use change related to the new extraction and separation facilities is expected in 4Q 2010;

•	Start-up commissioning and verification of the process systems will start in 1Q 2012; and

•	Target completion of commissioning activities by start of 3Q 2012.

SRK Consulting	April 28, 2010

Project Director
Project Manager
Facility Manager
Project Site Manager
Safety and QA/QC
Administrative Manager
Operations
Environmental
Health and Safety

SRK Consulting Engineers and Scientists	Mountain Pass Mine, California	Project Organization Chart
SRK Job No.: 190600.060		
File Name: Figure_14.1.doc		Date: 20091222 · Approved: TB · Figure: 14.1

Molycorp Business Development and Technology
Molycorp Manufacturing Operations (Figure 14.1)
Molycorp Sales
K. Hassler Product Development
B. O'Kelley Process Technology
Global Sales Industrial Process Water
Global Sales Potable Water
Biological Lab Cascade Design
Rob Cable Energy
Industrial Process Water Project Mgr.
Laboratory Whitehead
B. Chamberlain Potable Water
S. Trotz Regulatory
J. Pasco Separations/Inorganic
Mill Metallurgist
Process Development/ Definition/Cost Evaluation Manager
J. Lupo Process Definition (Transition to Business Development)
P. Parasugo Process Chemistry and Definition
Process Engineering, Pilot Production Leader
Plant Start Up and Technical Support Function
Analytical Technology Leader

SRK Consulting
Engineers and Scientists

SRK Job No.: 190600.050

File Name: Figure 14.2.docx

Mountain Pass, California

Figure 14.2
Business Development and Technology Organization Chart

Date: Feb 2010 | Approved: THB | Figure: 14.2

ID	Task Name
1	**PROJECT START**
2	**PRELIMINARY ENGINEERING PHASE**
3	Process Design Preliminary Engineering
4	Infrastructure Power Equipment Selection
5	Prepare State Envr & Regulatory Permit Applications
6	Infrastructure Preliminary Engineering
7	Negotiate License Agreements
8	CEQA Review Process (Preliminary Phase)
9	Submit State Envr & Regulatory Permit Applications
10	Execute Pipeline Agreement MOU
11	CEQA Preliminary Review Complete
12	**DETAILED ENGINEERING PHASE**
13	Environmental & Regulatory Permits
14	CEQA Review Process (Final Phase)
15	Milestone Receive State Environmental & Regulatory Permits
16	Milestone CEQA Final Review Complete
17	**Detailed Engineering & Design**
18	Process Schematic Design
19	Process Design Development
20	Continue Process Design Development
21	Prepare Civil Structural Construction Drawings
22	Prepare Construction Specifications
23	Milestone Issue 30% Engineering Drawings
24	Milestone Issue Civil Structural Construction Package
25	**Procurement of Equipment, Controls, & Ancillary Supplies**
26	**Procure Long Lead Equipment**
27	Produce Long Lead Equipment Shop Drawings
28	Milestone Receive Long Lead Equipment Shop Drawings
29	**Primary Detailed Engineering Complete**
30	**CONSTRUCTION PHASE**
31	**Detailed Engineering & Design**
32	Detailed Design
33	Mechanical & Electrical Construction Drawings
34	Issue 90% Design Drawings
35	**Procurement of Equipment, Controls, & Ancillary Supplies**
36	**Procure Long Lead Equipment**

2010
2011
2012
2013
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar A

SRK Consulting (U.S.), Inc.
Schedule Date: Feb 26, 2010

Sheet 1 of 2

Figure 14.3
Project Start-Up Schedule
Mountain Pass Mine and Processing Facility

ID	Task Name
37	Manufacture & Deliver Long Lead Equipment
38	Milestone Equipment Delivered to Site (Long Lead)
39	Procure Balance of Plant Equipment
40	Order Balance of Plant Equipment
41	Produce Long Balance of Plant Shop Drawings
42	Manufacture Balance of Plant Equipment
43	Milestone Equipment Delivered to Site
44	Installation & Integration
45	Mobilize to Site
46	Civil Work
47	Structural Work
48	Infrastructure Installation
49	Long Lead Equipment Installation
50	Balance of Plant Equipment Installation
51	Mechanical & Electrical Construction
52	Pre-Commissioning
53	Milestone Civil Structural Work Complete
54	Milestone System Installation Complete
55	Milestone Turnover to Commissioning Team
56	Construction Phase Complete
57	STARTUP COMMISSIONING & VERIFICATION PHASE
58	Detailed Engineering & Design
59	Prepare As Built Drawings
60	Issue As Built Drawings
61	Commissioning, Shakedown & Startup
62	Verification of Pre-Commissioning Data
63	Static Testing of Systems
64	Operational Testing of Individual Systems
65	Operational Testing of Total System
66	System Performance Verification
67	Milestone Static Testing Completion
68	Milestone Start Plant Operations
69	Milestone Installed System Shakedown Complete
70	Milestone Turnover to Operations Team
71	Milestone Start Commercial Operation
72	Milestone Project Complete

2010
2011
2012
2013
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar

SRK Consulting (U.S.), Inc.
Schedule Date: Feb 26, 2010
Sheet 2 of 2
Figure 14.3
Project Start-Up Schedule
Mountain Pass Mine and Processing Facility

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 133
15	Conclusions
The technical basis for re-start of the Mountain Pass Project relies substantially on recent and historical performance data for mining, milling and processing activities. The mineralized material model confirms that a significant volume of bastnasite mineralization remains in place. The proposed mine plan is consistent with historical mining practices which required periodic campaigns of overburden removal at a high stripping ratio. Molycorp will continue to apply selective mining methods that allow identification of target grade material and minimization of deleterious materials. Given the sophisticated on-site laboratory and experienced analytical staff, Molycorp can provide rapid turnaround times for assay results and facilitate the selective mining method.
The new extraction and separation facilities and associated infrastructure represent an enhancement to historical operating practices at the site. The planned capital investment includes significant upgrades to process water and reagent handling systems that will improve the site-wide water balance and reagent consumption.
In preparation of this engineering study, SRK provided Molycorp with specific recommendations to improve or maintain geological datasets, perform in-fill drilling to re-assess the inferred resource category, and to reduce uncertainty in the mineral reserve statement. Molycorp was responsive to each recommendation.
As of the date of this engineering study, development drilling continues at the project. As new geological information becomes available, Molycorp will re-assess the basis of the current mineral reserve statement. Geotechnical data from the in-fill drilling program will be used to re-evaluate the open pit design parameters. Molycorp continues to optimize and update to process and mining activities as part of the design effort. Estimated process recoveries in the re-furbished mill will likely increase beyond the historical estimate of 65% as the mill returns to a steady-state operating condition and Molycorp staff optimize the process improvements demonstrated in 2001 and 2002.
Finally, the confidential agreements associated with the oxides to metals and alloys conversion process prevent full disclosure in this engineering study.

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 134
16	Abbreviations

Abbreviation	Unit or Term
AA	atomic absorption
BLM	(U.S.) Bureau of Land Management
CEQA	California Environmental Quality Act
CHP	Combined Heat and Power or Cogeneration Facility
CIM	Canadian Institute of Mining and Metallurgy
°C	degrees Centigrade
CUP	Conditional Use Permit
CoG	cut-off grade
CRec	core recovery
°	degree (degrees)
dia.	diameter
EIR	Environmental Impact Report
FCC	fluid catalytic cracking
ft	foot (feet)
ft2	square foot (feet)
ft3	cubic foot (feet)
g	gram
gpm	gallons per minute
HDPE	High Density Polyethylene
hp	horsepower
HRSG	Heat Recovery Steam Generation
ICP	induced-couple plasma
ICP-MS	Induced-couple plasma – mass spectrometry
ID2	inverse-distance squared
IMC	Independent Mining Consultants, Inc.
klb	thousand pounds
kt	thousand short tons
kt/day	thousand short tons per day
kt/yr	thousand short tons per year
kV	kilovolt
kW	kilowatt
kWh	kilowatt-hour
kWh/t	kilowatt-hour per short tons
lb	pound
lb/yr	pound per year
LoM	Life-of-Mine
LRWQCB	Lahontan Regional Water Quality Control Board
MCA	Molybdenum Corporation of America
mg/L	milligrams/liter
mi	mile
Mlb	million pounds
Mt	million short tons

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 135

Abbreviation	Unit or Term
MW	million watts
NI 43-101	Canadian National Instrument 43-101
NIB	Neodymium-Iron-Boron
%	percent
PLC	Programmable Logic Controller
ppb	parts per billion
ppm	parts per million
PTSF	Paste Tailings Storage Facility
QP	Qualified Person
QA/QC	Quality Assurance/Quality Control
REE	Rare Earth Element
REO	Rare Earth Oxide
RC	reverse circulation rotary drilling
RoM	Run-of-Mine
SCE	Southern California Edison
sec	second
SEC	Securities Exchange Corporation
SG	specific gravity
SMARA	Surface Mining and Reclamation Act
SMU	Selective Mining Unit
SX	Solvent Extraction
t	short ton (2,000 pounds)
t/hr	short tons per hour
t/day	short tons per day
t/yr	short tons per year
TSF	tailings storage facility
TSP	total suspended particulates
µm	micron or microns, micrometer or micrometers
USGS	United States Geological Survey
V	volts
W	watt
XRD	x-ray diffraction
XRF	X-Ray Fluorescence
yr	year

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 136
17	References
—, 1989, Carbonatites: genesis and Evolution, Keith Bell, Editor, Unwin Hyman, London, England 618p.
Castor, S.B., 1988, Some new information on the geology of the Mountain Pass lanthanide orebody – 1984-1988, unpublished internal report prepared for Molycorp Inc., February 19, 1984, pp 22.
Castor, S.B., 2008, The Mountain Pass rare-earth carbonatite and associated ultrapotassic rocks, California, The Canadian Mineralogist, Vol. 46, pp. 779-806.
Cole, 1974, pg. 49, Section 4.4
Couzens, 1997, pg. 49, Section 4.4
DeWitt, E., Kwak, L.M., and Zartman, R.E., 1987, U-Th-Pb and 40Ar/39Ar dating of the Mountain Pass carbonatite and alkalic igneous rocks, southeastern California, Geological Soviety of America Abstracts with Programs, Vol. 19, No. 7, pp. 642.
ENSR, 2003, “Draft Environmental Impact Report for Molycorp, Inc. Mountain Pass Mine 30-Year Plan”, ENSR Document No. 1991-003-200, dated April 2003.
Geomega, 2000, Groundwater Hydrology and Modeling Investigation of Molycorp Mountain Pass Mine and Mill Site, Mountain Pass, California. Prepared for Molycorp, Inc., February 10.
Geomega, 2001, Mountain Pass Pit Lake Water Quality Prediction, Prepared for Molycorp, Inc.
Golder Associates Inc. (Golder), 2002a, “Final Report, Feasibility Design of Paste Tailings Management Facility for Molycorp’s Lanthanide Group Operations, Mountain Pass, California,” Golder Project No. 013-2309, dated July 26, 2002.
Haxel, G.B., 2004, Ultrapotassic mafic rocks and rare-earth element- and barium-rich carbonatite at Mountain Pass, Mojave desert, southern California: summary and field trip locality: in Hoag, C.K. and Maher, D. editors, Field Guide to Mountain Pass, California and the Searchlight District, Nevada, Arizona Geological Society, 67 pp.
IMCOA, 2009, “Future Rare Earth Prices Forecast for Molycorp Minerals LLC,” September.
Johnson, J. et al, (2004), “Paste Tailings Management Alternative Study Results for Molycorp’s Lanthanide Group Operations in Mountain Pass, California” published in the 2004 SME Annual Meeting, Denver, Colorado.
Lilburn, 2005, “Final Mine and Reclamation Plan for the Mountain Pass Mine”, 2004M-02, CA Mine ID#91-36-0002. January.
Mariano, 1977, pg. 36, Section 3.4.2
Modreski, P.J., Armbrustmacher, T.J., and Hoover, D.B, 1995, Carbonatite Deposits Model 10; Singer, 1986a, in: Preliminary compilation of descriptive geoenvironmental mineral

SRK Consulting	April 28, 2010

Molycorp Minerals, LLC
Engineering Study for Re-Start of the Mountain Pass Mine and Processing Facility	Page 137
deposit models, U.S. Geological Survey, Open-File Report 95-831, Edward A. du Bray, Editor, pp. 47-49, accessed at http://pubs.usgs.gov/of/1995/ofr-95-0831/CHAP6.pdf.
Molycorp, Inc., 2003, Draft Environmental Impact Report for Molycorp, Inc., Mountain Pass Mine, prepared for County of San Bernardino, California, pp 551.
Molycorp, Inc. 2009, “Affidavit of Payment of Maintenance Fees and Intention to Hold Mining Claims and Millsites (Assessment Year 2010)”, recorded in Official Records, County of San Bernardino.
Nason, 1991, pg. 49, Section 4.4
Nason, G., 2009, Personnal Communication.
Olson, J.E., Shawe, D.R., Pray, L.C., and Sharp, W.N., 1954, Rare-earth mineral deposits of the Mountain Pass district, San Bernardino County, California , U.S. Geological Survey Professional Paper 261, 75 pp.
Peterson, FF, 1981, Landforms of the Basin and Range Province, Defined for Soil Survey Technical Bulletin 28. Nevada Agricultural Experiment Station. University of Nevada-Reno
Roskill Consulting Group Ltd, 2009 “Molycorp: A forecast of supply and demand prices for selected rare earths” September.
Singer, 1986
Sherer, 1979, pg. 30, Section 3.2.4
SRK, 2009, Technical Report on Resouces, Mountain Pass Rare Earth Element Project, SRK Project No. 190600.020, Unpublished, 93p.
USGS 2010, “Mineral Commodity Summaries 2010”, U.S. Government Printing Office, Washington, January 26.
Wooden, J.L., and Miller, D.M., 1990, Chronologic and isotopic framework for Early Proterozoic crustal evolution in the eastern Mojave Desert region, southeastern California, Journal of Geophysical Research, Vol. 95, No. B12, pp. 20, 133-20, 146.
Zimmerman, M., California metal mine regains lustre, LA Times, October 14, 2009.

SRK Consulting	April 28, 2010

Appendix A: Contributor Consent Forms

I, Stan Meyer, P.E., do hereby certify that:
1.	I am a Principal of:
M&K Chemical Engineering Consultants, Inc. 1635 West First Street, Suite 300 Granite City, IL 62040
2.	I am responsible for the process description provided in Section 7.2 Extraction and Separation Facilities as well as the relevant portions of Section 11 Capital and Operating Costs of the report titled “Engineering Study for Re-Start of the Mountain Pass Rare Earth Element Mine and Processing Facility” and dated February 17, 2010 (the “Report”) relating to the Mountain Pass property in California.
3.	I consent to the filing of Section 7.2 Extraction and Separation Facilities as well as the relevant portions of Section 11 Capital and Operating Costs of the Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public.
4.	As of the date of this consent, to the best of my knowledge, information and belief, Section 7.2 Extraction and Separation Facilities as well as the relevant portions of Section 11 Capital and Operating Costs of the Report contain all scientific and technical information that is required for public disclosure.
          Dated this 16th Day of February, 2010.

Stan Meyer, P.E.
1635 W 1st Street, Suite 300
Granite City, Illinois 62040
(618) 451-5150
(618) 451-5151 Fax

CONTRIBUTOR CONSENT
I, Garen Demirchian, P.E., do hereby certify that:
1.	I am a Principal of:
R.G. Vanderweil Engineers, LLP 274 Summer Street Boston, MA 02210
2.	I am responsible for the technical description provided in Section 9.3 Combined Heat and Power/Cogen Facility and the Opinion of Probable Cost presented in Table 1 of the Report titled “Engineering Study for Re-Start of the Mountain Pass Rare Earth Element Mine and Processing Facility” and dated February 17, 2010 (the “Report”) relating to the Mountain Pass property in California.
3.	I consent to the filing of Section 9.3 Combined Heat and Power/Cogen Facility as well as the opinion of probable cost presented in Table 1 of the Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public.
4.	As of the date of this consent, to the best of my knowledge, information and belief, Section 9.3 Combined Heat and Power/Cogen Facility as well as the opinion of probable cost presented in Table 1 of the Report is true and correct in all material respects.
Dated this 26th Day of February, 2010.

Garen Demirchian, P.E.